UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3 TO
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

MineralRite Corporation
(Exact name of registrant as specified in its charter)

Texas	90-0315909
(State or other jurisdiction of Incorporation or organization)	(I.R.S Employer Identification No.)

325 N. St. Paul Street – Suite 3100 Dallas, Texas 75201
(Address of principal executive offices, zip code)
(469) 881-8900
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act
None

Securities registered pursuant to Section 12(g) of the Act
Common stock
Series A Preferred
Series B Preferred
Series C Preferred
Series D Preferred
Series NMC Preferred

Indicate by check mark whether the registrant a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Cautionary Note on Forward-Looking Statements

This Form 10 Registration Statement contains information that may not be historical facts but should be considered to be “forward-looking statements” as that term is defined by the federal securities laws. All forward-looking statements are based upon current expectations and various assumptions and apply only as of the date that this document is written. The Company’s expectations, beliefs, and projections are expressed in good faith, and the Company believes there is a reasonable basis for them. However, there can be no assurance that these expectations, beliefs and projections will be achieved or if they are achieved that the forward-looking statements contained herein will come to fruition.

Forward-looking statements are generally identified by the words “may”, “will”, “could”, “would”, “should”, “expect”, “intend”, “plan”, “anticipate”, “hope”, “believe”, “estimate”, “predict”, “likely”, “project”, “potential”, “continue”, “ongoing”, “forecast”, “strategy” as well as variations of such words or similar expressions.

Forward-looking statements involve known and unknown risks, future risks, uncertainties, matters which are beyond the Company’s control, and any or all of these or other factors could cause actual results or plans to differ materially from those expressed, implied or contemplated. The forward-looking information is based on various factors, including but not limited to, economic, legislative, industry, and other circumstances, and is derived using numerous assumptions. The identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the likelihood of achieving the performance enumerated in those forward-looking statements.

These forward-looking statements reflect the Company’s current views about future events and are subject to risks, uncertainties and assumptions. Forward-looking statements include, but are not limited to, statements concerning the Company’s

●	business plans and strategy;
●	projected profitability, performance, or cash flows;
●	future capital expenditures;
●	growth strategy, including the ability to grow organically and through mergers and acquisitions(“M&A”);
●	anticipated financing needs;
●	business trends;
●	capital allocation strategy;
●	liquidity and capital management; and
●	other information that is not historical information.

There are a number of risks, uncertainties, and other important factors that could cause actual results to differ materially from those suggested by the Company’s forward-looking statements, including, but not limited to, those set forth in “Item 1. Business” and “Item 1A. Risk Factors” of this Form 10 Registration Statement. All forward-looking statements are expressly qualified in their entirety by such cautionary statements. The Company undertakes no obligation to update, revise or publicly release the results of any revision to any forward-looking statements that have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as may be required by law. Given these risks and uncertainties, investors are cautioned not to place undue reliance on such forward-looking statements.

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Item 1. Business

Company Background, History and Operations.

MineralRite Corporation (“MineralRite”, the “Company” and “RITE”) was incorporated in Nevada on October 22, 1996, and has undergone a number of name changes: changes in business focus, changes of control, changes in trading symbols and changes in domicile over its multi-decade existence.

Coincident with many of the changes of control, management has refocused the Company's operations into different business sectors, including the e-learning business, the maritime business, the oil business and the Company's present business which is focused on the minerals and mining business.

The Company has traded under the ticker symbols MNOC, PSUY, RYQG, and presently trades under the symbol RITE.

In 2021, the Company underwent an F Reorganization Merger Re-domicile into the State of Texas.

The Company’s principal executive offices are located at 325 N. St. Paul Street, Suite 3100, Dallas TX 75201, telephone: (469) 881-8900. The Company’s website address is www.mineral-rite.com.

Due to the intertwining history of the legal entities that share the ancestral roots of the present-day Company, the following naming convention has been adopted:

●	The “NV entity” refers to the entity which was originally incorporated in the State of Nevada on October 22, 1996, under the name K.A.S.H. Capitol, Inc.
●	The “Public entity” refers to the NV entity after it filed Form 10-12G with the SEC to become fully reporting on October 20, 1999.
●	The TX entity refers to the entity which was originally incorporated in the State of Texas on October 30, 2002, under the name of Southern Cars & Trucks, Inc.

Detailed Administrative History.

●	The NV entity was incorporated as on October 22, 1996, with 25,000 authorized common shares.
●	The NV Entity underwent a change of control on October 24, 1996.
●	The NV entity underwent a 1 to 1,000 forward split on May 6, 1999.
●	The NV entity changed its name to PSM CORP on July 9, 1999, and increased authorized common shares to 100,000,000.
●	The NV entity filed Form 10-12G with the SEC to become a fully reporting company on October 20, 1999.
●	The Public entity changed its name to PSM CORP. (NEVADA) on October 22, 1999.
●	The Public entity changed its name to Mentor On Call, Inc. and underwent a 1 to 9 forward split on January 11, 2000; and on or around this date was assigned the ticker symbol MNOC.
●	The Public entity merged with Mentor On Call, Inc., a Barbadian International Business Corporation, on January 15, 2000, and underwent a change of control.

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●	The Public entity underwent a 100 for 1 reverse split on October 1, 2002.
●	The Public entity changed its name to Platinum SuperYachts, Inc. on October 3, 2002; and on or around this date was assigned the ticker symbol PSUY.
●	The TX entity was incorporated as Southern Cars & Trucks, Inc. on October 30, 2002, with 100,000 authorized common shares.
●	The Public entity merged with SuperYachts Holdings, Inc., a NV company, on November 15, 2002, and underwent a change of control.
●	During the third quarter of 2005, the Public entity changed focus from the maritime business to the oil business, culminating in a change of control on October 4, 2005.
●	The Public entity changed its name to Royal Quantum Group Inc. on November 23, 2005; increased authorized common shares to 500,000,000 and preferred shares to 10,000,000; and, on or around this date was assigned the ticker symbol RYQG.
●	On August 31, 2012, the Public entity underwent a 50-for-1 reverse stock split of its common stock
●	The Public entity changed its name to MineralRite Corporation on September 18, 2012.
●	The Public entity changed its name to Royal Quantum Group Inc. on October 5, 2012.
●	The Public entity changed its name to MineralRite Corporation on October 18, 2012.
●	In the period of August to October of 2012, the Public entity changed focus from the oil business to the mineral and mining business, culminating in a change of control on October 30, 2012.
●	On December 3, 2012, the Public entity's trading symbol was changed from RYQG to RITE.

●	On June 28, 2013, the Alberta Securities Commission entered a Cease Trade Order against the Public entity for failure to file certain periodic disclosure documents for the periods ending September 30, 2012, December 31, 2012, and March 31, 2013.

●	On July 10, 2014, the Public entity filed a Certificate of Designation and authorized 50,000,000 preferred shares broken into four different series, A, B, C, and Undesignated, with 105,000, 33,000, 100,000, and 49,762,000 authorized preferred shares, respectively.

●	On August 26, 2014, the Public entity filed Amended and Restated Articles and increased authorized common shares to 5,000,000,000.

●	On November 5, 2014, the SEC instituted Administrative Proceedings (File No. 3-16256 as reported in Release No. 73525) pursuant to Section 21(c) of the Securities Exchange Act of 1934 and (i) issued an order against the Public entity; (ii) made findings; (iii) imposed a cease-and-desist order for failing to file Form 8-Ks disclosing two unregistered sales of equity securities and failure to file a Form 8-K disclosing a financing agreement; and (iv) assessed a penalty of $25,000.

●	On February 16, 2018, the Public entity filed Form 15 - Certification and Notice of Termination of Registration Under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports Under Sections 13 and 15(d) of the Securities Exchange Act of 1934 with the SEC and officially terminated its requirement to timely file reports.

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●	On April 7, 2021, the Public entity filed a Certificate of Merger with the Texas Secretary of State to effectuate an F Reorganization Merger Re-domicile whereby it merged into a Texas entity named Southern Cars & Trucks, Inc.; increased its authorized common shares from 5,000,000,000 to 20,000,000,000; aligned its Series C preferred share designation to reflect the contractual terms under which the shares had been issued; and renamed the surviving Texas entity so as to retain the MineralRite Corporation name.
●	On November 17, 2021, the Nevada entity was merger-dissolved pursuant to the April 7, 2021, Certificate of Merger and the Plan of Merger upon which the Certificate of Merger was based.
●	On October 25, 2023, the Public entity underwent a change of control by virtue of the acquisition by the Company’s current president of a controlling interest in the Company from the former president.
●	On February 21, 2024, the Public entity filed Restated Articles of Formation with the Texas Secretary of State pursuant to the April 7, 2021, Certificate of Merger and the Plan of Merger upon which the Certificate of Merger was based.
●	On March 20, 2024, the Public entity filed a Change of Control Application with OTCMarkets.com. This application was approved on April 5, 2024.
●	On March 22, 2024, the Public entity filed CASE # CAS14001S0O9O6S9 with FINRA to properly recognize the F Reorganization that the Public entity underwent on April 7, 2021. This matter is still pending.
●	On April 4, 2024, the Public entity filed a Certificate of Correction with the Texas Secretary of State correcting various inaccuracies contained on Texas Form 622 Certificate of Merger Combination Merger Business Organizations Code, commonly known as the Certificate of Merger that were filed with the Texas Secretary of State on April 7, 2021, pursuant to the Plan of Merger of the same date.
●	On September 12, 2024, the Public entity filed an application for revocation of the Cease Trade Order which was entered against it by the Alberta Securities Commission on June 28, 2013. This matter is still pending.
●	On December 18, 2024, the Public entity filed Restated Articles of Formation with the Texas Secretary of State (i) to clarify the language used in the designation of certain rights and preferences of certain series of preferred stock and (ii) to designate two additional series of preferred stock, Series D and Series NMC, which were designed for use to effectuate a forthcoming acquisition and a subsequent capital raise.

Relevant Operating History.

Following the change of control that brought the Company into the mineral and mining business, on March 1, 2013, the Company acquired 100% of the total shares outstanding of Goldfield International, Inc. (“Goldfield”) in exchange for issuing 2,000,000 shares of its common stock. The acquisition was based on the fair value of the shares issued amounting to $900,000. During the time that Goldfield was owned by the Company, the two companies consolidated financial statements and eliminated all material intercompany transactions. Goldfield was in the business of manufacturing gold mining equipment.

On January 1, 2015, the Company entered into a Security Agreement with the managers of Goldfield to settle various outstanding financial matters, including but not limited to promissory notes that had been issued to reimburse the parties for loans that they had made to cover operational costs that were secured by the assets of Goldfield.

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In June 2015, the Company entered into a joint venture agreement with MEK Mining (“MEK”) to mine gold ore on leased acreage in Ghana. For $150,000, the Company acquired a fifty (50%) percent interest in the joint venture which has a twenty (20%) percent participation interest in the production and sale of the indicated gold ore. The Company accounted for its investment in MEK under the equity method pursuant to ASC Topic 323-30. This operation was in production during 2015 until government regulations were changed and mining in Ghana was shut down. MEK is based out of Russia, and despite there being no direct U.S. sanctions targeting Russia's precious metals mining sector, U.S. companies operating in or engaging within this sector faced a complex array of challenges, such as sanctions levelled against key Russian figures and entities, heightened geopolitical tensions, reputational considerations, and operational hurdles arising from broader international sanctions. These factors collectively influenced decisions for many companies, including MineralRite, to cease mining activities in Russia or to sever business ties with Russian companies involved in the precious metals industry. The MEK project was terminated, and the Company’s investment was written off pursuant to ASC Topic 205-20 “Discontinued Operations”.

On July 15, 2015, pursuant to the aforementioned Security Agreement dated January 1, 2015, the Company transferred the legal entity, the equipment manufacturing operations, including related assets and liabilities, to the managers of Goldfield in exchange for the cancellation of the promissory notes that had been issued to the parties, the assumption of various Goldfield related liabilities, and the return of 17,500 shares of Series B preferred that had been exchanged (on July 10, 2014) for the common shares that had been issued (on October 30, 2012) as payment for the services the managers would be performing pursuant to the acquisition of Goldfield. For financial statement presentation purposes, the equipment manufacturing activities for 2015, and assets and liabilities directly relating to the operation, were accounted for pursuant to ASC Topic 205-20 “Discontinued Operations”.

On February 16, 2018, the Company filed Form 15 - Certification and Notice of Termination of Registration Under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports Under Sections 13 and 15(d) of the Securities Exchange Act of 1934 with the SEC and officially terminated its requirement to timely file reports.

On April 7, 2021, the Company filed a Certificate of Merger with the Texas Secretary of State to effectuate an F Reorganization Merger Re-domicile whereby the Company was merged into Southern Cars & Trucks, Inc. (the survivor) pursuant to the Plan of Merger and in the process (a) adopted a Certificate of Formation synonymous with those of the predecessor Nevada entity, as adjusted for state specific language; (b) adopted a capital structure synonymous with that of the predecessor Nevada entity with three notable exceptions: (i) the number of authorized shares of common stock was set at twenty billion (20,000,000,000) shares; (ii) the par value of all classes and series of stock was set at no par value; and (iii) the voting and conversion rights of the Series C Preferred stock was adjusted such that one (1) share of Series C Preferred stock was awarded 400,000 votes and was convertible into 400,000 shares of common stock which aligned the capital structure to the contractual rights under which the outstanding shares had been issued; (c) changed its name to MineralRite Corporation; and (d) cancelled the outstanding share of Southern Cars & Trucks, Inc. Because the sole officer and sole director of MineralRite Corporation (Nevada) was also the sole officer and sole director of Southern Cars & Trucks, Inc.; and because the shares of MineralRite Corporation were exchanged 1-for-1 with the shares of Southern Cars & Trucks, Inc.; and because all of the assets and liabilities of MineralRite were transferred to Southern Cars & Trucks, Inc., the transaction was accounted for as an F Reorganization Merger Re-domicile. Coincident with this change, the Company also changed its principal address to 539 W. Commerce St. #1838, Dallas Texas 75208.

Upon completing the 2021 F Reorganization Merger Re-domicile, the Company continued to pursue merger acquisition candidate negotiations while simultaneously working to bring the Company current. It was during this period of time that the Company’s current president, and others, were first engaged as consultants by the Company.

On October 25, 2023, the Company’s current president executed an option with the Company’s former president to purchase the former president’s holdings in the Company. Under the terms of that option, the Company’s current president was immediately granted voting rights to those holdings. Coincident with that action, the former president resigned his position as sole member of the Company's Board of Directors and, in accordance with the Company’s terms of corporate governance, installed the Company’s current president as his replacement to serve out the remainder of his term on the Board thereby effectuating a Change of Control. Subsequent to these actions, the Company’s current president was installed as acting president of the Company; and since that time, his role has been upgraded to president of the Company.

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Current Operations.

Immediately upon assuming his role, RITE’s current president undertook a thorough examination and analysis of the Company’s books and records so that he would be able to attest to the accuracy of the Company’s financial statements and other corporate representations that his role as president would require him to make on behalf of the Company. In this undertaking he also engaged legal, accounting and other professionals to work with him when and as needed. As issues were discovered, requisite filings and adjustments were made accordingly. The expectation was that this clean-up process would be fully completed by December 31, 2024, and it was, allowing the Company to once again be able to present audited books and records accordingly.

On November 1, 2023, the Company’s Board of Directors officially engaged the Company’s current president as interim president.

On November 6, 2023, and November 9, 2023, the Company’s current president, at the request of the Company’s former president, executed options to purchase the holdings of two of the former president’s associates under terms similar to those embodied in the aforementioned option contract between the Company’s current president and former president.

On December 1, 2023, the Company’s Board of Directors officially engaged the Company’s current president as president of the Company. On or about the same time, the Company changed its principal address to 325 N. St. Paul Street, Suite 3100, Dallas TX 75201.

In the months that followed, while the aforementioned examination, analysis and clean-up was underway, the Company built a new website; updated several jurisdictional filings with the Texas Secretary of State; completed a Crafted Precious Metal Dealer Registration in the State of Texas; passed compliance with various precious metal refineries and opened accounts with those entities; applied to OTCMarkets.com to recognize the Change of Control that the Company had undergone when the Company’s current president replaced the former president; filed a Corporate Action Case with FINRA regarding the Company’s April 7, 2021, F Reorganization Merger Re-domicile change; and engaged legal, accounting and other professionals to perform various tasks.

During the first quarter of 2024, which ended on March 31, 2024, the Company entered into two contracts with the current owners of its former subsidiary, Goldfield. The first contract provided for the purchase of certain intellectual property rights, including brand rights, business records, website URLs, email addresses and intellectual property, manufacturing and sales rights for the Goldfield Prospector, Explorer and Goldtron tables, for the payment of two hundred fifty (250) shares of Series C preferred stock (each of which is convertible into 400,000 shares of common stock) and five (5%) percent of any sales revenue generated; and the second contract provided for the acquisition of inventory, equipment, spare parts, tools, and semi-trailer storage units, for the payment of three hundred fifty (350) shares of Series C preferred stock (each of which is convertible into 400,000 shares of common stock). Since completing these purchases, the Company has engaged CAD-CAM designers and equipment specialists to re-design and upscale the products and streamline production. This will allow the Company to focus its efforts on equipment sales and related services, and facilitate third-party equipment manufacture and fulfillment. The Company expects that equipment sales will also open doors to related revenue streams such as consulting services, off-take agreements, project financing and property acquisitions; all of which fit into the Company's long-term strategic development plans.

As of the close of the first quarter of 2024, the Change of Control application with OTCMarkets.com and the Corporate Actions Case with FINRA regarding the April 7, 2021, F Reorganization Merger Re-Domicile change, were both still pending.

On or around April 5, 2024, the Company’s Change of Control application with OTC Markets was completed and approved.

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During the month of June 2024, the Company obtained legal opinions it sought in support of its position to (i) derecognize $763,377.50 of time-barred obligations; (ii) exchange previously issued convertible obligations, in the original amount of $137,499, into 2,750 fully paid warrants to purchase 2,750 shares of Series C convertible preferred stock pursuant to Section 3(a)9; (iii) reclaim 9,544,690 common shares which had previously been issued; and (iv)

release shares which were being held in certain segregated reserve accounts at the Company’s transfer agent on behalf of former convertible bond holders.

As of the close of the second quarter of 2024, the Corporate Actions Case with FINRA regarding the April 7, 2021, F Reorganization Merger Re-Domicile change, was still pending.

During the third quarter of 2024, the Company engaged and completed a PCAOB audit for the accounting periods ending December 31, 2023, and December 31, 2022.

During the month of September 2024, the Company filed an Application for Revocation of the Cease Trade Order with the Alberta Securities Commission. The Cease Trade Order had been previously entered against the Company on June 28, 2013, by the Alberta Securities Commission for failure to file certain periodic disclosure documents with the Commission, for the periods ending September 30, 2012, December 31, 2012, and March 31, 2013. As of the close of the third quarter of 2024, this application was still pending.

As of the close of the third quarter of 2024, the Corporate Actions Case with FINRA regarding the April 7, 2021, F Reorganization Merger Re-Domicile change, was still pending.

On December 31, 2024, the Company executed a binding Letter of Intent with NMC, Inc. (“NMC”), a Nevada corporation; and shortly thereafter, a Definitive Agreement was executed. Under the terms of the Definitive Agreement, RITE acquired NMC’s two wholly owned subsidiaries. These subsidiaries hold certain mineral and mining assets which are valued at $432 million as determined by a detailed fair value assessment in accordance with the measurement principles set forth in ASC 820, Fair Value Measurement, and the framework set out in ASC 805-20-30-1. In return, RITE issued and transferred to NMC approximately six million nine hundred thousand (6,900,000) shares of a newly created class of preferred stock denoted as RITE Series NMC $25 convertible preferred stock (“RITE Series NMC”), six million nine hundred thousand (6,900,000) warrants, and assumed roughly $5 million in NMC’s outstanding liabilities.

Each share of RITE Series NMC is subject to redemption by a sinking fund, or at the option of the holder, convertible into five hundred (500) shares of RITE common stock. Additionally, each warrant allows the holder to buy five hundred (500) shares of RITE common stock for $15.

The sinking fund provides the holders of the RITE Series NMC with a means to liquidate their shares for a set dollar amount at a premium to par value. This premium grows at the rate of five (5%) percent per annum and is subject to a floor price of $25.40. Holders of the RITE Series NMC shares may, in lieu of redemption, opt to convert their RITE Series NMC shares into shares of RITE common stock at the rate of one (1) share of RITE Series NMC for five hundred (500) shares of RITE common stock.

RITE Series NMC $25 convertible preferred stock is given a direct senior claim against the assets held in, and the revenue generated by, the two subsidiaries that RITE acquired from NMC in the afore described transaction until such time as (a) the sinking fund has redeemed all shares of RITE Series NMC $25 convertible preferred stock, or (b) the RITE Series NMC shares have been converted into RITE common shares in lieu of redemption through the sinking fund.

One of the subsidiaries, California Precious Metals, LLC (“California Precious Metals”) holds two mineral leases with no current business plan or infrastructure; and the other subsidiary, Peeples, Inc. (“Peeples”) holds one mineral lease, mine tailings, written methodology for processing, and other attributes that met the definition of a business under ASC 805, Business Combinations.

The Company evaluated the transaction under the guidance of ASC 805-10-20 and ASC 805-10-25-1 through 25-3 and concluded that the proper accounting treatment of the acquisition of Peeples qualified as a business

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combination, as the acquired entity included inputs and processes capable of generating outputs. California Precious Metals, by contrast, was accounted for as an asset acquisition because it did not meet the definition of a business—no workforce, no processing methodology, and no operations.

Per ASC 805-30-30-1, the Company allocated the purchase price to the identifiable assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The total purchase consideration for the transaction included common stock issued ($180 million), the fair value of warrants, and the assumption of approximately $5 million in liabilities, plus the impact of a stock buyback obligation with a future value that increases over time. The final valuation is still being refined, but the Company preliminarily allocated approximately $432 million to the identifiable net assets of Peeples, which reflects the fair value of the business as a whole at the time of acquisition.

The estimated fair value of $432 million assigned to the assets acquired from Peeples was not based on a mineral resource calculation or engineering report. Rather, the value represents the fair value of the entire acquired business enterprise, consistent with ASC 820, Fair Value Measurement, and the framework set out in ASC 805-20-30-1, which requires identifiable assets to be recorded at their acquisition-date fair values.

This valuation was derived using a market approach and income approach, considering comparable transactions in the junior mining sector, the historical carrying value on the acquiree’s prior audited financial statements, the strategic value of the tailings and mineral rights, and management’s business plans. It also reflected the expectation of future processing using a proprietary methodology and assumptions about market viability, scalability, and cost-efficiency of metal recovery. These were considered Level 3 inputs under the ASC 820 hierarchy due to their significant estimation and reliance on unobservable inputs.

The Company has occasionally used the phrase “audited book value” in an informal manner to refer to the value at which the assets and business were carried on NMC’s financial statements, which were subject to audit. However, for purposes of the Company’s acquisition accounting, the Company did not rely on this value. Instead, the Company evaluated that historical value as one input within a broader fair value analysis, consistent with ASC 820’s requirement to use market participant assumptions. The final $432 million value was determined based on the Company’s independent analysis of fair value under U.S. GAAP as required by ASC 805, not merely a continuation of NMC’s historical cost basis.

The Company will continue to refine the final purchase price allocation (PPA) as part of its measurement period adjustment per ASC 805-10-25-13 through 25-19 and will disclose any updates in accordance with ASC 805-10-50-4A in future filings.

During the years ended December 31, 2024, and 2023, the Company engaged in several significant non-cash investing and financing activities. In accordance with ASC 230-10-50-3 through 50-6, the following material non-cash transactions are disclosed:

●	Derecognition of Time-Barred Obligations – The Company derecognized $763,377 in liabilities determined to be legally unenforceable due to expiration under applicable statutes of limitations. This transaction resulted in a gain on extinguishment of debt.
●	Exchange of Debt for Warrants – The Company extinguished $137,499 in outstanding obligations through the issuance of 2,750 warrants. This transaction represented a non-cash settlement of liabilities.
●	Reclamation of Common Shares – The Company reclaimed 9,544,690 previously issued common shares from a shareholder. These shares were returned to treasury without the exchange of consideration and accounted for as a reduction to common stock and additional paid-in capital.
●	Business Combination through Preferred Share Issuance – The Company engaged in a business combination valued at $240,000. Consideration included the issuance of 600 shares of Series C preferred stock. No cash consideration was exchanged in the transaction.

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●	Business Combination through Preferred Share Issuance – The Company engaged in a business combination valued at $432,000,000. Consideration included the issuance of 6.9 million shares of Series NMC preferred stock, 6.9 million warrants, and the assumption of $5 million in obligations. No cash consideration was exchanged in the transaction.

Summary of Non-Cash Investing and Financing Activities
Description	Year	Amount	Non-Cash Consideration
Derecognition of time-barred obligations	2024	$763,377	Legal extinguishment
Exchange of obligations for warrants	2024	$137,499	2,750 warrants issued
Reclamation of common shares	2024	N/A	9,544,690 common shares reclaimed
Business Combination (Goldfield)	2024	$240,000	600 Series C preferred shares issued
		$432,000,000	6.9M Series NMC preferred shares issued
Business Combination (NMC)	2024	N/A	6.9M Warrants issued
		$(5,000,000)	$5M Debt assumed

Subsequent to the execution of the Definitive Agreement, the Company began the process to expand its Board of Directors from a one-member Board to a five-member Board. Pursuant to Article 2 of the Company’s Bylaws, the Board has the authority to Change the Number of Directors (2.05) and to fill Vacancies (2.07) on the Board until the next election It is the intention of the Chairman of the Board of Directors, James Burgauer, to appoint four (4) additional board members. A list of potential candidates is presently being vetted.

Pursuant to Section 2.05 Change of Number, the Company’s Bylaws, “The number of directors may be changed at any time by amendment of these Bylaws, pursuant to the process outlined in Article 10 of these Bylaws...”

Pursuant to Section 2.07 Vacancies of the Company’s Bylaws, “Per Section 21.410 of the Law, all vacancies in the Board may be filled by the affirmative vote of a majority of the remaining directors, provided that any such director who fills a vacancy is qualified to be a director and shall only hold the office until a new director is elected by the shareholders at the next meeting of the shareholders…The Board may fill a vacancy created by an increase in the number of directors for a term lasting until the next annual election of directors by the shareholders at the annual meeting or a special meeting called for the purpose of electing directors.”

On January 14, 2025, the Company created RITE Precious Metals LLC, a Michigan limited liability company in anticipation of engaging in matched precious metal purchases and sales activities after having been approached by an international funding source. Discussions are presently ongoing with the funding source. It is the present intention of the Company to offer the funders non-convertible preferred shares subject to a sinking fund; warrants to acquire a limited number of shares of common stock; and a profit-sharing arrangement for a limited period of time. The Company believes that this approach will limit the dilution for the current holders of the Company’s common stock. The Company expects that, if this project proceeds, funds will be raised pursuant to a Regulation S offering.

As with most development stage companies, MineralRite Corporation continues to seek funding and partners for operations and growth. The Company continues to actively seek mining and mineral acquisitions, direct income mine and mineral royalty acquisitions, and reverse merger opportunities within the mineral and mining space and in complementary or related businesses. There can be no assurance that acquisitions will be found, or that additional financing will be available on terms favorable to the Company or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to fund its operations, and such inability to fund operations will have a materially adverse effect on the Company’s business, results of operations and financial conditions.

The accompanying consolidated financials of the Company have been adjusted to reflect the changes to the number of shares authorized and outstanding, per-share amounts, stock splits, share reclamations, derecognition of

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time-barred obligations, Section 3(a)9 conversions and other legal and accounting events which have been described herein and/or can be found in the Company’s books and records.

The Company’s Existing and Planned Business Expansion.

The Company’s principal focus is on:

●	Mining and Mineral Management;
●	Mineral Processing; and
●	Liberation of the Values contained in mineral property assets.

The Company is also involved in adjunct activities that support its primary product lines, including but not limited to:

●	the manufacture and sale of mining equipment, which has the added benefit of generating sales leads for the Company’s other services such as off-take contracts; and
●	matched precious metal purchases and sales activities, which helps grow the Company’s customer base enhancing its ability to liquidate its own internally generated metal.

To drive economic value and growth, the Company actively seeks underutilized, undervalued and untapped mineral resources and feedstocks for its mining, remediation and recycling businesses. Wherever possible, the Company seeks remediation projects and endeavors to apply technical innovation to enhance processing efficiency. All of these activities serve to further the Company’s ultimate goal which is the realization and liberation of the economic potential of mineral assets while simultaneously ameliorating the environmental and social impact that often emanates from mineral recovery operations.

From an operational point of view, the Company’s principal business activities break out as follows:

●	RITE’s Mineral Management operations are focused on the creation and growth of a Mineral Portfolio consisting of unexploited, underdeveloped or undervalued mineral assets - through mergers, direct acquisitions, processing agreements, classic joint venture models, or royalty agreements.

Day-to-day activities in the Mineral Management operating group include but are not limited to:

o	reviewing, identifying and analyzing potential mineral asset acquisition opportunities which the Company receives from multiple sources including trade publication websites and industry shedders (specialists in buyers for properties that other mining companies have chosen to not-pursue);
o	proposing, analyzing and negotiating deal structures ranging from direct acquisitions to royalty agreements; and
o	managing the resulting business arrangements to ensure that the Company’s is properly fulfilling its obligations under its agreements.

More information on this topic can be found below in the section entitled Minerals and Mining Business.

●	RITE’s Mining, Milling & Processing operations focus on the build-out and scale-up of mineral processing facilities to target the high-value precious metals found in RITE’s Mineral Portfolio. RITE and its internationally known joint venture partners then use emerging 21st Century technologies to achieve efficient, sustainable processing, tailored to each specific project.

Day-to-day activities in the Mining, Milling & Processing operating group include but are not limited to:

o	identifying the specific JV partner who will become responsible for managing ground operations; and arranging for the requisite project funding;

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o	engaging and coordinating with the chosen JV partner who is engaged to handle ground operations; developing the preliminary mining plan, including analyzing and characterizing the ore body; engaging in preliminary site sampling and lab analysis of those collected site samples; obtaining the required permits and regulatory compliance approvals; developing and documenting the final Mine Operation Plan (“MOP”); procuring the equipment; installing and commissioning the equipment; milling and processing the host ore into concentrates; refining the concentrates into doré; managing logistics; and liquidating the high-value precious metals; and host ore into concentrates; refining the concentrates into doré; managing logistics; and liquidating the high-value precious metals; and
o	managing the JV partner and off-take buyer(s) and the associated business arrangements to ensure that the Company’s is properly fulfilling its obligations under its agreements.

More information on this topic can be found below in the section entitled Minerals and Mining Business.

●	RITE’s Acquisition, Recycling, Management & Liquidation operations, conducted as a principal in the metal supply Chain of Custody, are focused on the acquisition, management and sale of both previously refined hallmarked bullion products[1], as well as newly mined, roughly refined precious metals, often referred to as doré, that are generated from RITE’s Mineral Portfolio or acquired from other sources.

Day-to-day activities in the Acquisition, Recycling, Management & Liquidation operating group include, but are not limited to:

o	reviewing, identifying and analyzing potential high-value precious metal industry contra-party, be they suppliers (sellers) or off-take buyers (purchasers), with whom the Company would like to engage in business;
o	conducting rigorous initial investigation, and regular reviews, to ensure that all aspects the Company’s own high-value precious metals business and that of its contra-party’s or potential contra-party’s business meet and remain fully compliant with all domestic and international statutes, regulations and rules and the Company’s policies, procedures and internal controls concerning Know Your Customer (“KYC”), Chain-of-Custody (“COC”), Anti-Money Laundering (“AML”), and Combating Financial Terrorism (“CFT”);
o	negotiating transaction terms with the contra-party’s and potential contra-party’s that pass the Company’s rigorous compliance regimens; and contracting with them; and
o	managing, in its capacity as a principal, the inspection, acquisition, logistics, security, refining, disposition, liquidation and payment of the high-value precious metals that the Company is purchasing and selling.

More information on this topic can be found below in the section entitled Matched Precious Metal Purchases and Sales Activities.

1  Previously refined hallmarked bullion products may include, but are not limited to, “Grandfathered Stocks” as defined by the OECD - Organization for Economic Co-operation and Development or “Deep Storage Product” as defined by the LBMA - London Bullion Market Association.

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Manufacture and Sale of Mining Equipment.

Equipment Manufacturing Business.

In March 2013, the Company acquired Goldfield International, Inc., a Utah corporation (“Goldfield”) in exchange for a combination of stock and cash. At the time, Goldfield was one of the largest manufacturers of professional alluvial gold, diamond and other gemstone recovery equipment in the United States, having been in business since 1976. Goldfield also designed and manufactured equipment for environmental clean-up projects, including barges, clarifiers, lead recovery systems, dryers, conveyors and hoppers and other mechanical equipment. Goldfield equipment had, by that time, already been deployed in 32 countries on 6 continents.

The acquisition of Goldfield was the Company’s first foray into mineral processing and certification operations. Despite the Company’s high hopes to parlay this acquisition into a profitable business venture, based on the product line’s superior design, quality construction, and in situ performance, it quickly became apparent that management lacked the requisite expertise to streamline production enough to remain price competitive in the market as compared to other domestic and foreign manufacturers. By June 2015, Goldfield was spun-off to the production management team in exchange for the return of stock and cash. Soon thereafter, Goldfield’s management was forced to close their doors and the company ceased to exist.

In February 2024, the Company approached the owners of Goldfield’s intellectual property and repurchased the rights to manufacture certain pieces of equipment in exchange for a nominal amount of stock. In March 2024, that purchase was expanded to include certain equipment and parts inventory in exchange for an additional nominal amount of stock. At present, the Company is devoting only a modest amount of resources to the project of uploading and upgrading that intellectual property into state-of-the-art computer aided design (“CAD”) and computer aided manufacturing (“CAM”) systems. When complete, the Company will have the improved ability to redesign the equipment as needed. The Company intends to outsource production and shipping to third-party manufactures, allowing it to concentrate its efforts on the consulting, sales, and off-take segments of the marketplace.

The Company intends to limit equipment manufacturing to two key components of the former Goldfield product line: a re-designed, combination version, of the old Prospector and Explorer units, which is a field based, water powered, portable wash plant, with optional jig upgrades, that is used for sampling and small-scale production; and the GoldTron table, which is a finishing table used by miners to separate heavy fines from lighter fines that is used to increase the concentration of precious metals in the doré production process. Additionally, the Company intends to license a portable pulverizing unit which miners use to liberate precious metals from the host rock.

Customers for the Equipment Manufacturing Business.

Customers of the original Goldfield brand of equipment included a multitude of alluvial mining operators from around the world that were engaged in the mining of silver, gold, platinum group, other minerals and precious gemstones. The Company expects its redesigned product line to appeal to the same general group of mining companies, though efforts will be made to target smaller operators who may have need for other services such as off-take contracts. The Company is not dependent upon any one customer or any one group of customers. In fact, the Company intends to use the equipment manufacturing business primarily as a lead generation mechanism to support the growth of its other lines of business.

Competition in the Equipment Manufacturing Business.

The Company faces competition from several domestic and foreign alluvial mining equipment manufacturers, including but not limited to: Gold Claimer Brand, GSI Mining Systems, Keene Engineering, MSI Mining Equipment, Oro Industries, Placer Mining Equipment Worldwide and multiple Chinese manufacturers such as BinQ. Methods of competition are diverse and include product design and performance, service, delivery, application engineering, pricing, financing terms and other commercial factors.

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Matched Precious Metal Purchases and Sales Activities.

Matched Precious Metal Purchase and Sale Business.

In January 2024, the Company decided to engage in the business of matched purchase-and-sale of precious metals. Matched precious metal purchase-and-sale activities are well known to Company management since they engaged in that business for years prior to their affiliation with MineralRite.

The Company’s business activity of matched purchase-and-sale of precious metals can best be described as a two-stage financial transaction in which the Company serves as the buyer of physical metal in one transaction, where it acquires a specific quantity of a particular precious metal from a seller (generally corporate clients, mine owners / operators, or former Goldfield equipment clients) and then becomes the seller in the next transaction, where it sells the exact same quantity of the same precious metal to another buyer (generally refineries, industrial users, or corporate clients).

Typically, these transactions are executed in multiple tranches and under prearranged contractual terms that earn the Company a profit spread or difference between the buy price that the Company has arranged and the sell price that the Company has arranged. Typically, a tranche will be completed in under five (5) business days and will transact as follows: proof of funds to support a transaction tranche will be confirmed by the Company’s bank to the seller of the precious metals; the precious metals will be sent by insured carrier from the seller’s location directly to the Company’s refinery account; the Company’s refinery will confirm the value of the precious metals. At this point the Company will complete the purchase of the precious metal from the seller and liquidate those precious metals to its pre-contracted exit buyer. Proceeds from that sale will then be wired to Company and the process will start again. In the event that there is an issue with the Company’s pre-arranged buyer, the Company will liquidate the precious metals to the refinery that performed the product verification. Since the settlement date for the Company’s purchase and sale reflects the same market pricing date, there is no exposure to market risk.

In most cases the Company is responsible for the logistics associated with transporting the precious metal from the location of purchase to the location of sale, which is normally contracted through an international, insured carrier such as Brinks, G4S, Ferrari, and Malca-Amit. In many cases the Company may be required to change the form of the precious metal during the process, having to pay for the refining into bullion precious metals that may have been acquired in the form of dust, nuggets, or doré.

In all cases, the Company must complete the purchase of the precious metals so that it becomes the legal owner prior to the Company being able to sell the precious metals.

To start this process, the Company registered as a Crafted Precious Metals Dealer with the Office of Consumer Credit Commissioner of the State of Texas. Concurrent with that registration, the Company established and memorialized its Anti-Money Laundering – Combating the Financing of Terrorism (“AML-CFT”) policy. Since then the Company has established accounts with industry leading precious metal refineries.

All entities engaged in the precious metals business must complete and pass AML-CFT compliance with each and every entity with whom they choose to conduct business – pursuant to Treasury Regulations, The Patriot Act, the Dodd-Frank Act, etc. Establishing and memorializing an AML-CFT policy is merely the starting point from which industry participants exchange and vet each other. Other such documents include applications, due diligence and compliance packages that fully describe the industry participants’ sources from which precious metals are and will be obtained, (e.g. a mine, a tailings pile, an industrial reverb, a recycled material or otherwise). Similarly, industry participants must also pass compliance on the source of the funds that they use to conduct their daily business, to ensure that funds emanate only from clean, non-criminal origins. Passing compliance with other industry participants is an arduous, time-consuming process, which is expected to take a minimum of 5 to 10 business days per refinery relationship; but in the Company’s case, approvals have typically been granted in less than one day from the point in time that the refinery has acknowledged RITE's submission.

As of December 31, 2024, the Company has not yet begun to engage in the matched purchase and sale of precious metals business but is capable of doing so as soon as the Company finds the right opportunity to pursue. Once an opportunity is identified, the Company will then need to negotiate and execute contracts, coordinate field

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testing and logistics, run test tranches, arrange financial activities, among other activities. The costs associated with these activities, added to the costs the Company will likely need to pay to facilitators, will be netted out against the discount the Company negotiates, often leaving a small percentage balance in the 2% to 5% range which will inure to the Company accordingly. Depending on the transaction terms and the Company’s ultimate efficiency in handling the transaction, this small percentage can generally be earned multiple times per month. The “velocity of capital” effect of rolling through the same funds multiples times per month and year serves to dramatical improves the Company’s overall annual profit margin from the matched purchases and sales of precious metals.

On January 14, 2025, the Company created RITE Precious Metals LLC, a Michigan limited liability company in anticipation of engaging in matched precious metal purchases and sales activities after having been approached by an international funding source. Discussions are presently ongoing with the funding source. It is the present intention of the Company to offer the funders non-convertible preferred shares subject to a sinking fund; warrants to acquire a limited number of shares of common stock; and a profit-sharing arrangement for a limited period of time. The Company believes that this approach will limit the dilution for the current holders of the Company’s common stock. The Company expects that, if this project proceeds, funds will be raised pursuant to a Regulation S offering.

Customers for the Matched Precious Metal Purchase and Sale Business.

The physical commodities business dwarfs the financial services business by orders of magnitude. Physical commodities, such as oil, gas, sugar, iron, copper, grains, etc. trade in highly active, vastly larger markets, and precious metals are no exception. The precious metal markets offer instant fulfillment to buyers and instant liquidity to sellers. Settlement normally occurs within a 24-to-72-hour window from the point in time that a trade is executed. As such, product availability and market liquidity generally tend to be a non-issue in the precious metals markets. Customers who seek to purchase precious metals range from end-user manufacturers (such as jewelry and electronic component manufactures) to individual and corporate investors (who seek to stockpile metal for investment purposes) to banks and brokerage firms (who purchase for their own account or for the accounts of their clients) to metal refineries (who, like market making brokerage firms, will generally buy and sell all available product).

Many key industry participants, such as refineries, offer a price-lock when effectuating transactions with other industry participants. For example, a seller can advise a refinery that it will be delivering a certain quantity of product three days in the future, and the refinery will reserve refinery time and lock-in the price so that both parties will know the presumed settlement amount and can arrange banking accordingly. Then, when the material arrives, the refinery will check it for quantity and quality, which is part of their standard refining process anyway, make any final adjustments, and then settle the trade accordingly. Essentially, the transaction is arranged and executed at a certain price and then closes and settles upon confirmation that each party has met their respective obligations. Since MineralRite already has established accounts at various refineries, the Company faces little risk in the liquidation of whatever precious metals it acquires or generates from its mining properties.

Competition in the Matched Precious Metal Purchase and Sale Business.

Although the Company faces competition from a multitude of foreign and domestic purchasers, sellers, users, and producers of precious metals, the liquid nature and the size of the precious metal markets mitigate most of the risk that industry participants would otherwise face in markets that are not as vast or as liquid. By negotiating contracts with discounts based off of spot prices at the time of delivery, and price-locking matched purchases and sales for one-off transactions, the Company can eliminate the market risk that precious metal investors and speculators face. By properly managing logistics and settlement activities, the Company can maximize its velocity of capital, enhancing the modest returns made on each capital turn. Although these business activities do not change the fact that the Company is a small player in an industry filled with giants, it does provide a pathway for the Company to navigate and manage its business effectively.

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Minerals and Mining Business.

Mining and Mineral Management; Mineral Processing; and Liberation of the Values Contained in Mineral Property Assets.

The primary focus of the Company is to become a globally diversified natural resources company through the acquisition, upgrading, development, and liberation of values found in mineral based assets. The Company seeks high-value, unexploited, underdeveloped or undervalued, mineral assets, in the form of mines, mineral deposits and tailings piles, located in politically and economically stable, pro-mining jurisdictions to add to its to its ever-expanding Mineral Portfolio. The Company will also consider other types of acquisition methodologies, including formal acquisition of mines/mineral rights; acquisition of mineral leases/royalties; processing-based royalty ventures; the formation of ore processing joint ventures; or the acquisition of mineral royalties.

Presently the Company has four mineral assets in its Mineral Portfolio, which are held in subsidiaries. These assets were acquired from a formerly public company in a stock transaction. The former owners lacked the expertise and resources to develop the mineral assets, and had asked for the advice and assistance of certain individuals who have since joined the management team of MineralRite Corporation. Given its access to this detailed knowledge, the Company decided to pursue the acquisition of these mineral assets and now presently holds them in its Mineral Portfolio.

The four mineral assets held in the Company’s Mineral Portfolio consist of two hundred seventy-nine thousand (279,000) tons of seismically proven tailings; roughly three hundred seventy-seven (377) acres of mining claims located in Skull Valley, AZ; ten (10) contiguous registered mining claims on two hundred (200) acres in San Bernardino County, CA known as Silver Valley; and seven (7) mining claims on one hundred forty (140) acres, also in San Bernardino County known as La Escondida, approximately twenty (20) miles in distance from the Silver Valley claims.

The Company also has a short list of other mineral assets it would like to acquire and develop.

The Company intends to build-out and operational scale-up mineral processing of the properties held in its Mineral Portfolio, targeting high-value commodity metals for recovery. Wherever possible, the Company utilizes technical innovation to achieve efficient, sustainable processing and concentration circuits that are tailored to fit the operational goals of each specific project.

Customers for the Minerals and Mining Business.

The Company intends to focus mineral asset acquisitions on properties that contain high-value commodity metals. As such, the primary customers interested in purchasing the precious metals that the Company will be liberating from its own mineral resources are end-user manufacturers (such as jewelry and electronic component manufactures), individual and corporate investors (who seek to stockpile metal for investment purposes), banks and brokerage firms (who purchase for their own account or for the accounts of their clients), and metal refineries (who, like market making brokerage firms, will generally buy and sell all available product).

Competition in the Minerals and Mining Business.

Though the Company faces competition from a multitude of foreign and domestic producers of precious metal, the liquid nature and the size of the precious metal markets mitigate much of the risk that industry participants might otherwise face selling their finished products in markets that are not as vast or as liquid. Even though the demand for the finished product is vast, the Company will face competition for the resources used in the production process, including but not limited to, certain pieces of refining equipment, skilled labor and management, and capital.

Monetization of Mineral and Mining Assets

Monetization of large in-ground assets — such as minerals — offers a unique and potentially lucrative value proposition for the Company. While natural resources could be highly valuable when extracted, extraction often requires large upfront investments in exploration, drilling, and infrastructure. Of equal importance, it could take a

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considerable amount of time to extract and process significant quantities of in-ground minerals. Monetizing assets — through methods such as forward sales, royalty-based processing agreement, leasing, carbon-credit trading, joint venture arrangements, and/or leveraging them as collateral — could provide the Company with immediate liquidity and capital. Monetizing the Company’s assets could allow the Company to more effectively utilize its capital base without having to wait for the extraction process to unfold. Funds received from monetization could be used to generate revenue while the Company still retains the long-term upside potential of its resource base. The Company could use funds obtained from monetization to finance day-to-day operations, deploy into new projects, expand existing projects, acquire additional assets, and reduce outstanding debt – all with minimal share dilution.

Monetizing the Company’s large in-ground asset base, while facilitating the Company’s need for access to capital and potentially minimizing share dilution, also presents risk to the Company due to the interest and other costs associated with using this method of financial leverage. The Company will need to carefully assess the cash flow and income being generated from projects into which it deploys monetization funds and take steps to mitigate the risks that inure from the use of debt and leverage. There is no guarantee that the Company will deploy monetization funds in an effective manner or will properly mitigate the risks associated with monetization activities.

The Regulatory Environment in Which the Company Operates.

Existing and Probable Governmental Regulation.

Company management monitors and complies with current government regulations that affect the Company’s activities. Company operations may be adversely affected by changes in government policy, regulations or taxation, with or without notice. There can be no assurance that the Company will be able to obtain the necessary licenses and permits that may be required to carry out its business plans for equipment manufacturing, matched precious metal purchases and sales, and exploration, development of all types of mining and mineral extraction projects. It is not expected that any of these controls or regulations will affect the Company’s operations in a manner materially different than they would affect other businesses engaged in the same areas of business in which the Company operates.

United States Government and State and Local Government Regulation.

The United States federal government and various state and local governments have adopted laws and regulations regarding the protection of human health and the environment. These laws and regulations may require the acquisition of a permit by operators in each of the Company’s business segments, and in particular before drilling or mining commences, prohibit drilling or mining activities on certain lands lying within wilderness areas, wetlands, or where pollution might cause serious harm, and impose substantial liabilities for pollution resulting from drilling or mining operations, and as to oil and natural gas, particularly with respect to operations in onshore and offshore waters or on submerged lands. These laws and regulations may increase the costs of drilling and operating wells and mining activities. Because these laws and regulations change frequently, the costs of compliance with existing and future environmental regulations cannot be predicted with certainty.

The transportation and sales of certain chemicals used in mining and mineral extraction operations in interstate commerce are heavily regulated by agencies of the federal government. Production, mining and mineral extraction activities will also be affected by federal regulations and to some degree by state regulations. Exploration, production, mining or mineral extraction on federal or state land, and to some degree on private property, whether owned or leased, will have to comply with multiple levels of regulation designed to protect the environment, including but not limited to, the Federal Land Management Planning Act, the Endangered Species Act, the Clean Water Act, and/or the state’s equivalent thereof. The cost of complying with environmental concerns under any of these acts varies on a case-by-case basis. In many instances the cost can be prohibitive to development. Environmental costs associated with a particular project must be factored into the overall cost evaluation to determine whether or not it is in the Company’s best interest to proceed.

Environmental Regulation.

Mining exploration, development and production operations are subject to stringent laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection.

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Numerous governmental agencies, such as the U.S. Environmental Protection Agency (“EPA”) issue regulations which often require difficult and costly compliance measures that carry substantial administrative, civil and criminal penalties and may result in injunctive obligations for failure to comply. These laws and regulations generally require the acquisition of a permit before mining commences, restrict the types, quantities and concentrations of various substances that can be released into the environment in connection with mining and production activities, limit or prohibit construction or mining extraction activities on certain lands lying within wilderness, wetlands, ecologically sensitive and other protected areas, require action to prevent or remediate pollution from current or former operations, such as closing pits, and impose substantial liabilities for pollution. The strict liability nature of such laws and regulations could impose liability upon the Company regardless of fault. Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent and costly pollution control or waste handling, storage, transport, disposal or cleanup requirements could materially adversely affect the Company’s operations and financial position, as well as the mining industry in general.

Environmental problems have not interfered in any material respect with the Company's business. The Company believes that its compliance with statutory requirements respecting environmental quality will not materially affect its capital expenditures, earnings or competitive position. Current federal and state legislation regulating surface mining and reclamation may affect some of the Company's equipment customers, principally with respect to the cost of complying with, and delays resulting from, reclamation and environmental requirements. Some of the Company's equipment products are used for reclamation as well as for mining, which has a positive effect on the demand for such products and replacement parts therefor.

The Company has not incurred any costs in connection with the compliance to any federal, state, or local environmental laws. However, costs could occur at any time through industrial accident or in connection with a terrorist act or a new project. Costs could extend into the millions of dollars for which the Company could be liable. In the event of liability, Company management believes that the Company may be entitled to contributions from other project participants, if any, such that the Company’s percentage share of a particular project would equate to the Company’s percentage share of liability on that project. However, other owners may not be willing or able to share in the cost of the liability. Even if liability is limited to the Company’s percentage share, any significant liability has the possibility of severely diminishing the Company’s assets and resources. Company management is prepared to engage professionals, if necessary, to ensure regulatory compliance, but in the near term, the Company’s expects its activities to require minimal regulatory oversight. If the Company expands the scope of the Company’s activities in the future it is reasonable to expect expenditure for such compliance to rise.

Comprehensive Environmental Response, Compensation and Liability Act.

The Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), generally imposes joint and several liabilities, without regard to fault or legality of conduct, on classes of persons who are considered to be responsible for the release of a “hazardous substance” into the environment. These persons include the current owner or operator of a contaminated facility, a former owner or operator of the facility at the time of contamination and those persons that disposed or arranged for the disposal of the hazardous substance. Under CERCLA and comparable state statutes, such persons may be subject to strict joint and several liabilities for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources and for the costs of certain health studies. In addition, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. Governmental agencies or third parties may seek to hold the Company responsible under CERCLA and comparable state statutes for all or part of the costs to clean up sites at which such “hazardous substances” have been released.

The Company’s Non-Financial Assets.

The Company's Research and Development.

The Company is not currently conducting any research and development activities other than normal and customary property explorations and assessments. Company management does not anticipate conducting such activities in the near future. If the Company generates significant revenues, it may consider expending resources in

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such endeavors, though it is far more likely that such endeavors will be conducted with and through third-parties and/or joint-venture partners.

The Company's Intellectual Property.

The Company does not presently own any patents, though it does hold certain trade secrets and specialized industry knowledge. The Company does own the Internet domain name www.mineral-rite.com and the alternate suffixes of “.org”, “.net”, and “.info” and the related domain name of www.mineralritecorp.com and the alternate suffixes of “.org”, “.net”, and “.info” along with several others. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as “.online” or with a country designation such as “.us”. The regulation of domain names in the United States and in foreign countries is subject to change, and the Company could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of the Company’s domain names.

Additionally, pursuant to the contract dated February 2, 2024, by and between the Company and the present owners of its former subsidiary, Goldfield International, Inc., the Company also owns certain intellectual property rights, including brand rights, business records, website URLs, email addresses and intellectual property, manufacturing and sales rights for the Goldfield Prospector, Explorer and Goldtron tables.

Employees and Consultants.

As of December 31, 2024, the Company has no full-time employees and no part-time employees. Company management, including its officers and directors, is composed of independent contractor consultants, many of whom have owned their own consulting businesses for years. In general, the Company’s independent contractor consultants are subject-matter specialists who would be unattainable and unaffordable if the Company demanded or even attempted to engage them on a full-time, exclusive basis. This arrangement presently works to the benefit of the Company because the Company’s standard engagement arrangement does not require monthly stipends to be paid to most of the members of the Company’s management team. The Company’s independent contractor consultants are all shareholders and/or contractual right holders, and many have made sizable cash purchases to acquire restricted stock over the course of their engagement with the Company.

It is likely that the Company may need to expand its workforce over the next twelve months to support the Company’s expansion and business development, and the Company anticipates doing so by engaging the services of additional independent contractor consultants.

The Company’s Status as an Emerging Growth Company and Smaller Reporting Company

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"). As an emerging growth company, the Company is eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are otherwise applicable to public companies. These exemptions include:

●	Reduced disclosure obligations regarding executive compensation;
●	No requirement to hold non-binding advisory votes on executive compensation or golden parachute arrangements;
●	Exemption from the requirement of an auditor attestation of our internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002; and
●	Exemptions from certain disclosure and procedural requirements under Sections 14(a) and (b) of the Securities Exchange Act of 1934, as amended, relating to the proxy rules.

The Company will remain an emerging growth company until the earliest to occur of:

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●	The last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more;
●	The last day of the fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement under the Securities Act of 1933;
●	The date on which we have, during the previous three-year period, issued more than $1.235 billion in non-convertible debt; or
●	The date on which we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act.

The Company has elected to take advantage of the extended transition period provided in Section 107(b) of the JOBS Act for complying with new or revised accounting standards. This election allows the Company to delay the adoption of new or revised accounting standards until such standards are applicable to private companies. As a result of this election, the Company’s financial statements may not be comparable to companies that comply with public company effective dates.

In addition, the Company is also a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act. As a smaller reporting company, the Company is eligible to take advantage of certain reduced disclosure obligations, including but not limited to, providing only two years of audited financial statements and reduced narrative disclosure obligations in the Company’s SEC filings. Even if the Company no longer qualifies as an emerging growth company, the Company may continue to take advantage of these reduced reporting obligations for so long as the Company qualifies as a smaller reporting company.

Item 1A. Risk Factors

Investing in any company’s securities involves general business risks. Investing in the mineral and mining industry involves certain additional risks which are specific and unique to the mineral and mining industry. Investing in the Company’s securities involves certain additional risks that are specific and unique to the Company.

A potential investor should carefully consider the risks and uncertainties described below before deciding to invest in the Company’s securities. The risks described below are those that Company management believes should be considered by an investor in the process of evaluating the Company to determine its investment worthiness. If any of the following risks occur, the Company, its business operations, its financial condition, the results of its operations, and its future prospects may be materially and adversely affected.

To facilitate a potential investor’s ability to more easily understand, assimilate and evaluate those risks that the Company has identified and believes require more thorough explanations than can be provided in a short-form disclosure and commentary format, the Company has chosen to identify and discuss those risks more rigorously in a long-form discussion format in order to provide more thorough and detailed answers.

Following these long-form discussions, the Company has detailed and briefly commented on many other risk factors that could affect the Company’s performance. These risks have been organized into three levels of short-form disclosure and commentary, covering: (a) those risks that affect companies in general, (2) those risks specific to the mineral and mining industry, and (3) those risks specific to the Company.

The Company urges a potential investor to thoroughly review all of the risks covered in both the long-form discussion format and the short-form disclosure and commentary format before deciding to invest in the Company’s securities. Failure by the Company to properly navigate any or all of the risks outlined herein, and others, could adversely impact the Company’s performance and an investor’s ability to effectuate transactions in the Company’s stock or achieve the investor’s investment objectives.

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Long-Form Discussion of Selected Risks

From a high-level perspective, what are some of the broad-ranging risks that could impact the Company's performance?

The Company’s operations are just gearing up after a year of corporate cleanup. This cleanup was undertaken by the Company’s new management to stabilize the Company’s foundation so that the future of the Company could be built on a more solid foundation.

The Company does not have any employees. The Company’s management team, including its officers and directors, is composed of independent contractor consultants, many of whom have owned their own consulting businesses for years. From the Company’s perspective, these independent contractor consultants are subject-matter specialists who would be unattainable and unaffordable if the Company demanded or even attempted to engage them on a full-time, exclusive basis. With a few notable exceptions, the Company’s standard engagement arrangement does not require the Company to pay a monthly stipend to these independent contractor consultants who comprise the Company’s management team. Given that the Company’s management team have other business interests to which they also devote their attention, conflicts of interest could arise which could adversely affect the Company’s business, financial condition, results of operations and performance.

As part of the corporate cleanup, the Company developed a new business plan and obtained legal opinions it sought in support of its position to (i) derecognize $763,377.50 of time-barred obligations; (ii) exchange previously issued convertible obligations, in the original amount of $137,499, into 2,750 fully paid warrants to purchase 2,750 shares of Series C convertible preferred stock pursuant to Section 3(a)9; (iii) reclaim 9,544,690 common shares which had previously been issued; and (iv) release shares which were being held in certain segregated reserve accounts at the Company’s transfer agent on behalf of former convertible bond holders. The Company also (iv) filed and received approval from OTCMarkets.com for its Change of Control application, (v) filed an Application for Revocation of the Cease Trade Order with the Alberta Securities Commission that had been entered against the Company on June 28, 2013, and (vi) filed a Corporate Actions Case with FINRA regarding the Company’s April 7, 2021, F Reorganization Merger Re-Domicile change. The Company also completed (vii) the acquisition of certain intellectual property, inventory and equipment which belonged to the owners of the Company’s former equipment manufacturing facility, and (viii) the acquisition of two subsidiaries of a former public company which own four (4) mining assets that have a value of $432 million dollars. These recent acquisitions further the execution of the Company’s new business plan.

The Company needs funding to execute its new business plan.

During the course of the cleanup, funds have principally come from members of the Company’s new management team. With the exception of a few cases where members of the new management team were granted a de minimis number of restricted shares of the Company’s Series C convertible preferred stock, the rest of the management team were sold contractual rights to purchase restricted shares of the Company’s Series C convertible preferred stock at a price equivalent to the price at which the underlying shares were trading on the market at the time their management contracts were executed. As such, the only economic advantage gained by the management team was that the contractual rights afforded them the time, until the contractual rights expired, to exercise them. The funds that have come into the Company from members of its management team have come from the exercise of the members’ contractual rights for the acquisition of their Series C convertible preferred shares. To date, the Company has been dependent on this source of funding to execute its business plan and continue operations. The Company’s management team has no obligation to exercise their contractual rights or fund the Company’s operations; and in the absence of this funding could cause the Company to discontinue operations which could adversely affect the Company’s business, financial condition, results of operations and performance.

The Company possesses limited capital to fund ongoing operations and is not generating sufficient revenue to sustain itself, including for such purposes as preparing and filing periodic reports under the Exchange Act. The Company anticipates it will need to raise capital to support its operations, and regularly engages in discussions with investors, investment bankers and other funding sources in its normal course of business. There is no guarantee that these discussions will be successful or that the Company will be able to raise the funding it needs to execute its business plans. Failure to obtain additional funds could significantly limit or eliminate the Company’s ability to fund planned activities, which could adversely affect the Company’s business, financial condition, results of operations and

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performance. Success in obtaining additional capital could lead to dilution which could adversely impact the Company’s performance.

The Company is not expected to generate sufficient revenues to sustain itself unless and until the Company starts developing its mineral and mining property assets, and only then once it is able to liberate and liquidate the high-value precious metals contained therein. Over the next eighteen months, the Company anticipates that it will incur costs and expenses in connection with preparing and filing reports under the Exchange Act, implementing appropriate corporate governance mechanisms and internal controls and procedures, leasing and/or purchasing equipment to start operation and a myriad of other activities. The Company is unable to provide a detailed estimate of the costs and expenses that may be incurred in connection with starting business operation given the multitude of variables associated with such activities but believes that raising approximately $1,500,000 in capital will support its operations and prepare for the Regulation A+ (or alternative) capital raise which it plans to pursue by mid-year 2025. Failure to obtain additional funds could significantly limit or eliminate the Company’s ability to fund planned activities, which could adversely affect the Company’s business, financial condition, results of operations and performance and/or raise substantial doubt about the Company’s ability to continue as a going concern. Success in obtaining additional capital could lead to dilution which could adversely impact the Company’s performance.

More risks and commentary on the subjects of the Company’s new business plan and new management, human capital, use of consultants, key personnel, dependence on management, raising capital and dilution of ownership can be found below in the subsection to RISK FACTORS entitled SHORT-FORM DISCLOSURE-AND-COMMENTARY ON RISKS.

What are some of the general economic or market conditions that could affect the company’s business?

The Company’s principal business focus is on the liberation of high-value precious metals in its minerals and mining business. The Company’s also has a secondary focus on the matched purchases and sales of precious metals, and a tertiary focus on supplying equipment to the minerals and mining business. As such, all of the Company’s operations deal directly or indirectly with high-value precious metals. The high-value precious metals segment of the economy has been historically cyclical in nature, with activity levels being significantly affected by the price and volatility of those metals. Therefore, the Company’s business prospects are likely to be greatly affected by the demand for electronic components in which such metals are used for their electrical conductivity properties (such as in computers, telecommunications, smart mechanical devices and other electronic components) and the demand for their use as financial assets and as inflation hedges (as tier-one and other assets in the banking and financial services industry), both of which are beyond the control of the Company.

Any prolonged contraction in the US or world economy, or a period of deflation, or a decline in demand for consumer or industrial electronic devices or components, or a scientific advancement that significant development that reduces or replaces the use of precious metals in electronic devices or components, or a change in government regulations that effects their asset classification, plus a myriad of other events, all of which are outside of the Company’s control, could reduce the overall demand for mining activities, could reduce the value of the Company’s assets, could affect the spread between revenue and cost of mining operations and could adversely impact the Company in many ways and impact the Company’s performance.

More risk and commentary on the subjects of economic and market conditions can be found below in the subsection to RISK FACTORS entitled SHORT-FORM DISCLOSURE-AND-COMMENTARY ON RISKS.

Fluctuations in high-value precious metal and raw materials prices used in the Company’s production processes could impact profitability.

The Company targets high-value precious metals in every sector of its business. The Company’s Mineral Portfolio principally targets gold and platinum group metals when evaluating potential acquisition targets; its extraction equipment designs target high-value precious metals; and its matched purchases and sales business targets gold.

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The prices for high-value precious metals are influenced by numerous factors beyond the Company’s control, including general economic conditions, market forces and macroeconomic conditions, governmental intervention, competition, labor costs, inflation, uncertainty, import duties, other trade restrictions and currency exchange rates.

The profitability of mining operations is highly sensitive to the prices of the minerals or metals being mined and the cost of the raw materials used in the production process.

A decline in commodity prices for the high-value precious metals which the Company targets, whether due to market conditions or other factors, could have a significant adverse effect on the Company’s revenue and profitability and impact the Company's performance. Additionally, it could have a dramatic adverse effect on the value of the Company’s Mineral Portfolio which in turn have a dramatic adverse effect on the Company’s base of assets, capital ratios, financial coverages, ability to obtain and cost of financing, any or all of which could impact the Company’s performance.

An increase in the cost of labor, energy, water, equipment or raw materials which are used in multiple stages of the production process, whether due to market conditions or other factors, could have a significant adverse effect on the Company’s revenue and profitability and impact the Company's performance.

More risk and commentary on the subjects of high-value precious metal prices and costs of labor, energy and raw materials can be found below in the subsection to RISK FACTORS entitled SHORT-FORM DISCLOSURE-AND-COMMENTARY ON RISKS.

What key operational challenges does the Company face as it executes its new business plan?

There are many operational challenges that could affect the success of the Company’s operations, especially given the fact that the Company is embarking on a new business plan under the direction of a newly assembled management team. Some of the risks the Company will face come from macro-sources that are clearly outside of its control, whereas other risks come from sources that may be within the Company’s control.

Key risk factors that are outside of the control of the Company include, but are not limited to, the overall supply and demand for high-value precious metals; the discovery rate of new sources of high-value precious metals; the rate of depletion of existing sources of high-value precious metal deposits; political instability in high-value and precious metal producing regions; worldwide economic conditions; worldwide demand; worldwide environmental and other regulations; and weather conditions in high-value precious metal producing regions.

Key risk factors that may be within the control of the Company include, but are not limited to, the availability and expertise to find, recruit, hire, employ and retain management and key personnel; the effectiveness of that personnel to manage and scale-up operations, navigate operational challenges, and control costs associated with exploration, development and production; the availability and cost of quality of mineral, financial and human resources; the ability to raise and effectively deploy capital; and the handling of environmental, safety, and security risks.

The Company’s success also depends, in part, upon its ability to properly manage and grow its resources base (including its Mineral Portfolio assets, its business acumen and expertise, and its human and financial capital) and effectively respond to the changing markets and landscape (including economic, regulatory and environmental) in which it operates. The Company may not be able to fulfill staffing requirements, successfully train and assimilate new workers, or expand its management base. The Company may be unable to execute its business plans, manage its operations, establish a financial system or a system of internal controls to effectively manage the Company’s business. Failure to achieve any or all of these goals could prevent the Company from managing growth in an effective manner and could have a material adverse effect on the Company’s business, financial condition, results of operations and performance.

More risks and commentary on the operational challenges can be found below in the subsection to RISK FACTORS entitled SHORT-FORM DISCLOSURE-AND-COMMENTARY ON RISKS.

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What risk factors should be considered when evaluating the potential success of the Company’s future prospects given the fact that it has both a brand-new business plan and a brand-new management team?

The Company adopted its current business plan in 2024. New management joined the Company in late 2023, and undertook a complete housecleaning of the Company, including but not limited to, the removal of certain assets and time-barred obligations from the Company’s books; the reclamation of certain outstanding shares of common stock; and the renegotiation of certain current obligations. These efforts culminated in the achievement and presentation of audited financial statements by the third quarter of 2024.

Prior to this undertaking by new management, the Company had been engaged in a number of different industries and lines of business, under the direction of various management teams for more than two decades. During some of those years, the Company posted limited business activity; particularly during the years immediately following the sale of its Goldfield subsidiary through the end of the Covid-19 pandemic when new certain subject matter experts were recruited to join the Company.

The refocusing of the Company’s plan of business, its lack of activity, and its entirely new management team combine to make an evaluation of the Company’s business and prospects very difficult. For all intents and purposes, it’s a brand-new business plan under the direction of a brand-new management team with limited operating experience and history. The Company is subject to all of the risks inherent in the creation and development of a brand-new business. As such, the Company's prospects must be considered speculative, and subject to all of the risks, expenses, and difficulties that are frequently encountered in the establishment of a new business. Company management cannot be certain whether the Company’s business will be successful or that the Company will generate sufficient revenues to become profitable.

The report of the Company’s financial statements included in this registration statement indicate that the Company has suffered losses from operations, has a net capital deficiency and has yet to generate cash flow. In addition, the Company has limited cash resources with which to sustain operating expenses, and a failure to raise capital could raise substantial doubt about the Company's ability to continue as a going concern.

More risks and commentary on the subjects of the Company’s new business plan and new management can be found below in the subsection to RISK FACTORS entitled SHORT-FORM DISCLOSURE-AND-COMMENTARY ON RISKS.

How does the Company intend to operate using consultants rather than full-time or part-time employees?

The Company does not have any employees. Company management, including its officers and directors, is composed of independent contractor consultants, many of whom have owned their own consulting businesses for years. From the Company’s perspective, these independent contractor consultants are subject-matter specialists who would be unattainable and unaffordable if the Company demanded or even attempted to engage them on a full-time, exclusive basis. With a few notable exceptions, the Company’s standard engagement arrangement does not require the Company to pay a monthly stipend to these independent contractor consultants. In a few cases, these independent contractor consultants were each granted a de minimis number of restricted shares of the Company’s Series C convertible preferred stock. In all of the other cases, these independent contract consultants were sold contractual rights to purchase restricted shares of the Company’s Series C convertible preferred stock at a price equivalent to the price at which the underlying shares were trading on the market at the time their contracts were executed. As such, the only economic advantage gained by the independent contractor consultants was that the contractual rights afforded them the time, until the contractual rights expired, to exercise them.

As of December 31, 2024, every independent contractor consultant engaged by the Company is either a shareholder and/or a contractual right holder, and many have made sizable cash purchases to acquire restricted stock over the course of their engagement with the Company. The Company believes that the economic incentive of being a shareholder and/or contractual right holder will be sufficient to encourage these independent contractor consultants to remain available to the Company on a when and as needed basis, but the Company has no guarantee that this will be the case. Accordingly, if any of these independent contractor consultants were to terminate or non-renew their service with the Company, such a departure could have a material adverse effect on the Company’s business. The Company’s future success could depend on the Company’s ability to identify, attract, hire or engage, retain and

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motivate well-qualified personnel. There can be no assurance that such professionals will be available in the market, or that they can be engaged on reasonable terms when and as needed.

To supplement the business experience of the Company’s officers and directors, the Company engage accountants, technical experts, appraisers, attorneys, or other consultants or advisors. The Company’s Board, without any input from stockholders, will make such decisions and selections as needs arise, and will engage such assistance on an "as needed" basis without continuing fiduciary or other obligations accordingly. In the event that the Company considers it necessary to engage outside advisors, the Company may elect to engage persons who are considered to be affiliates if they are able to provide the required services.

It is likely that the Company may need to expand its workforce over the next twelve months to support the Company’s expansion and business development, and the Company anticipates doing so by engaging the services of additional independent contractor consultants.

More risks and commentary on the subjects of human capital and the use of consultants can be found below in the subsection to RISK FACTORS entitled SHORT-FORM DISCLOSURE-AND-COMMENTARY ON RISKS.

Given that the Company’s brand-new management team is now operating under a brand-new business plan, how robust are its internal controls and procedures?

The Company recently conducted an evaluation of its internal control over financial reporting based on the framework in "Internal Control Integrated Framework" issued by the Committee of Sponsoring Organizations for the Treadway Commission ("COSO") and published in 2013, and subsequent guidance prepared by COSO specifically for smaller public companies. The purpose of such an evaluation is to identify deficiencies, significant deficiencies and material weakness that could result in material misstatements of a company’s financial statements.

A deficiency in internal control over financial reporting (“ICFR”) refers to a weakness or failure in the design or operation of an organization's internal control system that could potentially lead to material misstatements in the financial statements. These misstatements may be either due to fraud or error and could go undetected or uncorrected in a timely manner.

There are two main types of deficiencies in internal control:

1.	Design Deficiency: This occurs when the control is not properly designed to address the risks it was meant to mitigate. For example, if there is a lack of segregation of duties, where one person has control over both authorizing and recording financial transactions, it creates a vulnerability to errors or fraud.
2.	Operational Deficiency: This occurs when a control is poorly executed or not operating effectively, even if it is properly designed. For example, if employees do not follow established procedures or if there is inadequate supervision or monitoring, the control may fail to prevent or detect a material misstatement.

When a deficiency in internal control is identified, it is classified based on its severity:

●	Significant Deficiency: A control deficiency that is less severe than a material weakness but still important enough to merit attention by management and the audit committee.
●	Material Weakness: A deficiency, or combination of deficiencies, that significantly increases the risk that a material misstatement in the financial statements will not be prevented or detected in a timely manner. This could lead to unreliable financial reporting and might require disclosure in the organization's financial statements.

Proper internal controls are crucial for ensuring the accuracy and integrity of financial reporting, and a deficiency could undermine confidence in the organization’s financial statements.

Based on that evaluation, management concluded that the Company’s internal control over financial reporting needs to be improved to correct the following known material weaknesses:

●	The Company's lacks in segregation of duties.
●	The Company lacks an audit committee
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●	The Company lacks control procedures that include multiple levels of review over financial reporting.
●	Management has not established appropriate and rigorous procedures for evaluating internal controls over financial reporting. Due to limited resources and lack of segregation of duties, documentation of the limited control structure has not been accomplished.
●	Even though the Company does employ policies and procedures for reconciliation of the financial statements and note disclosures, these processes are not appropriately documented.
●	Even though management has established procedures to minimize loss of data, it has not rigorously tested its data back-up procedures to ensure that they are sufficiently complete, methodical and consistent to ensure loss of data will not occur.

Management believes that these material weaknesses will remain until the point in time that the Company has the resources to hire additional personnel so that the Company can adequately segregate financial reporting duties, retain outside consultants to review the Company’s controls and procedures, and possibly beyond. Even though the Company is in the process of developing and instituting certain internal controls, it will take time and additional manpower to implement them fully. Given that the Company presently has only one officer and one director (soon to be expanded to five), it is not possible to develop and maintain a system of checks and balances that can guarantee the prevention of all possible errors (including those which could result from faulty judgment or decision-making) or provide absolute assurance that all instances of fraud can be detected. Furthermore, controls can be circumvented by individual acts of a person, by acts of collusion of two or more people, or by management overriding those controls. The design of any control system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Furthermore, over time a control system may become inadequate because of changes in conditions or because the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud could occur and may not be detected which could adversely affect the Company’s business, financial condition, results of operations and performance.

More risks and commentary on the subjects of personnel, financial reporting, security, theft and fraud can be found below in the subsection to RISK FACTORS entitled SHORT-FORM DISCLOSURE-AND-COMMENTARY ON RISKS.

What are the added risks for shareholders given that the Company is a “controlled company” trading on the OTC Pink Market?

The Company is considered a “controlled company” because a single individual, group, or entity holds more than 50% of the voting power of its outstanding equity securities.

By virtue of the fact that the Company trades on the OTC Pink Market, the Company is already not required to meet the same corporate governance standards or regulatory oversight that would otherwise be imposed on it were it to be traded on a national securities exchange such as the NYSE or NASDAQ. This lack of required independent board oversight, committee structure, and disclosure obligations can increase governance risks and reduce transparency for investors.

The concentration of voting control also means that the controlling shareholders have significant influence over all major decisions, including the election and removal of directors, appointment of management, approval of mergers or acquisitions, and other significant corporate actions. This level of control may discourage or prevent transactions that could benefit minority shareholders, such as unsolicited acquisition proposals or changes in management.

In addition, the absence of mandatory requirements for independent directors or board committees may result in limited oversight of management’s actions, reduced accountability, and an increased risk of conflicts of interest. Decisions may be made that primarily benefit the controlling shareholders, even if they are not aligned with the interests of our other shareholders.

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As a result, investors may face increased risk due to reduced governance protections, limited access to reliable company information, and decreased ability to influence corporate decisions. These factors may also have an impact on the marketability and long-term value of the Company’s securities.

More risks and commentary on the subjects of strategic missteps, dependence on personnel, financial reporting, internal controls, OTC Pink marketplace, and corporate governance can be found below in the subsection to RISK FACTORS entitled SHORT-FORM DISCLOSURE-AND-COMMENTARY ON RISKS.

The costs to meet the reporting requirements of a public company, subject to the Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, and various other rules and regulations, are substantial and could significantly increase the Company's administrative costs, and failure to comply or comply in a timely manner could adversely affect the Company’s performance and the price and trading of the Company’s securities.

The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and listing requirements subsequently adopted by the NYSE Amex in response to Sarbanes-Oxley, have required changes in corporate governance practices, internal control policies and audit committee practices of public companies. Although the Company is a relatively small public company, these rules, regulations, and requirements for the most part apply to the same extent as they apply to all major publicly traded companies.

Not only has this regulation significantly increased the Company's legal, financial, compliance and administrative costs, but they have also made certain other activities more time-consuming and more costly, requiring substantial time and attention of Company’s management. Failure to satisfactorily comply with the myriads of rules, regulations and requirements under which the Company operates could result in, among other things, penalties, delisting from exchanges, or loss of public trust, any or all of which could adversely impact the Company.

The Company expects its continued compliance with these, and future rules and regulations, will continue to require significant resources and may require the Company to recruit, hire, train, employ and retain additional financial reporting, internal control and other personnel to develop and implement internal controls and reporting procedures that are required by these rules and regulations. If, for whatever reason, the Company is unable to comply with the internal control requirements of the Sarbanes-Oxley Act, the Company may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley Act.

These rules and regulations also may make it more difficult and more expensive for the Company to obtain director and officer liability insurance in the future and could make it more difficult for the Company to attract and retain qualified individuals to serve as officers and/or members for the Company's Board of Directors, particularly those that are asked to serve on the Company’s audit committee.

The financial costs to the Company to comply with these laws, regulations and rules are estimated to be more than $100,000 annually. The funds the Company uses to pay for compliance are funds that could otherwise be used to fund operations. Failure to comply, failure to maintain adequate processes and controls, and/or failure to recruit, hire, train, employ and retain financial and management personnel who can ensure that the Company’s internal controls and procedures systems are being followed and producing accurate reports of the Company’s financial performance on a timely basis, could result in fines and penalties for non-compliance, subject the Company to litigation from regulators or stakeholders, adversely affect the Company’s business relationships and ability to raise capital in the financial markets, cause a decline in the price of the Company’s securities, or a suspension or cessation in trading for the Company’s securities. Any or all of these events could adversely affect the Company’s business, financial condition, ability to raise capital, results of operations and performance and an investor’s ability to effectuate transactions in the Company’s stock or achieve the investor’s investment objectives.

More risks and commentary on the subjects of legal and compliance costs, regulation, personnel, insurance, and financial reporting can be found below in the subsection to RISK FACTORS entitled SHORT-FORM DISCLOSURE-AND-COMMENTARY ON RISKS.

The SEC’s and FINRA’s Penny Stock Rules, and the additional disclosure and approvals requirements associated therewith, could reduce market liquidity, increase volatility, or otherwise make it more costly and difficult for investors to buy and sell the Company’s stock.

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The Securities and Exchange Commission (“SEC”) has adopted rules (e.g. Rule 3a51-1) that regulate broker-dealer practices in connection with transactions in “penny stocks”. Likewise, the Financial Industry Regulatory Authority (“FINRA”) has specific rules that govern transactions involving penny stocks as well.

Penny stocks generally are equity securities that trade at a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system) or meet certain other criteria with regard to the length of time the company has been in continuous operation; the amount of stockholder’s equity and/or net tangible assets that the company has; the company’s average annual revenue or net income; the number of shareholders and/or outstanding shares the company has; the company’s market capitalization; and/or the price at which the company’s stock trades.

Even though the Company meets certain of these criteria, the Company remains subject to the Penny Stock rules.

Penny Stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document explaining certain information about penny stocks, their place in the market and the risks associated with investing in them. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the Penny Stock Rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must, in certain circumstances, make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. FINRA has also adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer and prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. Additionally, according to FINRA Rule 6460, broker-dealers are allowed to accept or submit quotes for penny stocks only if the quote is unsolicited by the customer. FINRA also closely monitors penny stocks for potential market manipulation, including pump and dump schemes where stocks are artificially inflated and then sold at a profit by those who manipulated the price. Penny stocks are more susceptible to manipulation due to their low liquidity and volatility. FINRA has procedures and rules in place to detect and prevent such practices, including surveillance of trading patterns and price movements.

These rules, disclosure requirements, and the restrictions placed on broker-dealers can have the effect of reducing the trading activity in the secondary market for a stock that is classified as a penny stock and becomes subject to the penny stock rules. If a company’s common stock becomes subject to the penny stock rules or is otherwise perceived by investors to be a penny stock even if it is not, holders of those shares may have difficulty depositing and/or selling those shares. These rules, requirements and restrictions could make it more difficult for broker-dealers to recommend or transact in the shares of low-priced stocks, for at least some of their customers, which could limit the ability of shareholders, investors and potential investors to buy and sell low-priced stocks; and this could have the further adverse effect on the market for, the price of, and the volume in shares of low-priced stocks.

The low price of the Company’s common stock could have a negative effect on the ability for certain investors to engage in their purchase and sale and/or could be negatively impacted by the amount and percentage of transaction costs that investors might be required to pay to execute transactions in the Company’s common stock. The low price of the Company’s common stock could also limit the Company’s ability to raise additional capital through the issuance of additional shares and increase the difficulty that investors may encounter to deposit new issuances of shares into brokerage or other accounts. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not accept delivery of shares of low-priced stocks or permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers and investors from dealing in low-priced stocks, including making it difficult and/or costly for investors to even deposit low-priced stocks into a brokerage account. Finally, a broker-dealer’s commissions on low-priced stocks may

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represent a higher percentage of the stock price than commissions on higher-priced stocks. As a result, investors in the Company's common stock may pay transaction costs that are a higher percentage of their total share value than if the Company’s share price were substantially higher.

The Company’s common stock falls under the definition of a Penny Stock. Therefore, penny stocks rules apply to transactions in the Company’s common shares which could adversely impact the Company’s performance and an investor’s ability to effectuate transactions in the Company’s stock or achieve the investor’s investment objectives.

More risks and commentary on the subjects of penny stocks, volatility, low trading volume, unsolicited quotes only and manipulation can be found below in the subsection to RISK FACTORS entitled SHORT-FORM DISCLOSURE-AND-COMMENTARY ON RISKS.

Given the Company’s status as a relatively unknown company, with a brand-new management operating a brand-new business plan, and lack of historical profits, the market price for the Company’s common stock may be particularly volatile.

The volatility in the price of the Company’s common stock could be attributable to a number of factors, many of which are not within the Company’s control.

The Company’s common stock competes for investment capital and investor sentiment against companies which potentially are larger, more established and may trade on national securities exchanges. These other companies may also have already established a substantially larger base of investors, possibly including institutional investors. The other companies may be followed by brokerage firms, investment advisors and/or covered by research. The other companies may also have a substantially larger public float and market capitalization and may trade in higher volumes measured both in dollars and in shares. The other companies may offer a myriad of other characteristics that appeal to the investing public far more effectively than the Company’s common stock may appeal to the same investor group. Any or all of these factors, along with many others, could lead to greater price volatility in the Company’s common stock. These factors could also lead to limited trading volume, limited trading frequency and limited liquidity. Any or all of these factors could disproportionately influence the price of the Company’s shares in either direction. For example, the price for the Company’s shares could decline precipitously in the event that a large number of shares of the Company’s common stock are sold or offered for sale on the market without commensurate and coincident demand.

Compared to the attributes of these other companies, the Company represents a speculative or "risky" investment considering that the Company is relatively unknown, has both a new business plan and a new management team, has demonstrated a lack of profits to date, and also faces the additional uncertainty as to the Company’s general level of investor acceptance and sentiment with regards to all of these recent developments. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news, lack of progress or otherwise, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float.

A variety of factors could have a substantial effect on the price of the Company’s common stock, its volatility, its trading volume and other stock market-related trading characteristics.

Some of these factors relate to a company’s performance, such as management’s ability to meet growth projections and expectations, quarterly operating results versus those of other companies in the same industry, a company’s ability to navigate changes in general conditions in the economy; and some of these factors relate to investor’s perception and sentiment related to a company’s performance. Other factors that could affect the price and volatility of a company’s common stock may have little or nothing to do with the company itself; that is to say, the stock market in general could be subjected to extreme price and volume fluctuations for geopolitical reasons or reasons due to natural disasters, global trade, growth and other macro-economic factors to name a few. Such factors can affect the volatility and market price of securities issued by many companies for reasons totally unrelated to a company’s operating performance; and any or all of these could have the same effect on the Company’s common stock.

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These general market activity factors are, for the most part, beyond the Company’s control and could have an effect on the market price of the Company’s common stock, regardless of the Company’s operating performance. The Company cannot make any prediction or projection as to what the prevailing market price for the Company’s common stock will be at any time. Moreover, the OTC Pink Marketplace is not as liquid of a market as that of the major stock exchanges. The Company cannot assure investors as to the future market price of the Company’s common stock or the volume of trading that might ensue. Nor can the Company assure investors that the Company’s common stock will not be particularly volatile or suffer from a lack of liquidity. All of these risk factors could substantially affect the price of the Company’s common stock regardless of the Company’s performance and could adversely affect an investor’s ability to effectuate transactions in the Company’s stock or achieve the investor’s investment objectives.

More risks and commentary on the subjects of volatility, low trading volume, market characteristics and market sentiment can be found below in the subsection to RISK FACTORS entitled SHORT-FORM DISCLOSURE-AND-COMMENTARY ON RISKS.

The Company previously issued convertible notes that could cause dilution and/or could result in selling pressure on the Company’s stock which in turn could result in a lower price for the Company’s stock.

Over the course of many years before the current management team joined the Company, the Company issued promissory notes that were or are still convertible into the Company’s common stock at a discount to the market price.

Management has since derecognized the promissory notes which were time-barred pursuant to the statute of limitations, and renegotiated (through the exchange of warrants) many of the other promissory notes, thereby substantially reducing the dilution affect that conversions could have had on the Company and reducing the downward pressure that the sale of shares could have had on the price of the Company’s stock. However, a few promissory notes still remain outstanding. Despite the Company’s attempts to negotiate with these holders and the Company’s caution that it intends to vigorously defend against conversion, these promissory notes still remain outstanding. There is no certainty the holders of these promissory notes won’t try to convert and there is no guarantee that the Company’s legal position will be upheld; however, the Company feels that its legal position is well supported by recent actions taken by the SEC. The Company believes that these financing agreements contain terms that are void ab initio pursuant to 15 U.S.C. § 78cc(b) and Section 29(b) of the Exchange Act, based on the SEC’s public enforcement positions. Specifically, the Commission has repeatedly taken the position that such transactions, structured by unregistered dealers who routinely engage in the business of buying convertible notes from issuers and converting them at a discount, violate the dealer registration provisions of Section 15(a)(1) of the Exchange Act, thereby rendering the related contracts void and unenforceable.

The Company bases its position on the Commission’s actions in the following cases:

●	SEC v. John D. Fierro and JDF Capital, Inc. (Feb. 20, 2020),
●	SEC v. Justin W. Keener d/b/a JMJ Financial (Mar. 24, 2020), and
●	SEC v. John M. Fife, Chicago Venture Partners, Iliad Research and Trading, St. George Investments, Tonaquint, and Typenex Co-Investment (Sept. 3, 2020).

In reliance on the position taken by the SEC in these matters, the Company believes the aforementioned promissory note obligations should be considered void as a matter of law and thus not convertible into shares of common stock. In fact, these promissory note obligations should be treated as legally nonexistent. Accordingly, the Company intends to derecognize these obligations in the third quarter of 2025, when the applicable statute of limitations will have expired, and derecognition will be appropriate under ASC 405-20-40-1 and ASC 405-20-40-2.

Unless the SEC retreats from its previously stated enforcement position on this matter, logic necessarily dictates that these agreements are void and therefore cannot give rise to share issuances or any continuing obligations on the part of the Company.

Of the four promissory notes disclosed herein, three have since become conclusively time-barred under Texas Civil Practice & Remedies Code § 16.004(a)(3), which imposes a four-year statute of limitations on actions for breach

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of contract. These three notes have not been reaffirmed, extended, or paid, and are now legally unenforceable under Texas law. The one remaining note, originally issued in the principal amount of $12,500, will reach the four-year statutory limitation threshold on July 19, 2025. By that date, and assuming legal validity and enforceability — which the Company disputes — the total obligation could reach approximately $23,000 with accrued regular and default interest. Based on the note’s stated conversion price of $0.0001 per share, this could theoretically result in the issuance of up to 230,000,000 shares of common stock. This figure reflects a worst-case, full-conversion scenario based on principal and accrued interest at the fixed discount price, assuming enforceability. The Company has publicly stated its intent to vigorously contest any conversion efforts inconsistent with applicable law and contractual validity. This disclosure is provided in accordance with the Company’s obligations under ASC 825-10-50, notwithstanding its position that the note is legally void and unenforceable. The Company maintains that derecognition of all such convertible obligations in Q3 2025 will be appropriate under ASC 405-20-40-1(b) and applicable Texas law.

The Company’s position on these particular promissory notes notwithstanding, in the general case, the Company acknowledges that conversion of any security into common shares (be that through the exercise of contractual rights, options, warrants, preferred shares, promissory notes, or any other convertible obligation) and the offer and/or sale of the common shares resulting from such conversion could put pressure on the price of the Company’s common stock in the market, and that generally leads to a lower stock price. Additionally, the dilution caused by such issuance could adversely impact the Company’s performance and an investor’s ability to effectuate transactions in the Company’s stock or achieve the investor’s investment objectives.

More risks and commentary on the subjects of convertible securities and dilution of ownership can be found below in the subsection to RISK FACTORS entitled SHORT-FORM DISCLOSURE-AND-COMMENTARY ON RISKS.

Company management anticipates that the Company will need to raise additional capital to continue the execution of its business plan and failure to do so could jeopardize the Company’s ability to continue operations.

The Company’s principal focus is on mining and mineral management; mineral processing; and liberation of the values contained in its mineral property assets. To implement its strategy of acquiring properties for its Mineral Portfolio, developing and upgrading those properties through geological and other testing, and extracting and selling the high-value precious metal contained therein, the Company will need to secure additional funding.

The Company anticipates it will need to raise approximately $1,500,000 in capital to both support its operations and prepare for the Regulation A+ (or alternative) capital raise which it plans to pursue by mid-year 2025. The Company regularly engages in discussions with investors, investment bankers and other funding sources in its normal course of business, but there is no guarantee that these discussions will be successful or that the Company will be able to raise the funding it needs to execute its business plans.

Failure to obtain additional funds could significantly limit or eliminate the Company’s ability to fund planned activities, which could adversely affect the Company’s business, financial condition, results of operations and performance.

Success in obtaining additional funds could have a dilutive impact on the Company’s shareholders. Though the Company intends to craft future sales and issuances of its securities in ways that serve to minimize dilution, any sales that involve the issuance of any common stock or any security that could be converted into common stock will have a dilutive effect on shareholders. Presuming that the price of the Company’s common stock is in some way related to or is a function of the Company’s earnings per share, then any sales or issuance of common stock or a security that could be converted to common stock could also adversely affect the price of the Company’s common stock in the market, even in circumstances where the issuance is accretive to the Company’s book value. Furthermore, investor sentiment on the subject of shareholder dilution tends to be negative, which itself could further adversely impact the price of the Company’s common stock, impact an investor’s ability to effectuate transactions and/or achieve an investor’s investment objectives.

More risks and commentary on the subjects of raising capital, convertible securities, investor sentiment and dilution of ownership can be found below in the subsection to RISK FACTORS entitled SHORT-FORM DISCLOSURE-AND-COMMENTARY ON RISKS.

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Because the Company has expressly stated that it intends to issue securities to meet its current and future financial and acquisition needs, and those securities could be shares of common stock or could be convertible securities that convert into shares of common stock, shareholders and investors could suffer from dilution.

The Company is presently authorized to issue up to twenty billion (20,000,000,000) shares of common stock, of which five billion (5,000,000,000) are issued and outstanding as of the date of this filing, and fifty million (50,000,000) shares of preferred stock, of which seven million three hundred seventy-three thousand (7,373,000) shares have been designated, seven million twenty-seven thousand four hundred forty-nine (7,027,449) are outstanding, and forty-two million six hundred twenty-seven thousand (42,627,000) shares remain undesignated. Further details covering the breakdown of the preferred stock by series can be found in the Company’s financial statements and footnotes found in Items 2 and 15 of this Form 10.

The Company’s Board of Directors has the authority to cause the issuance of new securities, including but not limited to convertible debt, preferred stock, convertible preferred stock, common stock, warrants and options.

The Company’s Board of Directors also has the authority to establish, from the authorized and unissued shares of preferred stock, one or more classes or series of shares, to designate each such class and series, and fix the rights and preferences of each such class of preferred stock; which class or series shall have such voting powers (full or limited or no voting powers), such preferences, relative, participating, optional or other special rights, and such qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issuance of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.

The Company’s common stock does not carry preemptive rights; consequently, the Company has no obligation to offer current shareholders of its common stock the opportunity to purchase new shares in proportion to their current holdings. Therefore, in addition to the dilutive effect that new issuances of shares could have on shareholders, they could also be adversely affected by a dilution in their influence on corporate matters which could result from the dilution of their voting power.

The Company has multiple classes of preferred stock outstanding, all but one of which are convertible into common stock. The terms of these preferred shares allow for conversion at fixed rates, depending on the series. Upon conversion, such preferred shares may result in the issuance of a substantial number of additional shares of common stock.

The following series of preferred stock are convertible: (i) each Series B Preferred share is convertible into 1,000 shares of common stock; (ii) each Series C Preferred share is convertible into 400,000 shares of common stock; (iii) each Series D Preferred share is convertible into 25,000 shares of common stock, and (iv) each Series NMC Preferred share is convertible into 500 shares of common stock.

In addition, the Company has disclosed its intention to issue additional securities to support capital needs and potential future acquisitions. These securities may include convertible preferred stock, convertible debt, or additional common equity, and they may be accompanied by options and warrants; any of which could significantly increase the number of shares of common stock outstanding.

Furthermore, the Company has adopted a standard practice whereby independent contractor consultants are offered an opportunity to purchase the right to buy preferred stock as part of their compensation package.

The conversion of currently outstanding convertible securities, including but not limited to preferred stock, warrants and options, coupled with the future issuance of additional securities, will dilute the ownership interests of existing common stockholders and could adversely affect the market price of our common stock. Further, such dilution could impact the voting power of existing shareholders and make it more difficult for them to influence corporate matters.

Consequently, the Company’s shareholders could experience dilution in their ownership of the Company’s stock and voting power. Presuming that the price of the Company’s common stock is in some way related to or is a function of the Company’s earnings per share, then any sales or issuance of common stock or a security that could be

Please review pages 2 & 3 - Cautionary Notes on Forward-Looking Statements.	34

converted to common stock could also adversely affect the price of the Company’s common stock in the market, even in circumstances where the issuance is accretive to the Company’s book value. Furthermore, investor sentiment on the subject of shareholder dilution tends to be negative, which itself could further adversely impact the price of the Company’s common stock, impact an investor’s ability to effectuate transactions and/or achieve an investor’s investment objectives.

More risks and commentary on the subjects of raising capital, convertible securities, investor sentiment and dilution of ownership can be found below in the subsection to RISK FACTORS entitled SHORT-FORM DISCLOSURE-AND-COMMENTARY ON RISKS.

The conversion of the Company’s outstanding preferred stock, options, warrants and future issuances of securities could substantially dilute existing common stockholders.

The Company has multiple classes of preferred stock outstanding, all but one of which are convertible into common stock. The terms of these preferred shares allow for conversion at fixed rates, depending on the series. Upon conversion, such preferred shares may result in the issuance of a substantial number of additional shares of common stock.

The following series of preferred stock are convertible: (i) each Series B Preferred share is convertible into 1,000 shares of common stock; (ii) each Series C Preferred share is convertible into 400,000 shares of common stock; (iii) each Series D Preferred share is convertible into 25,000 shares of common stock, and (iv) each Series NMC Preferred share is convertible into 500 shares of common stock.

In addition, the Company has disclosed its intention to issue additional securities to support capital needs and potential future acquisitions. These securities may include convertible preferred stock, convertible debt, or additional common equity, and they may be accompanied by options and warrants; any of which could significantly increase the number of shares of common stock outstanding.

Furthermore, the Company has adopted a standard practice whereby independent contractor consultants are offered an opportunity to purchase the right to buy preferred stock as part of their compensation package.

The conversion of currently outstanding convertible securities, including but not limited to preferred stock, warrants and options, coupled with the future issuance of additional securities, will dilute the ownership interests of existing common stockholders and could adversely affect the market price of our common stock. Further, such dilution could impact the voting power of existing shareholders and make it more difficult for them to influence corporate matters.

The Company conducts business in an industry which is politically out-of-favor, generally unpopular, subject to adverse publicity and could be subject to environmental liabilities.

The Company mining and mineral business is subject to the federal, state and local Environmental Protection Laws as well as other national and local laws regarding pollutant discharge, air, water and noise pollution. Although the Company believes that it is in compliance, in all material respects, with the applicable environmental laws and regulations, if it is determined that the Company is not in compliance or is otherwise in violation of and of these regulations, the Company could be subject to financial penalties as well as the loss of certain business licenses. Furthermore, if the national or local government adopts more stringent environmental regulations, the Company may incur significant costs to comply with such regulations. Failure to comply with present or future environmental regulations could subject the Company to substantial fines, and/or cause the Company to suspend production or cease operations.

Though the Company incurs usual and customary costs associated with environmental compliance in its normal course of business, it has not incurred any fines, penalties, or material costs in connection with any failure to comply with any applicable environmental laws, rules or regulations. However, the risk of environmental liability over and above the normal costs associated with maintaining compliance with environmental laws, rules and regulations is inherent in the nature of the mining and minerals business, and there can be no assurance that material environmental liabilities and compliance costs will not arise in the future.

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Rule violations, failures to comply with regulations, or simply because the Company operates in an out-of-favor sector of the economy such as mining could subject the Company to political unpopularity and adverse publicity. Additionally, the mere fact that Company operates in the mining business, which is perceived by the public to be less socially responsible than certain other industries, could make it more difficult for the Company to find, recruit, hire, employ and retain management and key personnel as well as attract investment capital to fund or grow the Company’s operations. Failure to overcome any or all of these challenges could adversely impact the Company's performance.

More risks and commentary on the subjects of environmental compliance and reputational risks can be found below in the subsection to RISK FACTORS entitled SHORT-FORM DISCLOSURE-AND-COMMENTARY ON RISKS.

The Company’s insurance coverage may be inadequate to protect the Company from potential losses.

The Company seeks to purchase various types of insurance and performance bonds to cover various categories of risk, including but not limited to, property risks, liability risks, life and health risks, worker related risks, cyber-related risks and legal risks.

The Company has engaged a group of insurance professionals to propose a suite of insurance to protect the Company, but the Company has not yet received the full proposal that it seeks. The Company expects that this suite of proposed insurance will include property insurance; personal injury insurance; accident and medical care insurance; product liability insurance; errors and omissions insurance; directors and officers liability insurance; business interruption insurance; key-man insurance; cyber-insurance; and other types of insurance intended designed to protect the Company against other insurable risks. At present the company has only purchased a limited amount of insurance coverage and therefore does not have insurance covering any and all insurable risks.

Even presuming that the Company is able to afford all of the insurance that it seeks to purchase, the insurance the Company seeks may not cover all of the risks the Company may face. Insurance policies have coverage exclusions as well as limitations on the amount of coverage they offer. Furthermore, even assuming that any such loss might be fully covered, the Company could still be exposed to a loss due to the time spent processing claims, and the loss of expertise if a loss happens to be associated with the Company’s human capital.

Although this list is not and cannot be exhaustive, risks associated with any of the following events could have a material and adverse effect on the Company’s business, results of operations and performance:

●	any business disruption or natural disaster could result in substantial costs, diversion of resources and possibly other legal liability;
●	any event that that causes damage to, or destruction of, the Company’s facilities, property, or machinery could result in substantial costs, litigation, business disruption, diversion of resources, liability for personal injury or death, and possible other legal liability;
●	any event that involves any equipment that the Company has designed, built, installed, or otherwise put into use or sold to others or allowed others to use or put into use could results in substantial costs, litigation, product liability, liability for personal injury or death, property damage and possible other legal liability;
●	any event that injures any of the Company’s personnel could result in substantial costs, litigation, business disruption, diversion of resources, liability for personal injury or death, medical care, and possible other legal liability; or
●	any event that involves key business personnel could result in substantial costs, loss of expertise, diversion of resources and possible other legal liability;

The occurrence of one or more significant event for which the Company is not fully insured or indemnified, and/or the failure of a party to meet its underwriting or indemnification obligations, could materially and adversely affect the Company’s operations, financial condition and performance. Even with the best, most complete insurance, the Company could still be subjected to exposures and risks that are not covered or not fully covered by, or are derivative to, the protection that insurance is meant to provide. Moreover, no assurance can be given that the Company will be able to obtain and maintain adequate insurance in the future, or that the insurance fully covers the loss incurred by the Company.

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More risks and commentary on the subjects of product liability, litigation, key personnel, dependence on management, cybersecurity, and ability to secure insurance risks can be found below in the subsection to RISK FACTORS entitled SHORT-FORM DISCLOSURE-AND-COMMENTARY ON RISKS.

Cautionary Note.

In the Company’s attempt to identify what it believes to be the most significant risks to its business performance and to investors, it identified that the preceding risk factors required more thorough explanation and therefore chose to discuss them more rigorously in a long-form discussion format.

The Company believes that following risk factors, which are provided in a short-form disclosure and commentary format must also be taken into consideration.

The Company cannot predict whether, or to what extent, any risks may be realized nor can the Company guarantee that it has identified all possible risks that might arise. Investors should carefully consider all risk factors, whether included herein or not, before making an investment decision with respect to the Company’s securities.

Short-Form Disclosure-and-Commentary on Risks

General Business Risks

There are general business risks which are faced by most if not all operating companies which should be considered by investors as they evaluate the Company.

1. Market and Economic Risks

●	Economic Conditions: General economic downturns, recessions, inflation, or other macroeconomic factors could adversely impact the Company's performance.
●	Fluctuations in Demand: Changes in consumer preferences, demand for products or services, or industry-specific demand fluctuations are factors that could adversely impact the Company's performance.
●	Interest Rate Risk: Rising interest rates could increase borrowing costs or affect the Company’s financial performance.

●	Currency Exchange Risk: Fluctuations in foreign currency exchange rates may impact revenues, costs, and profitability which could adversely impact the Company's performance.

2. Industry-Specific Risks

●	Competitive Pressure: The risk of increased competition, including from new or existing competitors, could impact market share, pricing, and margins and could adversely impact the Company's performance.
●	Regulatory and Legal Risks: Changes in laws, regulations, or government policies, on a local, state, national and international level, could impact operations or increase costs, and adversely impact the Company's performance.
●	Technological Disruption: New technologies could make the company’s products or services obsolete or reduce demand for them, which could adversely impact the Company's performance.
●	Supply Chain Risks: Dependency on suppliers or vendors, and potential disruptions due to factors such as natural disasters, labor strikes, or geopolitical events could adversely impact the Company's performance.

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3. Financial Risks

●	Liquidity Risk: Insufficient cash flow or access to capital could limit the Company's ability to fund operations, growth initiatives, or debt obligations which could adversely impact the Company's performance.
●	Debt Levels and Credit Risk: The Company operates in a capital-intensive business which may require the Company to carry substantial debt; and rising interest rates or inability to meet debt obligations could pose financial risks which could adversely impact the Company's performance.
●	Revenue and Profitability Fluctuations: Variability in revenues or profit margins, especially in the early stages of the Company’s development projects, and seasonal operating and business cycles could adversely impact the Company's performance.
●	Taxation Risks: Changes in tax laws, new tax regulations, elimination of tax credits, failure to comply with tax obligations, tax disputes or tax audits could result in additional costs, increased tax liabilities or penalties which could adversely impact the Company's performance.

4. Operational Risks

●	Dependence on Key Personnel: The Company relies heavily on a few key individuals for management and expertise, and the loss of any of these individuals could impact operations which could adversely impact the Company's performance.
●	Intellectual Property (IP) Risks: Risk of losing trade secret, intellectual property protection, patent infringement issues, or challenges in securing or maintaining trademarks, patents, and copyrights could impact operations which could adversely impact the Company's performance.
●	Product Liability: Risk of claims or lawsuits related to the Company's products or services could impact operations which could adversely impact the Company's performance.

5. Cybersecurity and Data Protection Risks

●	Data Breaches: The risk of cyber-attacks, data breaches, or unauthorized access to sensitive customer or Company data, which could damage reputation or lead to regulatory penalties could impact operations which could adversely impact the Company's performance.
●	Technology Infrastructure: Reliance on IT systems, software, and infrastructure; disruption or failure of these systems could harm operations which could impact operations which could adversely impact the Company's performance.

6. Legal and Litigation Risks

●	Ongoing or Potential Lawsuits: Disclosure of any ongoing, pending, or potential legal claims against the company, including class actions, intellectual property disputes, or regulatory investigations could impact operations which could adversely impact the Company's performance.
●	Regulatory Scrutiny and Compliance: Risks related to investigations by government agencies, compliance with industry-specific laws, or changes in regulatory requirements could impact operations which could adversely impact the Company's performance.

7. Environmental, Social, and Governance (ESG) Risks

●	Environmental Risks: Potential liabilities or costs related to environmental laws, sustainability practices, or impacts from climate change could impact operations which could adversely impact the Company's performance.
●	Social and Governance Risks: Issues related to corporate governance, employee relations, labor practices, or public perception of the company’s social responsibility and sustainability initiatives could impact operations which could adversely impact the Company's performance.

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8. Geopolitical Risks

●	Political Instability: Risks arising from operating in politically unstable regions, including expropriation, nationalization, civil unrest, or adverse government actions could impact operations which could adversely impact the Company's performance.
●	International Operations Risk: Risks associated with doing business in foreign markets, including trade restrictions, tariffs, sanctions, or foreign exchange controls could impact operations which could adversely impact the Company's performance.

9. Business Model and Growth Risks

●	Scalability and Execution: Risks related to the Company’s ability to scale operations successfully, manage growth, or execute its business strategy could impact operations which could adversely impact the Company's performance.
●	Mergers and Acquisitions: Risks related to acquisitions, integrations, or business combinations that may not produce the expected financial or strategic benefits could impact operations which could adversely impact the Company's performance.

10. Public Market and Investment Risks

●	Stock Price Volatility: The risk that the Company’s stock price could fluctuate significantly due to factors beyond its control, including market sentiment, investor perceptions, or broader market trends could impact the Company’s ability to raise capital for operations which could adversely impact the Company's performance.
●	Liquidity of Shares: The risk that the Company’s shares may not be easily tradable or may face low trading volumes, making it difficult for investors to deposit and/or sell their shares at favorable prices could impact the Company’s ability to raise capital for operations which could adversely impact the Company's performance.
●	Dilution Risk: The potential for dilution of current shareholders’ equity if the company issues additional shares, convertible securities, or other forms of equity could impact the Company’s ability to raise capital for operations which could adversely impact the Company's performance.

11. Risk of Non-Performance

●	Failure to Meet Business Milestones: Failure to meet projected revenue, profit, or operational targets could negatively impact the company’s stock price and investor confidence which could impact the Company’s ability to raise capital for operations which could adversely impact the Company's performance.
●	Inability to Achieve Strategic Objectives: Risks related to the company’s inability to achieve its stated business goals, such as launching new products, entering new markets, or executing strategic plans which could impact the Company’s ability to raise capital for operations which could adversely impact the Company's performance.

12. Natural and External Disasters

●	Natural Disasters: Exposure to natural events such as hurricanes, floods, earthquakes, or pandemics that could disrupt business operations or supply chains could adversely impact the Company's performance.
●	Pandemics or Health Crises: The risk of public health issues affecting operations, workforce availability, or customer demand (e.g., COVID-19 pandemic) could adversely impact the Company's performance.

Mineral and Mining Industry Risks

In addition to the general business risks, which are faced by most if not all operating companies, there are certain industry risks, which are faced by companies that specifically operate in the mineral and mining industry that should also be considered by investors as they evaluate the Company.

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1. Exploration and Development Risks

●	Uncertainty of Resources and Reserves: There is often uncertainty regarding the discovery of economically viable resources or reserves, and the estimates of these resources may change as new data or technologies emerge, which could adversely impact the value of the Company's asset base and performance.
●	Development Risk: The process of turning exploration into productive mining operations involves significant capital expenditure and may face delays, cost overruns, or technical challenges, any or all of which could adversely impact the Company's performance.

2. Operational Risks

●	Mining Operations: The company’s ability to mine successfully can be influenced by technical and operational issues, such as equipment failure, labor disputes, and accidents at the mining site, any or all of which could adversely impact the Company's performance.
●	Environmental and Safety Risks: Mining is often associated with significant environmental and safety risks, such as pollution, accidents, or failure to comply with environmental laws, and there may also be liabilities related to site remediation and the long-term environmental impact of operations, any or all of which could adversely impact the Company's performance.
●	Production Risks: Variance in raw ore feedstock, processing issues related to equipment or other issues, extraction and processing challenges, and/or market conditions can result in lower-than-expected production levels, any or all of which could adversely impact the Company's performance.

3. Commodity Price Volatility

●	Fluctuating Prices of Metals or Minerals: The profitability of mining operations is highly sensitive to the prices of the minerals or metals being mined and the cost of the raw materials used in the production process. A decline in commodity prices for the liberated minerals or metals, or an increase in the cost of raw materials, whether due to market conditions or other factors, can have a significant adverse effect on the Company’s revenue and profitability and impact the Company's performance.
●	Hedging Risks: Mining companies which use commodity hedging strategies to manage price volatility may, inadvertently or otherwise, undertake additional, disclosable risks related to the commodity based financial instruments used to effectuate those hedges, and may generate losses on its hedging contracts, which could adversely impact the Company's performance.

4. Regulatory and Legal Risks

●	Changes in Mining Laws and Regulations: Mining companies are subject to a wide range of local, state, federal, and international regulations. Any changes in these laws or regulations (such as stricter environmental or labor laws) can increase costs, delay projects, or even halt operations which could adversely impact the Company's performance.
●	Permitting and Licensing Risks: Mining companies must secure various permits and licenses for exploration, development, and operation. There is a risk of delays or denials in obtaining or renewing these permits, which can disrupt operations and/or adversely impact the Company's performance.
●	Litigation: Mining companies can face legal challenges from various stakeholders, including landowners, environmental groups, or regulatory agencies, and resolving those legal challenges through lawsuits or otherwise can result in significant legal and financial costs which could adversely impact the Company's performance.

5. Environmental and Climate Risks

●	Environmental Compliance: Non-compliance with environmental regulations, which cover are host of activities including, but not limited to, dust generation, use of hazardous processing chemicals, disposal of waste, water usage, and contamination or pollution of water, ground, and air, can result in fines, shutdowns, or reputational damage, any or all of which could adversely impact the Company's performance.

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●	Climate Change: Changing weather patterns, extreme weather events, or other effects of climate change can affect the availability of resources, disrupt operations, or increase costs which could adversely impact the Company's performance.

6. Geopolitical Risks

●	Political Instability: Mining operations in certain regions or foreign countries may be exposed to political risks such as civil unrest, expropriation, nationalization of resources, or changes in government policies that can affect the company’s ability to operate and adversely impact the Company's performance.
●	Foreign Operations: Mining operations in certain regions or foreign countries, may be subject to different laws and risks associated with currency fluctuations, trade barriers, and foreign government actions which could adversely impact the Company's performance.

7. Infrastructure and Resource Risks

●	Access to Infrastructure: Mining operations often depend on access to infrastructure such as roads, railways, ports, water, and energy supplies, and disruptions in access to infrastructure can significantly affect production and cost structures and could adversely impact the Company's performance.
●	Labor and Workforce: Labor shortages, strikes, or unionization efforts can disrupt operations and challenges to secure skilled labor and fluctuating labor costs could adversely impact the Company's performance.

8. Financial Risks

●	Funding and Capital Requirements: Mining projects can be capital-intensive. Mining companies may face difficulties in securing financing for such projects, especially if they are large-scale and/or long-term, and both the ability to access capital markets and the cost of capital can be influenced by economic conditions and investor sentiment, among other factors, which could adversely impact the Company's performance.
●	Debt and Liquidity Risks: Mining companies operate in a capital-intensive business environment and significant debt or undercapitalization can cause liquidity issues, especially during periods of low commodity prices or operational disruptions, the effects of which could adversely impact the Company's performance.

9. Technology and Innovation Risks

●	Adoption of New Technology: The mining industry often faces technological risks related to the introduction of new mining techniques, automation, or environmental technologies, and failure to keep up with these technological innovations can result in higher costs or reduced productivity which could adversely impact the Company.
●	Cybersecurity Risks: Mining companies increasingly rely on digital infrastructure for operations, and any breach in cybersecurity could disrupt operations or compromise sensitive data and could adversely impact the Company's performance.

10. Reputation Risks

●	Community Relations: Mining companies can face opposition from local communities, environmental activists, or indigenous groups, which can lead to reputational damage, protests, or project delays, any or all of which could adversely impact the Company's performance.

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●	Social Responsibility and Ethics: Companies may face scrutiny over their environmental, social, and governance (ESG) practices, especially if they are perceived to be neglecting social responsibility in favor of profits, which could adversely impact the Company's performance.

11. Depletion of Resources

●	Resource Depletion: Mining operations are typically finite, and the company may eventually deplete its reserves. If new reserves are not discovered or developed in time, the company’s ability to continue operations may be at risk, which could adversely impact the Company's performance.

Company Specific Risks

In addition to the general business risks, which are faced by most if not all operating companies, and certain industry risks, which are faced by companies that specifically operate in the mineral and mining industry, the following risks should also be considered by investors as they evaluate the Company.

1. Business Model Risk

●	Unproven Business Model: The Company is in the early stages of developing its as yet unproven business model, which could turn out to be among many other things, unworkable, subject to significant competition, unscalable, and/or unable to achieve profitability, any or all of which could adversely impact the Company's performance.
●	Market Competition: The Company could be at a disadvantage against larger, well-established competitors that have more resources, brand recognition, and market share, which could adversely impact the Company's performance.
●	Misalignment with Core Business Strategy: The Company’s business model could deviate from the core competencies of the Company’s management, which could make it more difficult to manage and execute successfully, both of which could adversely impact the Company's performance.
●	Strategic Missteps: The Company might misjudge the market dynamics or competitive landscape, leading to poor strategic decisions that undermine its success, which could adversely impact the Company's performance.
●	Difficulty in Scaling: The Company may have difficulty scaling its business model or replicating project results across multiple markets or geographies, which could adversely impact the Company's performance.
●	Acquisition Integration Risks: The Company could face challenges in acquiring or integrating business opportunities, which could disrupt operations or lead to financial difficulties, and could adversely impact the Company's performance.
●	Risk of Becoming an Acquisition Target: The Company could become an acquisition target, and stakeholders could be subject to unwanted changes in control or direction, which could adversely impact the Company's performance.
●	Reliance on Third Parties: The Company’s relies on third-party partners providers (e.g., joint ventures, collaborations, or contractors) who may not be able to perform or meet their obligations, or who might act in a manner inconsistent with or harmful to the Company’s objectives, which could adversely impact the Company's performance.
●	Conflict with Partners: There is a risk that the Company could face disagreements with its partners that lead to delays, legal disputes, or even the dissolution of the partnership, any or all of which could adversely impact the Company's performance.
●	Underperformance, Termination or Abandonment Risk: The Company may face challenges as it attempts to develop, upgrade, and monetize certain assets and may be forced to prematurely terminate or abandon operations that are non-performing or underperforming, leading to a loss of invested capital, reputational damage, or legal consequences any or all of which could adversely impact the Company's performance.

2. Operational, Execution and Governance Risks

●	Dependence on Management: The Company relies heavily on the skillset, expertise and experience of a small group of individuals (e.g. executives, management, key personnel, subject

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matter experts), whose departure could delay or jeopardize operations or otherwise harm the company’s prospects, which could adversely impact the Company's performance.
●	Operational Challenges and Inefficiencies: The Company could face significant challenges in building out efficient operations, optimizing internal processes, managing supply chains, interfacing with financial partners, or encounter problems in a host of other operational, administrative or management areas, any or all of which could adversely impact the Company’s performance.
●	Limited Operating History: The relative newness and limited operating history of Company’s current management team presents challenges for investors, potential investors, and other funding sources to assess their capabilities, long-term viability, and performance, and the results of their business strategies, which could adversely impact the Company’s performance.
●	Dependence on Limited Operations: The Company's dependence on limited operations, which could be disrupted for a multitude of reasons that are outside of management’s control, could adversely impact the Company’s performance.
●	Resource Constraints: The Company could suffer from a lack of necessary resources (e.g. talent, technology, equipment, labor, financial) to successfully execute its business plans, especially given the size, scope and complexity of the Company’s business, which could adversely impact the Company’s performance.
●	Scalability: The Company may face risks associated with its ability to scale operations efficiently, which could adversely impact the Company’s performance.
●	Management or Execution Errors: The Company may face risks resulting from poor or ineffective management, lack of skilled or unskilled personnel, and/or operational inefficiencies that could undermine its success, any or all of which could adversely impact the Company’s performance.
●	Delays or Cost Overruns: The Company may face unexpected delays or exceed its budget due to unforeseen challenges, such as supply chain disruptions, construction delays, or regulatory hurdles, any or all of which could adversely impact the Company’s performance.
●	Uncertainty in Timelines: The Company’s business plans may be dependent on achieving certain milestones (e.g., product development phases, regulatory approvals), and the risk of not meeting these timelines could impact revenue projections and stakeholder expectations, which could adversely impact the Company’s performance.
●	Failure to Achieve Objectives: The Company’s business plans may be dependent on achieving certain outcomes (e.g. performance targets, operational standards, profitability goals), and the risk of not meeting these expected outcomes could adversely impact the Company’s performance.
●	Integration Challenges: The Company’s business plans involve integrating new projects, new partners, new resources, and possibly new methodologies, technologies, systems, and/or processes, and the failure to do so or the failure of this integration to deliver the expected efficiencies could adversely impact the Company’s performance.
●	Recruitment, Retention and Other Workforce-related Risks: The Company could struggle to attract or retain the right talent for its operations, thereby potentially affecting the quality or timeliness in executing its business plans, or face challenges from other labor-related issues, such as strikes, unionization efforts, or employee dissatisfaction, which could also disrupt operations and adversely impact the Company’s performance.
●	Unstable or Inexperienced Management: The Company could experience challenges as it assembles and expands its management team (e.g. engaging poorly-chosen, inexperienced, ineffective or uncooperative personnel) due to resource constraints or other factors, which could result in high turnover rates, poor decision-making, ineffective leadership and other actions that could cause the Company to fail, under-perform, hinder growth or otherwise adversely impact the Company’s performance.
●	Lack of Effective Corporate Governance: The Company could experience challenges resulting from its recent adoption of new formed business plans, lack of operating experience, lack of robust internal controls and/or lack of independent oversight, any or all of which could lead to fraud, mismanagement, or conflicts of interest which could adversely impact the Company’s performance.
●	Shareholder or Environmental Activism: The Company may face challenges from activist investors or other shareholders who push for changes in strategy, governance, or management which could adversely impact the Company’s performance.
●	Security and Theft-related Risks: The Company’s operations are designed to isolate and concentrate the high-value precious metals that are found in the Company’s Mineral Portfolio, the

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transportation of the resulting concentrate from the Company’s location to the buyer’s location, and the ultimate sale of the concentrate to the buyer, and each step in the process presents security and theft-related risks; and the failure to properly manage those risks could adversely impact the Company’s performance.

3. Financial, Funding and Dilution Risks

●	Funding Challenges: The Company may face difficulties raising the necessary capital to fund operations, either through equity, debt, or other financing mechanisms which could impact the viability of the Company’s business or delay operations which could adversely impact the Company’s performance.
●	Increased Financial Burden: The Company may need to obtain significant debt or incur equity dilution to finance operations, which could increase financial pressure and/or negatively affect existing shareholders or otherwise adversely impact the Company’s performance.
●	Operational Uncertainty: There is no guarantee that the Company’s operations will be successful or profitable, especially since the Company is focusing on a new business model and engaging in new areas of business activity which have uncertain revenue and profit potential, which could adversely impact the Company’s performance.
●	Capital Expenditure Concerns: The Company could be negatively impacted by the potential need for significant capital investment with limited returns until operations mature or scale-up, which could adversely impact the Company’s performance.
●	Limited Financial Resources: The Company is small, potentially undercapitalized, and has a history of operating losses, making it harder to weather financial difficulties and/or raise additional capital, which could adversely impact the Company’s performance.
●	Cash Flow Concerns: The Company could suffer from limited cash flow which could pose challenges in meeting operating expenses, servicing debt and/or meeting its financial obligations, which could lead to insolvency, bankruptcy or otherwise impact the Company’s performance.
●	Dilution of Ownership: If the Company needs to raise capital and/or issues more shares in the future, it may dilute existing shareholders’ ownership and earnings per share and potentially impact the value of the shareholders’ investment, which could adversely impact the Company’s performance.
●	Convertible Securities: The Company may need to issue convertible debt or other securities that can be converted into common stock, leading to further dilution of shareholder equity and earning per share, which could adversely impact the Company’s performance.
●	Lack of Profitability: Since the Company has not historically been profitable, it may face challenges to achieve profitability in the future, raise capital, and/or continue operations, which could adversely impact the Company’s performance.
●	Ability to Secure Additional Funding: The Company might require additional financing, and there is no guarantee that it will be able to raise funds through equity, debt, or other means on favorable terms, or at all, which could adversely impact the Company’s performance.
●	Ability to Secure Insurance: The Company may face challenges in securing affordable insurance to cover risks associated with operations, personnel, management and executives, thereby exposing the Company to the potential financial burdens associated with those uninsured risks which could adversely impact the Company’s performance.
●	Liability and Debt Service: The Company may have outstanding liabilities and debt, and could risk the inability to pay its liabilities, service its debt and/or meet the covenant requirements, which could adversely impact the Company’s performance.

4. Public Market Related Risks

●	Low Trading Volume: The Company’s stock could experience limited trading volumes, meaning it could be difficult for investors to buy or sell shares without causing significant price fluctuations, which could adversely impact an investor’s ability to effectuate transactions in the Company’s stock or achieve the investor’s investment objectives.
●	OTC Pink Marketplace: The Company’s stock is not presently traded on an exchange but is presently quoted on the OTC Pink Marketplace which is an electronic computer network that connects brokers who handle transactions on behalf of their clients, which could make it difficult for investors to buy or sell shares without causing significant price fluctuations and could adversely

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impact an investor’s ability to effectuate transactions in the Company’s stock or achieve the investor’s investment objectives.
●	Unsolicited Quotes Only: The Company’s stock is subject to the restriction of unsolicited quotes only, which could make it difficult for investors to buy or sell shares without causing significant price fluctuations and could adversely impact an investor’s ability to effectuate transactions in the Company’s stock or achieve the investor’s investment objectives.
●	Wide Bid-Ask Spreads: Due to lower demand and limited market participation, there can be large differences between the price at which investors can buy (ask) and sell (bid) the Company’s stock, which could adversely impact an investor’s ability to effectuate transactions in the Company’s stock or achieve the investor’s investment objectives.
●	High Price Volatility: The Company’s stock could experience significant price volatility, where prices can change rapidly and unpredictably, which could adversely impact an investor’s ability to effectuate transactions in the Company’s stock or achieve the investor’s investment objectives.
●	Susceptibility to Manipulation: The Company’s stock could be susceptible to, experience or become the target of various price manipulation activities, such as "pump and dump" schemes, wherein stock prices are artificially inflated by various means before being sold off, leading to sharp declines, which could adversely impact an investor’s ability to effectuate transactions in the Company’s stock or achieve the investor’s investment objectives.
●	Negative Investor Sentiment: The Company’s stock could be susceptible and vulnerable to rapid shifts in investor sentiment resulting from simple disclosure of bad news to changes in business conditions to missed earnings targets to a myriad of other events that may be beyond the Company’s control, including items which could even be based on untrue or inaccurate rumors, any or all of which could disproportionally and adversely impact an investor’s ability to effectuate transactions in the Company’s stock or achieve the investor’s investment objectives.
●	Public scrutiny and reporting obligations: Being a publicly traded company exposes the company to increased scrutiny from analysts, media, investors, and regulators, which could impact its operations and strategic flexibility and adversely impact an investor’s ability to effectuate transactions in the Company’s stock or achieve the investor’s investment objectives.
●	Reputation Risks: The Company could face allegations, legal challenges, or significant operational setbacks which could cause the Company’s stock price to suffer disproportionally due to its heightened risk perception based on its trading volume, price volatility and other factors, which could adversely impact an investor’s ability to effectuate transactions in the Company’s stock or achieve the investor’s investment objectives.

4. Market Regulation, Financial Reporting and Auditing Risks

●	Compliance with SEC and Exchange Rules: The Company must comply with a range of regulatory requirements, including those relating to reporting, disclosures, and governance, and failure to comply can result in, among other things, penalties, delisting from exchanges, or loss of public trust, any or all of which could adversely impact an investor’s ability to effectuate transactions in the Company’s stock or achieve the investor’s investment objectives.
●	Increased Scrutiny: Because the Company is a lower priced stock trading on the OTC Pink Marketplace, and such stocks have historically been more susceptible to fraud, manipulation, and market abuse, the Company could face heightened regulatory scrutiny, which can increase operational costs and affect the stock's price and could adversely impact an investor’s ability to effectuate transactions in the Company’s stock or achieve the investor’s investment objectives.
●	Costs of being a public company: The costs of compliance with SEC regulations (including audit fees, legal fees, and reporting requirements) can be significant and may impact profitability, which could adversely impact the Company’s performance and an investor’s ability to effectuate transactions in the Company’s stock or achieve the investor’s investment objectives.
●	Internal Control Risks: The Company could have less sophisticated financial reporting and internal control mechanisms which in turn could increase the risk of financial misstatements, errors, or fraud, and adversely impact the Company’s performance and an investor’s ability to effectuate transactions in the Company’s stock or achieve the investor’s investment objectives.
●	Going Concern Risk: Since the Company has had a history of losses and is not generating enough cash flow to sustain operations, the auditor may issue a “going concern” opinion, indicating that there’s significant doubt about the company’s ability to continue as a going concern which could

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adversely impact the Company’s performance and an investor’s ability to effectuate transactions in the Company’s stock or achieve the investor’s investment objectives.
●	Risk of Being Delisted from Exchanges: The Company could fail to meet listing requirements, such as maintaining a minimum share price, maintaining sufficient market capitalization, or failing to meet minimum disclosure requirements which could result in being delisted from a major exchange like NASDAQ or the NYSE or even suffer a downgrading from the OTC Pink Marketplace, which could a drop in investor protections, investor interest or stock liquidity which could adversely impact the Company’s performance and an investor’s ability to effectuate transactions in the Company’s stock or achieve the investor’s investment objectives.

5. Regulatory, Legal and Litigation Risks

●	Regulatory Risks: The Company engages in and proposes to engage in business endeavors that are subject to various levels of regulation and may require registration, licenses or cooperation from various government or industry trade groups, which could subject the Company to delays or other challenges (e.g., from health, safety, environmental, or financial regulators) which could adversely impact the Company’s performance and an investor’s ability to effectuate transactions in the Company’s stock or achieve the investor’s investment objectives.
●	Compliance Risks: The Company’s operations could be subject to various laws, regulations, or industry standards, and failure to comply could result in penalties, fines, or operational delays which could adversely impact the Company’s performance and an investor’s ability to effectuate transactions in the Company’s stock or achieve the investor’s investment objectives.
●	Legal liabilities: The Company could face legal risks associated with new partnerships, contracts, or project liabilities which could adversely impact the Company’s performance and an investor’s ability to effectuate transactions in the Company’s stock or achieve the investor’s investment objectives.
●	Litigation risk: The Company could face litigation, including class action lawsuits, claims, or potential lawsuits from various stakeholders including stockholders, lenders, customers, suppliers, or competitors which could result in legal costs, settlements, or reputational damage, all of which can drain financial resources and harm its reputation which could adversely impact the Company’s performance and an investor’s ability to effectuate transactions in the Company’s stock or achieve the investor’s investment objectives.

Cautionary Note.

The Company has attempted to identify what it believes to be the most significant risks to its business performance and to investors.

The Company cannot predict whether, or to what extent, any risks may be realized nor can the Company guarantee that it has identified all possible risks that might arise. Investors should carefully consider all risk factors, whether included herein or not, before making an investment decision with respect to the Company’s securities.

Item 1B. Unresolved Staff Comments

As a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act, the Company is not required to provide the information called for by this Item.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following management discussion and analysis of financial condition and results of operations is intended to provide information necessary to understand the Company’s audited financial statements for the years ended December 31, 2024, and 2023, and to highlight certain other information which, in the opinion of management,

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will enhance an investor’s understanding of the Company’s financial condition, changes in financial condition and results of operations.

The following management discussion and analysis of the Company’s results of operations and financial condition should be read in conjunction with the Company’s financial statements and the notes to those financial statements that are included elsewhere in this Form 10 which include additional information about the Company’s accounting policies, practices and the transactions underlying the Company’s financial results.

The following management discussion and analysis includes forward-looking statements that are based upon management’s current expectations and that involve risks and uncertainties, such as the Company’s plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. See “Cautionary Note Regarding Forward-Looking Statements” at the beginning of this Form 10 and the risk factors enumerated in Item 1a Risk Factors.

Overview of the Company’s Business

The Company’s principal business is mining and mineral management which includes mineral processing and liberating the values contained in mineral property assets. The Company is also engaged in adjunct activities that support its primary product line, including the manufacture and sale of mining equipment and matched purchases and sales of high value precious metals.

The Company actively seeks underutilized, undervalued and untapped mineral resources and feedstocks for its mining, remediation and recycling businesses. The Company then acquires these assets and adds them to its Mineral Portfolio. Thereafter, in conjunction with its joint venture partners, the Company upgrades the financial value of mineral assets through geological testing and develops an operating plan to process and liberate and extract the high value precious metal constituents contained in those mineral assets. Once liberated and extracted, the Company liquidates the high value precious metals. The proceeds received from liquidating the high value precious metals are booked as revenue; and the direct costs associated with the process of liberating those values are booked as cost of goods sold.

The Company’s Recently Completed Corporate Cleanup

Starting in early November 2023, the Company’s president began a thorough examination and analysis of the Company’s books and records so that he would be able to attest to the accuracy of the Company’s financial statements and other corporate representations on behalf of the Company. Over the course of this project, legal, accounting and other professionals were engaged to work with him when and as needed. As issues were discovered, requisite filings and adjustments were made accordingly – the financial effects and costs associated therewith are summarized as follows:

Clean-Up Activities and Specialty Costs Associated Therewith
●	Non-assignable legal costs associated with the cleanup – legal and research fees of $5,000	$5,000
●	Correcting regulatory filings with various departments in the State of Texas – direct filing fees $350 plus $105 in associated fees;	$455
●	Completing the requisite change of control filings with OTCMarkets.com – direct filing fees of $2,500 plus $590 in associated fees;	$3,090
●	Filing an application with the Alberta Securities Commission to revoke a decades-old Cease Trade Order – direct filing fees of $808;	$808
●	Filing a FINRA case action so as to get their records on the Company fully current – direct filing fees of $5,000 plus $326 in State of Texas filing fees, $1,000 in DTC fees and $206 in CUSIP fees;	$6,532
●	Reclaiming 9,544,690 previously issued common shares – $225 in associated fees	$225
●	Obtaining a release of 1,820,000 shares locked in reserve accounts at the transfer agent – $150 in associated fees;	$150
●	Eliminating certain time-barred obligations – thereby generating an accounting profit in the amount of $763,378 – all costs included in the aforementioned non-assignable legal and research fees;	$-
●	Renegotiating the exchange of previously issued convertible obligations, in the original amount of $137,499, into 2,750 fully paid warrants to purchase 2,750 shares of Series C convertible preferred stock pursuant to Section 3(a)9 – all costs included in the aforementioned non-assignable legal and research fees;	$-
●	Legally noticing the holders of hundreds of millions of shares that remain locked in reserve – all costs included in the aforementioned non-assignable legal and research fees – all costs included in the aforementioned non-assignable legal and research fees;	$-
●	Legally noticing convertible obligation holders regarding alleged violations of Section 15(a)(1) – all costs included in the aforementioned non-assignable legal and research fees; and	$-
●	Writing off the value of unusable and/or unfindable legacy equipment – thereby reducing Company assets by $115,996 – as recorded under Depreciation & Amortization.	$-
	TOTAL COSTS ASSOCIATED WITH CORPORATE CLEANUP	$16,260
	Filings cost incurred that were not related to corporate cleanup	$382
	Total Filings & Corporate Cleanup (incurred in 2024 and as reported on Income Statement)	$16,642

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Management notes that significant time and resources were devoted to the aforementioned clean-up process. Management further acknowledges that time devoted to cleanup undeniably had a detrimental impact on the Company’s ability to undertake other projects and generate revenue during the effected time period. However, management also firmly believes that the benefits inuring to the Company from this cleanup process, including the Company’s foundational stability, reduced dilution, increase in net assets, and the ability to being able to present audited financial results for the periods ending on December 31, 2022, December 31, 2023, and December 31, 2024, more than make-up for potential loss of revenue that might otherwise have been earned during the period. Furthermore, despite the significant time spent on cleanup related activities, management notes that it was still able to spend considerable time developing its future strategic business plans while also negotiating, and ultimately closing, the transaction to acquire the four mineral assets from NMC for its Mineral Portfolio by December 31, 2024. Management believes that the Company is, as a result of the cleanup process, now positioned to more effectively execute its business plans in the future.

The Company’s Plan of Operation for the Next Twelve Months

The Company just recently completed its first acquisition for its Mineral Portfolio. This acquisition consists of four (4) mineral assets -- three (3) mineral leases, which cover a combined total of roughly 717 acres of raw land, and four hundred thirty-two million ($432,000,000) dollars of chattel in the form of mineral tailings that are stored in sequestration pits.

The Company acquired the aforementioned four (4) mineral assets through the issuance of approximately six million nine hundred thousand (6,900,000) RITE Series NMC shares, six million nine hundred thousand (6,900,000) warrants, and the assumption of roughly five million ($5,000,000) US dollars in certain liabilities which were exchanged for one hundred (100%) percent of the stock of two subsidiaries of NMC, Inc. The aforementioned four (4) mineral assets were and are owned by those two subsidiaries, and thus their ownership was transferred from NMC, Inc. to the Company pursuant to the transfer of ownership of those subsidiaries. The subsidiaries hold the mineral assets on their books at a collective value of $432 million.

Each share of RITE Series NMC is subject to redemption by a sinking fund, or at the option of the holder, convertible into five hundred (500) shares of RITE common stock. Additionally, each warrant allows the holder to buy five hundred (500) shares of RITE common stock for $15

During the next twelve months, the Company expects to complete its initial capital raise through the sale of Series D preferred stock to a group of accredited investors pursuant to a Regulation D Rule 506 offering. Funds from this capital raise, which is targeted at one million, five hundred thousand ($1,500,000) US dollars, should provide the Company with sufficient capital to accomplish three things:

1.	complete all the requisite activities for the Company to engage in a Regulation A+ offering and begin the offering accordingly;

2.	develop a pilot processing facility for the sequestered mineral tailings;

3.	engage in a drilling program to upgrade the Company’s book valuation for at least some portion of the raw land mineral property leases (pursuant to SEC’s rules on the subject to wit Modernization of Property Disclosures for Mining Registrants; 17 CFR Parts 229, 230, 239, and 249 [Release Nos. 33-10570; 34-84509; File No. S7-10-16])

The Company estimates that the cost to complete and begin the Regulation A+ offering will approximate two hundred thousand ($200,000) US dollars; the cost to develop the pilot processing facility will approximate five hundred thousand ($500,000) US dollars; and the cost to engage in a drilling program will approximate two hundred fifty thousand ($250,000) US dollars. The Company intends to prioritize these activities in the order presented. Additional funds obtained from the Regulation D Rule 506 offering will be used as working capital.

The Company has designated that each share of Series D preferred stock shall have a par value of twenty-five ($25) US dollars, shall have voting rights equal to twenty-five thousand (25,000) shares of the Company’s common stock, and shall be convertible into twenty-five thousand (25,000) shares of the Company’s common stock at the option of the holder. The Company has designated a total of thirty-five thousand (35,000) shares of Series D

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preferred stock. Each share will be priced at twenty-five ($25) US dollars and will be accompanied by a warrant which can be exercised, or surrendered under certain conditions, prior to its expiration, which will grant the holder one additional share of Series D preferred stock per warrant.

The Company is also engaged in ongoing discussions with an international funding source which has expressed an interest in funding the matched purchases and sales of precious metals. If this project proceeds, funds for the project will likely be raised pursuant to a Regulation S offering.

Explanations for the Component Categories of the Company’s Statement of Financial Position

A company’s Statement of Financial Position shows the financial status of a company at a given point in time. It is like a snapshot of the company, showing the company’s assets, which is everything the company owns; its liabilities, which is everything the company owes; and its shareholders’ equity, which is everything that is left over and inures to the company’s owners. It is called a balance sheet because the sum of assets must equal the sum of the liabilities and shareholders’ equity.

A company’s balance sheet is divided into three main categories: Assets, Liabilities and Shareholder’s Equity. The formula that connects these sections is: Assets = Liabilities + Shareholders’ Equity. Everything that a company owns (assets) was either funded by capital the company borrowed (liabilities) or funded by capital the company’s owners have invested in the company (equity).

Assets are what a company owns. Assets are broken down into two categories:

●	Current Assets are items the company owns that are expected to be used within the year, which typically include: Cash and cash equivalents (those items which can be instantly converted into cash); Accounts receivable (money owed to the company by customers), notes receivable (money owed to the company by others); Prepaid services; inventory; and other assets.
●	Non-Current Assets are items the company owns that are not expected to be used within the year, which typically include: Long-term investments; Property and equipment; Patents; and other assets.

Liabilities are what the company owes. Liabilities are broken down into two categories:

●	Current Liabilities are items the company has borrowed and is expected to pay back within the year, which typically include: Accounts payable (money owed to suppliers); Short-term debts (money owed to others who are not suppliers); and other obligations.
●	Non-Current (or Long-term) Liabilities are items the company has borrowed and is expected to pay back, but not within the year, which typically include: Convertible obligations; Notes payable (typically one to ten years); Long-term bonds (typically more than ten years); Leases; and other obligations.

Shareholders’ Equity is what the company’s owners (also known as stockholders or shareholders) have invested in the company, adjusted for the profits and losses the company has experienced during its existence, and collectively represents what is left over after all assets have been liquidated and all liabilities have been paid. Shareholders’ Equity is broken down into four categories:

●	Preferred stock is the capital that has been invested in the company for which certain preferential treatment has been given, which may include preferential priority in the payment of dividends, including a fixed rate or cumulative rights; preferential treatment upon liquidation of certain assets; convertibility into the company’s other securities, including common stock; weighted or other preferential voting rights; or other items of preference.
●	Common stock is the capital that has been invested in the company for which no preferential treatment has been given.
●	Additional paid-in capital is capital that has been paid into the company above the par value of the stock.
●	Retained earnings is the total profits and losses earned and kept by the company since inception.

Please review pages 2 & 3 - Cautionary Notes on Forward-Looking Statements.	49

Assets

At the close of business on December 31, 2024, the Company had cash and cash equivalents in the amount of $10,458 and prepaid services in the amount of $6,496, summing to a total current asset amount of $16,954. At the close of business on December 31, 2023, the Company had cash and cash equivalents in the amount of $7,637, which was also the Company’s total current assets.

At the close of business on December 31, 2024, the Company had total property and equipment, net of depreciation and write downs, of $240,000. This figure represents the value resulting from the inventory and equipment that was acquired during the calendar year pursuant to the acquisition of the Goldfield assets and the complete write down of all legacy inventory and equipment the Company had previously held on its books pursuant to the financial clean-up performed by the Company’s new management team. At the close of business on December 31, 2023, the Company had property and equipment net of depreciation and write downs of $121,648.

At the close of business on December 31, 2024, the Company had total mineral assets of $432 million as a result of the acquisition of California Precious Metals, LLC and Peeples, Inc. from NMC, Inc. At the close of business on December 31, 2023, the Company had total mineral assets of $0.

At the close of business on December 31, 2024, the Company had total assets of $432,256,954, whereas at the close of business on December 31, 2023, the Company had total assets of $129,285

MineralRite Corporation and Subsidiaries and

Balance Sheet

For the Year-to-Date Period Ending December 31, 2024, and December 31, 2023

	12/31/2024	12/31/2023

ASSETS
Current assets:
Cash and cash equivalents	$10,458	$7,637
Accounts receivable	-	-
Note Receivable	-	-
Prepaid services	6,496	-
Total current assets	$16,954	$7,637

Property and equipment:
Inventory & Equipment	$438,414	$198,414
Less: accumulated depreciation & write downs	198,414	76,766
Total property and equipment, net	$240,000	$121,648

Other assets:
Mineral assets	$432,000,000	$-
Less: accumulated depletion	-	-
Total other assets	$432,000,000	$-

Total assets	$432,256,954	$129,285

Please review pages 2 & 3 - Cautionary Notes on Forward-Looking Statements.	50

Liabilities

At the close of business on December 31, 2024, the Company had accounts payable in the amount of $30,766 and other liabilities in the amount of $5,000,000 (which were carried over from NMC, Inc. as a result of the acquisition of California Precious Metals, LLC and Peeples, Inc.), summing to a total current liability amount of $50,030,766. At the close of business on December 31, 2023, the Company had accounts payable in the amount of $20,214, which was also the Company’s total current liabilities.

At the close of business on December 31, 2024, the Company had convertible debt in the amount of $117,500 and notes payable in the amount of $28,222, summing to total long-term liabilities of $145,722. The decline in convertible debt resulted from the financial clean-up performed by the Company’s new management team, which included the removal of time barred obligations and the renegotiation of certain other obligations. At the close of business on December 31, 2023, the Company had convertible debt in the amount of $1,018,377, which was also the Company’s total long-term liabilities.

At the close of business on December 31, 2024, the Company had total liabilities of $5,176,488, whereas at the close of business on December 31, 2023, the Company had total liabilities of $1,038,591.

Shareholder’s Equity

At the close of business on December 31, 2024, the Company had total stockholders’ equity in the amount of $427,080,466. This figure represents the prior stockholders’ equity figures adjusted for the\ sum of the capital raised through the sale and exchange of Series C Preferred Stock pursuant to the exemption afforded under Rule 701, through the sale of Series D Preferred stock pursuant to the exemption afforded under Rule 506(c), the sale / exchange of Series NMC Preferred stock and the adjustment to Additional paid-in capital pursuant to the exemption afforded under rule 4(a)5, and the adjustment to Accumulated deficit from the posting of net income resulting from the accounting adjustments relating to the financial clean-up performed by the Company’s new management team. At the close of business on December 31, 2023, the Company had a total stockholders’ deficit of $909,306.

After taking into consideration all of the changes to Liabilities and Shareholders’ Equity described above, at the close of business on December 31, 2024, the Company had total Liabilities and Shareholders’ Equity of $432,256,954, whereas at the close of business on December 31, 2023, the Company had total Liabilities and Shareholders’ Equity of $129,285.

Please review pages 2 & 3 - Cautionary Notes on Forward-Looking Statements.	51

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$30,766	$20,214
Other liabilities	5,000,000	-
Total current liabilities	$5,030,766	$20,214

Long-term liabilities:
Convertible debt	$117,500	$1,018,377
Note Payable	28,222	-
Derivative liabilities	-	-
Total long-term liabilities	$145,722	$1,018,377

Total liabilities	$5,176,488	$1,038,591

Commitments & Contingencies
Stockholders' Equity:
Preferred undesignated; 42,627,000 authorized; 0 issued
Series A Preferred Stock, no par value, 105,000 authorized 105,000 issued at 12/31/24;105,000 issued at 12/31/23	$105	$105
Series B Preferred Stock, no par value; 33,000 authorized 13,500 issued at 12/31/24;13,500 issued at 12/31/23.	14	14
Series C Preferred Stock, no par value; 100,000 authorized 8,249 issued at 12/31/24;6,050 issued at 12/31/23.	499,485	70,005
Series D Preferred Stock, $25 par value; 35,000 authorized 700 issued at 12/31/24;0 issued at 12/31/23.	17,500	-
Series NMC Preferred Stock, $25 par value; 7,100,000 authorized 6,900,000 issued at 12/31/24; 0 issued at 12/31/23.	172,500,000	-
Common Stock, no par value; 20,000,000,000 authorized 4,347,776,842 issued at 12/31/24; 4,357,321,532 issued at 12/31/23	3,887,635	3,887,635
Additional paid-in capital	254,646,029	-
Accumulated deficit	(4,470,302)	(4,867,064)
Other comprehensive gain/(loss)	-	-
Total stockholders' equity (deficit)	$427,080,466	$(909,306)

Total liabilities and stockholders' equity	$432,256,954	$129,285

Please review pages 2 & 3 - Cautionary Notes on Forward-Looking Statements.	52

Explanations for the Component Categories of the Company’s Results of Operations

The Income Statement (also known as a profit and loss statement or P&L statement) is one of the key financial statements used by the Company to summarize its financial performance over a specific period, typically a quarter or a year. It shows the Company’s revenues, expenses, and profits or losses during that period. The purpose of an Income Statement is to provide a clear picture of how well the company is performing financially and how it is managing its operations. The key components of the Company’s Income Statement are:

●	Revenue (or Sales): The total amount of money the Company earns from its core business activities, before any costs or expenses are deducted.

●	Cost of Goods Sold (COGS): The direct costs of producing the goods or services that the Company sells, such as raw materials, labor, and processing expenses.

●	Gross Profit: The difference between Revenue and Cost of Goods Sold, which shows how efficiently the Company is producing and selling its goods or services.

●	Operating Expenses (also known as Expenses): These are the costs incurred from the Company’s normal business operations, such as advertising, bank charges, communications, filings, legal and professional, market related expenses, office expenses, postage and shipping, supplies, transfer agent, and web and computer services.

●	Operating Income (Loss) (also known as Operating Profit (Loss) or Earnings Before Interest and Taxes (EBIT)): The profit (or loss) the Company makes after deducting operating expenses from its gross profit.

●	Interest and Depreciation (also known as Other Expenses): This includes the Company’s interest expense and depreciation.

●	Earnings Before Taxes (EBT): The amount of income the Company makes before paying taxes, calculated by subtracting interest expenses and depreciation from operating income. The Company has chosen not to include this line from its financial statements because it is duplicative.

●	Income Tax Expense: The amount of taxes the Company must pay based on its taxable income.

●	Net Income (or Net Profit/Loss): The final bottom line of the income statement, representing the company's total profit or loss after all expenses, including taxes, have been deducted from revenues. If the company has more expenses than revenues, the result is a net loss.

The table following this commentary, labeled Income Statement, summarizes the results of operations for the calendar years of 2024 and 2023.

Revenue

The Company’s revenue is derived from selling, to its customers, mineral commodities derived from its mineral assets and associated activities. These mineral commodities are sourced from mineral assets that may be leased by the Company from the owners of those minerals, or they may be owned by the Company and held in the Company’s Mineral Portfolio. The Company mines, processes and sells these mineral commodities. The sale of these mineral commodities is recognized as revenue. During the calendar year 2024 and 2023 the Company was not able to generate any revenue from the sale of mineral commodities, but did generate a nominal amount of income in calendar year 2024 from mineral related activities. The reason for this is because the Company was focused on examining, analyzing, and fixing various legacy issues as well as developing an entirely new business plan. The Company generated $5,000 in mineral extraction and delivery services in calendar year 2024 and $0 in calendar year 2023.

Cost of Goods Sold

The Company’s cost of goods sold represents the costs directly related to and incurred in the production of the commodity products which the Company sells to generate revenue. Costs associated with mining, extracting, processing, refining, concentrating, selling, transporting and all other handling of these mineral commodities are included as components of the cost of goods. In the event that the commodity inventory is written down for any reason, which could result from industrial or transportation related accidents or other events, the costs of that write down are included in the cost of goods sold. During the calendar year 2024 and 2023 the Company was not able to generate any revenue from the sale of mineral commodities and therefore had no costs directly attributable to sales revenue.

Please review pages 2 & 3 - Cautionary Notes on Forward-Looking Statements.	53

Gross Profit

Gross profit is calculated as revenue minus the cost of goods sold. During the calendar year 2024 and 2023 the Company generated $5,000 and $0, respectively.

Though in the Company’s case the results of the following calculations are indeterminate due to the fact that the numerators and denominators are both zero, analysts divide a company’s gross profit by its gross revenue to derive the company’s gross margin which gives them a sense of the general operating efficiency of the Company. These measures can then be examined and compared to the previous results of the Company and to other companies within the same industry.

Other Operating Income

Other operating income refers to revenue or gains that are operational in nature but not part of the Company's primary business operations. These are typically incidental or non-recurring revenues and are the result of specialized activities that are not associated with the Company’s core business activities.. The Company reported $0 in other operating income for calendar year 2024, and $18,822 in other operating income for calendar year 2023.

Expenses

Company expenses which do not directly relate to the production of commodity products, and therefore do not fall into the category of cost of goods sold, will fall into the category of general and administrative expenses, or more simply put, expenses.

The Company’s expenses typically consist of (i) salaries, wages, benefits and share-based compensation that are used to compensate the Company’s employees; (ii) professional fees and share-based compensation that are used to compensate the Company’s independent contractor consultants and other outside professionals for services rendered such as legal and accounting; (iii) office related expenses, such as rent and utilities; (iv) communication expenses, such as phone and internet services; (v) travel expenses, such airline, car rental, hotel, and restaurants; (vi) bank charges; (vii) advertising; (viii) filings; (ix) supplies; (x) postage and shipping; (xi) depreciation and amortization, and (xii) web services. Because the Company is a public company, expenses will also include (xii) market-related services, such as fees charged by exchanges and/or quotation services and (xiii) transfer agent services.

The Company incurred expenses of $371,616 in calendar year 2024, and $95,615 during calendar year 2023. The bulk of the Company’s expenses in calendar year 2024 fell into the categories of Legal and Professional, Depreciation and Amortization, Filings and Corporate Cleanup, Project Development and Market Related services as management explored various business opportunities and acquisitions, ultimately deciding to refocus the Company into the mineral and mining industry. The bulk of the Company’s expenses in calendar year 2023 fell into the categories of Legal and Professional, Business Transfer Agent services and Market Related services. It is important to note that Depreciation and Amortization, which is used to apportion the cost of fixed assets over the accounting life of those fixed assets substantially increased in calendar year 2024 versus that which was reported in calendar year 2023. The Company reported $121,648 in depreciation expense in calendar year 2024, and $11,304 in depreciation expense for calendar year 2023. In calendar year 2024, the Company wrote off the entire non-depreciated balance of all legacy office, computer, machinery and equipment as part of its corporate clean-up, pursuant to its policy of Impairment of Long-Lived Assets, after having deemed them to be non-recoverable.

 Other (Non-operating) Income / (Expense)

Other non-operating income refers to revenue or gains that are non-operational in nature. These are typically incidental or non-recurring income or expenses that are the result of activities that are not associated with the Company’s core business activities, such as interest, dividend and rental income, gains from the sale of assets, and forgiveness of outstanding obligations. The Company reported $768,378 in other income for calendar year 2024, and $0 in other income for calendar year 2023. The $768,378 in other non-operational income was a result of the Company clean-up that was started by new management in November of 2023 and principally related to the derecognition of time-barred obligations and the renegotiation of other legacy payables.

Company expenses which are directly attributable to the use of borrowed capital (interest expense) and Company income which is directly attributable to the lending of Company capital (interest income) are accounted for in this section of the Company’s Income Statement. The Company reported $0 in interest expense for calendar year 2024 and for calendar year 2023.

Please review pages 2 & 3 - Cautionary Notes on Forward-Looking Statements.	54

The separation of expenses into categories, and the isolation of depreciation and amortization and interest expenses and interest income provides data segregation that allows for various analytics to be performed so investors and others can evaluate the effectiveness and the efficiency of the Company’s deployment of capital, among other financial performance measures. These measures can then be examined and compared to the previous results of the Company and to other companies within the same industry.

Income Before Taxes

Income Before Taxes is the profit the company made before paying any income taxes. The Company reported $396,762 in 2024 and a loss of $76,793 in 2023.

Income Tax Expense

Because the Company has a substantial loss carry-forward, there should be $0 in income taxes due and payable for the net income earned by the Company in 2024, and $0 in income taxes payable for the loss incurred in 2023. Though the Company has not yet filed taxes for calendar year 2024, the Company believes that it will still have an estimated tax loss carry-forward of $8,242,579 as of December 31, 2024, and $8,639,341 as of December 31, 2023.

Net Income (Loss)

Net income is the total profit the Company earned after subtracting all costs of goods sold, expenses, depreciation, interest and taxes from total revenue. Net income is often referred to as the "bottom line" because it appears at the bottom of an income statement, and it indicates how much money remains after all financial obligations have been met. The Company reported $396,762 in net income for calendar year 2024 and $76,793 in net losses for calendar year 2023.

Earnings Per Shares (Loss)

For the year ending December 31, 2024, the Company posted Net Income of $396,762. For the year ending December 31, 2023, the Company posted a loss of $76,793.

When calculating earnings per share, in accordance with ASC 260-10-45-11, income available to common stockholders is reduced by:

●	Dividends declared during the period on preferred stock (whether paid or unpaid), and
●	Dividends accumulated for the period on cumulative preferred stock, whether declared or not.

The Company’s Series A Preferred Stock is cumulative and accrues dividends at a rate of $0.10 per share annually. While no dividends were declared in 2024 or 2023, the amount of accrued dividends of $10,500 ($0.10 per share for each of the 105,000 Series A preferred shares) needs to be deducted from the net income figure (being reserved for the benefit of preferred shareholders) in each year, leaving a balance of $386,262 Net Income Attributable to Common Stockholders in 2024 and a balance of $87,293 Net Loss Attributable to Common Stockholders in 2023.

Basic Earnings Per Share (EPS)

Basic earnings per share (EPS) is computed by dividing Net Income (Loss) Attributable to Common Stockholders by the Weighted-Average Number of Common Shares Outstanding during the period.

During the year, on June 17, 2024, the Company reclaimed 9,544,690 shares of common stock pursuant to the Final Judgment in SEC -v Keener (1:20-cv-21254-BB 12/19/2024). As such, the Weighted Average Number of Shares Outstanding for the year was 4,352,178,005, and the Basic Earnings Per Share for the year ending December 31, 2024, is $0.000089.

For the year ending December 31, 2023, the Company had no common share issuances or reclamations. As such, the Weighted Average Shares Number of Common Shares Outstanding during the period was 4,357,321,532, and the Basic Earnings Per Share for the year ending December 31, 2023, is a loss of $0.000020 per share

Fully Diluted Earnings Per Share (EPS) Calculation

As of December 31, 2024, the Company has four (4) Series of preferred shares that are convertible into common stock (Series B, C, D and NMC), and one that is not (Series A). AS of December 31, 2023, the Company had two (2) Series of preferred shares that were convertible into common stock (Series B and C).

Please review pages 2 & 3 - Cautionary Notes on Forward-Looking Statements.	55

The Company has also issued contractual rights (which act like options, and for the purposes of these calculations will be treated like options even though the Company does not believe that they qualify as a security by virtue of the fact that their issuance was related to the individuals’ compensation agreements and the terms of the contractual rights were negotiated privately between the parties for commercial purposes, thereby qualifying them as bespoke) to some of its funders and to its key personnel (as part of their independent contractor employment or other agreements). Funds in the amount of $389,620 are required to be paid to the Company for the contractual right (option) holders to exercise those contractual rights (options).

During the year ending December 31, 2024, the Company issued warrants (Series C warrants) in conjunction with the conversion of the principal amount of $137,499 in convertible obligations plus interest and penalties associated therewith and has issued warrants in conjunction with issuance of two of its series of its preferred shares (Series D and Series NMC). Funds in the amount of $103,517,500 are required from the warrant holders to exercise those warrants.

In the table below, in accordance with ASC 505-10-50-5, columns one, SERIES, and column two, QUANTITY OUTSTANDING, details the series name and type of each security (stock, option, and warrant) and the quantity of each, that the Company has outstanding as of December 31, 2024. Column three details if the security is CONVERTIBLE or not. Column four details the number of shares of common stock that 1 SHARE CONVERTS INTO (aka the CONVERSION RATE), if applicable, for each security. Column five details if the security carries dividend rights that are CUMULATIVE. Column six details if the security carries VOTING RIGHTS. Column seven details if the security carries REDEMPTION FEATURES. Column eight details if the security has a right of PARTICIPATION IN EARNINGS. Column nine, COMMON SHARES AFTER CONVERSION, details the quantity of common shares that each security could convert into. Column ten, FUNDS REQUIRED UPON CONVERSION, details the funds that the holders would have to pay to the Company, if any, to effectuate the conversion of each security into shares of common stock. Therefore, this table details the total number of common shares that could be outstanding if each of the holders were to convert the shares, contractual rights (options) and warrants they hold into common stock, upon paying to the Company all funds necessary to effectuate the conversion. It should be noted that the Series NMC Preferred shares are subject to a sinking fund which gives the Company the right to buy the shares back from the holder or, at the holder’s option, allows the holder to convert the shares into common stock of the Company.

The below table shows that (i) upon the payment of the $103,907,120 required to convert all of the contractual rights (options) and warrants into common stock, and (ii) under the assumption that all holders who have rights under the sinking fund were to choose to convert their holdings into common stock rather than accept the sinking buyout provisions, then the total number of shares of common stock issued and outstanding could grow from its present level of 4,347,776,842 shares to 16,976,276,842 shares.

Please review pages 2 & 3 - Cautionary Notes on Forward-Looking Statements.	56

Preferred Stock Disclosures (ASC 505-10-50-5)

Series	Quantity Outstanding	Convertible	1 Share Converts Into	Cumulative	Voting Rights	Redemption Features	Participation in Earnings	Common Shares After Conversion	Funds Required To Convert
A Preferred	105,000	No	N/A	Yes	No	None	Dividends only, non-participating Note 3	-	$-
B Preferred	13,500	Yes	1,000	No	Yes	None	Upon conversion only	13,500,000	$-
C Preferred	8,249	Yes	400,000	No	Yes	None	Upon conversion only	3,299,600,000	$-
D Preferred	700	Yes	25,000	No	Yes	None	Upon conversion only	17,500,000	$-
NMC Preferred Note 1	6,900,000	Yes	500	No	Yes	Subject to sinking fund	Upon conversion only	3,450,000,000	$-

C (Options) Note 2	3,201	Yes	400,000	No	No	None	Upon conversion only	1,280,400,000	$389,620
C (Warrants)	2,750	Yes	400,000	No	No	None	Upon conversion only	1,100,000,000	$-
D (Warrants)	700	Yes	25,000	No	No	None	Upon conversion only	17,500,000	$17,500
NMC (Warrants)	6,900,000	Yes	500	No	No	None	Upon conversion only	3,450,000,000	$103,500,000
Common	4,347,776,842	N/A	N/A	No	No	None	Upon conversion only	4,347,776,842	$-
							SUMS:	16,976,276,842	$103,907,120

Please review pages 2 & 3 - Cautionary Notes on Forward-Looking Statements.	57

NOTE 1: Series NMC Preferred shares are subject to a sinking fund which gives the Company the right to buy the shares back from the holder or, at the holder’s option, allows the holder to convert the shares into the common stock of the Company.

NOTE 2: The contractual rights that the Company has issued pursuant to various independent contractor and other agreements act exactly like an option although it is the Company’s position that they do not qualify as securities because their issuance was related to the individual’s compensation agreement (thereby qualifying them as employee stock options) and the terms of the contractual rights were negotiated privately between the parties for commercial purposes (thereby qualifying them as bespoke).

NOTE 3: Series A Preferred Stock accrues dividends but is non-convertible and non-participating, with no declared dividends in the reporting period ending December 31, 2024, or December 31, 2023.

To calculate fully diluted earnings per share, the Company has used the Treasury Stock Method. This methodology adds to the Weighted Average Shares Outstanding for the year (calculated above to be 4,352,178,005) the number of additional shares that could potentially be issued pursuant to the conversion of all of the Company’s in-the-money outstanding convertible securities (stock, contractual rights (options), warrants and debt), with the further assumptions that all funds received pursuant to the conversions would be used to purchase the maximum number of shares at the average price per share in order to offset and minimize the dilution effects (i.e. the net dilution).

The potential dilution from the conversion of the Series C contractual rights (options) is 1,1280,400,000 shares, but this would be offset by using the $389,620 required to effectuate those conversions towards the purchase of 779,240,000 shares at the average price of $0.0005 per share for the year ending December 31, 2024. The net dilution would therefore be 501,160,000 shares.

The potential dilution from the conversion of the Series C warrants is 1,100,000,000 shares, and there would be no offset to this number, thereby net dilution would be 1,100,000,000 shares.

The Series D warrants and the Series NMC warrants are both out of the money as of December 31, 2024, so the securities would not likely be converted and therefore they are excluded from the calculation.

Per the calculation above, in accordance with ASC 260-10-45-11, the Net Income Attributable to Common Stockholders for the year ending December 31, 2024, is $386,262, and for the year ending December 31, 2023, is $87,293.

During the year, on June 17, 2024, the Company reclaimed 9,544,690 shares of common stock pursuant to the Final Judgment in SEC -v Keener (1:20-cv-21254-BB 12/19/2024), and the Weighted Average Shares Outstanding for the year was 4,352,178,005 to which the net dilution from Series C contractual rights (options) of 501,160,000 and the net dilution from Series C warrants of 1,100,000,000 must be added to arrive at an Adjusted Weighted Average Shares Outstanding. The Adjusted Weighted Average Shares Outstanding for the period ending December 31, 2024, is 5,953,338,005.

Fully Diluted Earnings Per Share is calculated by dividing Net Income by the Average Weighted Average Shares Outstanding; the result of which is $0.000065 for the year ending on December 31, 2024.

When a Company posts a loss, it does not include potentially dilutive securities in its Earnings Per Share calculations; rather, it sets Fully Diluted Earnings Per Share equal to Basic Earnings Per Share. Therefore, for the year ending December 31, 2023, Fully Diluted Earnings Per Share is de facto set to equal Basic Earnings Per Share which was calculated to be a loss of $0.000020 per share.

Please review pages 2 & 3 - Cautionary Notes on Forward-Looking Statements.	58

MineralRite Corporation

Income Statement

For the Year-to-Date Period Ending December 31, 2024, and December 31, 2023

	12/31/2024	12/31/2023

Revenue
Mineral Sales & Services	$5,000	$-
Cost of Goods Sold	-	-
Gross Profit (Loss)	$5,000	$-

Other (operating) income	-	18,822
Total Income (Loss)	$5,000	$18,822

Expenses
Accounting	$4,062	$-
Bank Charges	430	1,040
Business Promo	5,104	-
Business Travel	6,065	2,730
Communications	792	678
Depreciation & Amortization	121,648	11,304
Filings & Corp Cleanup	16,642	230
Legal And Professional	189,650	57,904
Market Related	8,280	3,780
Office Expense	2,580	1,025
Postage & Shipping	27	101
Project Development	10,237	-
Storage	500	-
Supplies	679	930
Transfer Agent	2,000	15,772
Web Services	2,920	121
Total Expenses	$371,616	$95,615
Operating Income (Loss)	$(366,616)	$(76,793)

Other (Non-operating) Income / (Expense)
Other (Non-operating) income	$763,378	$-
Other (Non-operating) expense	-	-
Interest Expense	-	-
Interest Income

Income Before Taxes	$396,762	$(76,793)
Income Tax Expense	-	-

Net Income (Loss)	$396,762	$(76,793)

Earnings per share	$0.000089	$(0.000020)
Fully Diluted Earnings per share	$0.000065	$(0.000020)

Please review pages 2 & 3 - Cautionary Notes on Forward-Looking Statements.	59

Explanations for the Component Categories of the Company’s Liquidity and Capital Resources

The Statement of Cash Flows is one of the primary financial statements used by the Company to track the flow of cash in and out of the Company over a specific period, typically for a quarter or year. This statement provides insight into the Company's liquidity, solvency, and overall financial health. It is divided into three main sections:

1.	Operating Activities: This section shows the cash generated or used by the company's core business operations. It includes cash inflows from customers, cash outflows for operating expenses, and adjustments for non-cash items like depreciation.

2.	Investing Activities: This section reflects the cash flow from the purchase and sale of long-term assets such as property, plant, equipment, and investments in securities.

3.	Financing Activities: This section outlines cash flows related to the Company's financial structure, including the issuance or repurchase of stock, borrowing and repaying loans, and dividend payments to shareholders.

The Statement of Cash Flows shows how the Company’s cash position changes over time, providing valuable information about the Company’s ability to generate cash, meet obligations, and fund future investments.

The table following this commentary, labeled Cash Flow Statement, summarizes the cash flows for the Company for the calendar years of 2024 and 2023.

Operating Activities - Affecting the Company’s Cash Flow Statement

The Operating Activities section of the Cash Flow Statement shows the cash generated or used by the company's core business operations. It includes cash inflows from customers, cash outflows for operating expenses, and adjustments for non-cash items like depreciation.

Net Income (Loss) from Operations

Net income (Loss) is the bottom-line number carried over from the Company’s income statement. Net income (Loss) is the total profit the Company earned after subtracting all costs of goods sold, expenses, depreciation, interest and taxes from total revenue. The Company reported $396,762 in net income for calendar year 2024 and $76,793 in net losses for calendar year 2023.

Adjustments for non-cash items

       Certain items do not affect the cash situation of the Company because they involve non-cash expenses such as depreciation, which is the apportionment of a fixed asset over its accounting life. Since these items are of a non-cash nature, they must be added back to accurately establish the cash flow for the Company. The Company reported non-cash items of $121,648 in depreciation expenses for calendar year 2023, because the Company wrote off, pursuant to its policy of Impairment of Long-Lived Assets, all legacy office, computer, machinery and equipment as non-recoverable. The Company reported non-cash items of $11,304 in depreciation expenses for calendar year 2023 which was the normal amount of depreciation the Company had been assessing on its office, computer, machinery and equipment for years.

Non-cash Adjustments

Expenses that the Company settles in a manner other than by the payment of cash, such as using stock or warrants (instead of cash) to pay off or renegotiate or extinguish an obligation is reported in the Non-cash Adjustment section of the Cash Flow Statement. The Company reported a total of $900,877 in non-cash expenses due to the derecognition of certain time-barred obligations, in the amount of $763,377, and the renegotiation of certain other obligations into warrants in the amount of $137,499 in 2024 and total of $0 in non-cash expenses for calendar year 2023.

Changes in Operating Assets and Liabilities - (Increase) Decrease in Receivables and Prepaids

When the Company sells a product to a customer on credit, the Company increases its receivables, and its cash position remains unchanged. When the customer then pays the Company for that transaction, the Company’s

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cash balance increases and its receivables decrease by the same amount. When the Company prepays for an upcoming expense, its cash balance decreases. As such, changes in the Company’s receivables and prepaids affect the Company’s cash position. The (Increase) Decrease in Receivables and Prepaids will reflect the net balance of these increases and decreases. The Company reported a $6,496 increase in 2024 and a $11,960 decrease for calendar year 2023.

Changes in Operating Assets and Liabilities - Increase (Decrease) in Current Liabilities

When the Company purchases a product or service from a supplier on credit or takes on an obligation which will require future payment by the Company, the Company increases its payables, and its cash position remains unchanged. When the Company then pays for that product, service or obligation, the Company’s cash balance decreases and its payables decrease by the same amount. As such, changes in the Company’s payables affect the Company’s cash position. The Company reported a $10,552 increase in liabilities in 2024, attributable to normal Company operations. The Company reported a $2,232 decrease in liabilities for calendar year 2023.

Net Cash provided from Operating Activities

The combination of the net income (loss) from operations, the adjustments for non-cash items, the non-cash expenses and the changes in operating Assets and Liabilities sum to the Net Cash provided from Operating Activities, which reflects the change in the Company’s cash activities due to its operations. The Company reported a $896,820 decrease in net cash provided from operating activity in 2024 and a $55,761 decrease in net cash provided from operating activity for calendar year 2023.

Investing Activities - Affecting the Company’s Cash Flow Statement

The Investing Activities section of the Cash Flow Statement shows the cash flow resulting from the purchase and sale of long-term assets such as property, plant, equipment, and financial investments.

Purchase of Assets

The purchase of assets is not a core component of the Company’s operations, which is mining and mineral processing. However, since the Company actively seeks underutilized, undervalued and untapped mineral resources and feedstocks for its mining, remediation and recycling businesses, the acquisition of mineral assets for the Company’s Mineral Portfolio is expected to occur on an occasional basis, nonetheless. While the Company seeks to acquire mineral assets through mergers, processing agreements, classic joint venture models, or royalty agreements, it expects that it will also make, from time to time, direct acquisitions. Some of those direct acquisitions will be paid for with the Company’s securities, others will be paid for with cash, others may be paid for by the assumption of debt, and still others with some combination of cash, securities and debt assumption. The purchase of assets line in the Cash Flow Statement will reflect asset acquisitions and other similar non-core investment activities of the Company, such as the purchase of property, plant, equipment, mineral assets and/or financial investments. The Company reported $432,240,000 in asset investment activities for calendar year 2024 which was derived from the $432,000,000 in value acquired from the NMC acquisition and the $240,000 in value acquired from Goldfield intellectual property, equipment and inventory acquisition. However, since neither investment was made with cash, ASC 230 precludes their inclusion in the Cash Flow Statement; rather, per ASC 230-10-50-3, they are included in a supplemental schedule of non-cash investing and financing activities. As such, the Company reported $0 in investment activities for calendar year 2024, and $0 in asset investment activities for calendar year 2023.

Sale of Assets

The Company may, from time to time, sell the assets such as property, plant and equipment or financial investments it previously purchased. This net cash from investing activities line in the Cash Flow Statement will reflect the cash received from the sale of previously acquired assets such as the purchase of property, plant and equipment or financial investments. The Company reported no net cash from investing activity for calendar year 2024, and for calendar year 2023.

Net Cash from Investing Activities

The combination of funds expended and received from the purchase and sale of property, plant and equipment or financial instruments sums to the Net Cash Provided from Investing Activities. The Company reported $0 for calendar year 2024 and $0 for calendar year 2023.

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Financing Activities - Affecting the Company’s Cash Flow Statement

The Financing Activities section of the Cash Flow Statement shows the cash flow resulting from changes in the Company’s financial structure, including the issuance or repurchase of stock, borrowing and repaying loans, and dividend payments to shareholders.

Proceeds from notes payable

When the Company sells notes to investors, the Company receives an inflow of cash. The Company reported $28,222 of cash inflow from proceeds from notes payable for calendar year 2024, and $0 of cash inflow from proceeds for notes payable for calendar year 2023.

Share purchases (et al)

When the Company sells stock or other securities, such as warrants, options (contractual rights), to investors, to its independent contractor consultants or to others, or uses its securities to make acquisitions, the Company receives an inflow of cash (or equivalents). The Company reported $353,009 in securities purchases for calendar year 2024, which was the combined total of funds received from investors who invested in the Company’s Series C preferred, Series D $25 preferred, warrants, options (contractual rights) and the additional paid-in-capital associated with those purchases (if any), and $54,000 from share purchases for calendar year 2023.

Investments in	12/31/2024	12/31/2023
Series C preferred	$189,480	$54,000
Series D $25 preferred	$17,500	$-
Warrant issuance (Extinguishment of Obligations)	$137,499	$-
Premiums Paid (Acquisition of Share Purchase Rights)	$8,530	$-
	$353,009	$54,000

Net Cash Provided from Financing Activities

The combination of proceeds from notes payable and share purchases (et al) sum to the Net Cash Provided from Financing Activities, which reflects the change in the Company’s cash activities due to changes in the Company’s financial structure. The Company reported a $381,231 increase in net cash provided from financing activities for calendar year 2024, and a $54,000 increase in net cash provided from financing activity for calendar year 2023.

Increase /(Decrease in Cash)

The combination of proceeds from each of the three sections of the Statement of Cash Flow, those being the net cash provided from Operating Activities, Investing Activities and Financing Activities sum to the Increase / (Decrease) in Cash that the Company has experienced over the relevant time period. The Company reported a $2,821 increase in cash for calendar year 2024, and a $1,761 decrease in cash for calendar year 2023.

Cash at Beginning of Period

The cash that the Company had available at the beginning of each period is, of course, the same amount of cash that the Company had at the end of the previous period. These balances are important for understanding how cash moved in and out of the Company over time, providing a baseline against which cash inflows and outflows during the period can be measured. The Company reported $7,637 of cash at the beginning of the period for calendar year 2024, and $9,398 of cash at beginning of period for calendar year 2023.

Cash at End of Period

The combination of the increase / (decrease) in cash and the cash at beginning of period sum to the cash at end of period. The Company reported $10,458 of cash at end of period for calendar year 2024, and $7,637 of cash at end of period for calendar year 2023.

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Supplemental Information

During the years ended December 31, 2024, and 2023, the Company engaged in several significant non-cash investing and financing activities. In accordance with ASC 230-10-50-3 through 50-6, the following material non-cash transactions are disclosed:

●	Derecognition of Time-Barred Obligations – The Company derecognized $763,377 in liabilities determined to be legally unenforceable due to expiration under applicable statutes of limitations. This transaction resulted in a gain on extinguishment of debt.
●	Exchange of Debt for Warrants – The Company extinguished $137,499 in outstanding obligations through the issuance of 2,750 warrants. This transaction represented a non-cash settlement of liabilities.
●	Reclamation of Common Shares – The Company reclaimed 9,544,690 previously issued common shares from a shareholder. These shares were returned to treasury without the exchange of consideration and accounted for as a reduction to common stock and additional paid-in capital.
●	Business Combination through Preferred Share Issuance – The Company engaged in a business combination valued at $240,000. Consideration included the issuance of 600 shares of Series C preferred stock. No cash consideration was exchanged in the transaction.
●	Business Combination through Preferred Share Issuance – The Company engaged in a business combination valued at $432,000,000. Consideration included the issuance of 6.9 million shares of Series NMC preferred stock, 6.9 million warrants, and the assumption of $5 million in obligations. No cash consideration was exchanged in the transaction.

Summary of Non-Cash Investing and Financing Activities
Description	Year	Amount	Non-Cash Consideration
Derecognition of time-barred obligations	2024	$763,377	Legal extinguishment
Exchange of obligations for warrants	2024	$137,499	2,750 warrants issued
Reclamation of common shares	2024	N/A	9,544,690 common shares reclaimed
Business Combination (Goldfield)	2024	$240,000	600 Series C preferred shares issued
Business Combination (NMC)	2024	$432,000,000	6.9M Series NMC preferred shares issued
		N/A	6.9M Warrants issued
		$(5,000,000)	$5M Debt assumed

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MineralRite Corp and Subsidiaries

Cash Flow Statement

For the Year-to-Date Period Ending December 31, 2024, and December 31, 2023

	12/31/2024	12/31/2023

Net Income / (Loss) from Operations	$396,762	$(76,793)
Adjustments for non-cash items: Depreciation & write-downs	121,648	(11,304)
Subtotal: Net income / (Loss) from Operations adjusted for non-cash items	$518,410	$(65,489)

Non-cash Adjustments
Gain on Extinguishment of Obligations (Time-Barred)	$(763,377)	$-
Gain on Extinguishment of Obligations (Warrants issued)	(137,499)	-
Changes in operating Assets and Liabilities
(Increase) Decrease in Receivables & Prepaids	(6,496)	11,960
Increase (Decrease) in Current Liabilities	10,552	(2,232)
Net Cash provided from Operating Activities	$(896,820)	$(55,761)

Cash from Investing Activities
Purchase of Assets	$-	$-
Sale of Assets	-	-
Net Cash from Investing Activities	$-	$-

Cash Flow from Financing Activities
Proceeds from notes payable	$28,222	$-
Share purchases (et al)	353,009	54,000
Net Cash Provided from Financing Activities	$381,231	$54,000

Increase / (Decrease in Cash)	$2,821	$(1,761)
Cash at Beginning of period	7,637	9,398
Cash at End of Period	$10,458	$7,637

Liquidity, Capital Resources and Operational Considerations

The Company is executing a new business plan under the direction of new management. The Company cannot guarantee it will be successful in its business operations. The Company’s business is subject to risks inherent in the establishment of a new business enterprise as well as a myriad of other risk factors that have been outlined in this Form 10 and elsewhere, any or all of which could adversely impact the Company’s performance. The Company is presently engaged in and intends to conduct additional capital formation activities through the issuance of preferred and common stock or other securities to establish sufficient working capital and to expand its operations. The Company can make no assurance that future financing will be available or on acceptable terms. If the Company’s business operations are not successful, or the Company is unable to navigate the risks outlined herein and elsewhere, or if the Company is not able to secure financing or financing is not available on acceptable terms, then the Company may be unable to continue, develop or expand operations, which could adversely impact the Company’s performance. Furthermore, if the Company accepts convertible or equity financing, this could result in additional dilution to existing shareholders.

Though management of the Company believes that the Company will be successful in executing its business plans, navigating the risks and in its capital formation activities, there can be no assurance that it will be able to obtain funding, raise additional equity capital or be able to generate sufficient revenues to sustain its operations. Furthermore, given the significant changes that the Company has recently undergone, there is only a limited amount of relevant historical financial information about the Company available upon which to base an evaluation of its performance.

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Going Concern

Though management of the Company believes that the Company will be successful in its capital formation and operating activities, there can be no assurance that it will be able to obtain funding, raise additional equity or debt capital or be able to generate sufficient revenues to sustain its operations. The Company is presently engaged in and intends to conduct additional capital formation activities through the issuance of preferred and common stock or other securities to establish sufficient working capital and to expand its operations. The Company has incurred an operating loss since its inception and the Company’s present cash resources are insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern.

The accompanying financial statements have been prepared in conformity with U.S. generally accepted accounting principles (GAAP), which contemplate continuation of the Company as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Convertible Obligations

The Company has issued convertible obligations to multiple lenders where the obligation is convertible into common stock, at the lender's option, in the event the Company does not fully repay the lender. Except for one lender, whose beneficial owner is affiliated with another lender who lent money to the Company during 2021, there have been no conversions and no requests for conversion in recent years.

During June 2024, the Company removed certain liabilities originally issued prior to 2016 based on a legal analysis and a comprehensive due diligence process that supported derecognition under ASC 405-20-40-1 and 40-2, which govern the extinguishment of liabilities.

Per ASC 405-20-40-1, a liability shall be removed from the balance sheet when either of the following conditions is met: (i) the debtor pays the creditor and is relieved of its obligation for the liability; or (ii) the debtor is legally released from being the primary obligor under the liability, either judicially or by the creditor.

Further, ASC 405-20-40-2 elaborates that a liability is considered extinguished if the debtor obtains a legal release, or if the statute of limitations has expired and no viable creditor exists to enforce the debt.

To support derecognition and extinguishment of these obligations, the Company obtained formal legal opinions from qualified counsel confirming that the debt was no longer enforceable under applicable law. Specifically, these opinions concluded that the statute of limitations for enforcement had expired and that no formal claims had been made or could reasonably be expected to be made by any purported holders of the debt.

In addition to the legal review, the Company undertook a robust factual investigation to ensure that no creditor with a valid claim remained. This included: (i) a comprehensive search of business registration databases (e.g., OpenCorporates.com and various Secretary of State records) to determine whether the purported debtholders still existed as legal entities; (ii) engagement of a seasoned investigator experienced in financial and corporate due diligence who was engaged to identify any successors, assignees, or alternate addresses; and (iii) direct contact efforts via registered mail to the last known addresses of the named debtholders, all of which were either returned as undeliverable or went unanswered.

No correspondence or demand for payment has been received from any of the parties involved, nor has there been any indication of attempted enforcement in the past several years. Based on this, the Company has concluded that the liabilities no longer represented a present obligation and that derecognition and extinguishment was appropriate under ASC 405-20-40-1(b) and 40-2.

The Company believes that its conclusions are well supported by authoritative guidance and were reached after appropriate legal and investigative procedures. Therefore, in the quarter ending June 30, 2024, the Company derecognized and extinguished these liabilities, removing them from its books and adjusting its financial statements accordingly.

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Based on this determination and in accordance with ASC 405-20-40-1(b), the Company concluded that it had been legally released from being the obligor and that the liabilities should be derecognized and extinguished. The derecognition of these liabilities has been treated as a debt extinguishment, consistent with ASC 405-20-40-1(b) and the disclosure requirements under ASC 470-50-50-1. To provide transparency and comply with financial statement presentation requirements, the Company recorded:

●	a gain on the extinguishment of obligations in the amount of $763,377 in the consolidated statement of operations for the year ended December 31, 2024, as a line item within the other non-operating income section of the Income Statement; and
●	a gain on the extinguishment of obligations (time-barred) in the amount of $763,377 in the Non-cash Adjustments section of the Statement of Cash Flows.

Additionally, during June 2024, the Company obtained a legal opinion regarding the application of Section 3(a)9 to a precedent condition of a previously negotiated agreement. Obtaining this legal opinion triggered the conversion of certain current obligations into warrants to acquire Series C preferred shares of the Company and allowed the Company to remove those obligations from its books and adjust the Company’s financial statements accordingly. As part of the extinguishment of certain outstanding debt obligations, the Company issued warrants. The fair value of the warrants at issuance, amounting to $137,499, was recorded as an increase to Additional Paid-in Capital.

The table below summarizes the convertible obligations that remain on the Company’s books and records after taking into consideration the aforementioned adjustments.

The Company believes, based on the decision rendered by the US Court of Appeals for the Eleventh Circuit and the interpretive guidance promulgated by the Securities Exchange Commission regarding toxic financings, toxic lenders and the distribution of securities by unregistered dealers, as defined in Section 15(a)(1) of the Securities and Exchange Act of 1934, that the four (4) remaining convertible obligations are voidable. The Company has legally noticed the convertible obligation holders and has taken additional steps to minimize the potential dilution effects that could result from the conversion of these four (4) remaining outstanding obligations. The Company’s efforts notwithstanding, these remaining obligations may be subject to the issuance of shares of common stock pursuant to the conversion privileges afforded to the holder.

In the event that the presumed-to-be-voidable obligations listed in the table below are determined to not be voidable, then the Company believes that the obligation marked with an asterisk may be outside the statute of limitations for collection procedures and may have (i) been partially settled by the issuance of shares of common stock and may be subject to additional issuance of shares of common stock pursuant to the conversion privileges afforded the holder or (ii) remains a fully unsettled obligation of the Company subject to the conversion privileges afforded the holder.

In the event that the presumed-to-be-voidable obligations listed in the table below are determined to not be voidable, then the Company believes that the obligations that are marked with an plus sign may still be within the statute of limitation for collection procedures and may be subject to the issuance of shares of common stock pursuant to the conversion privileges afforded to the holder.

Holder	Rate	Date of Issue			Amount	Notes
Union Capital	8%	Jul	28	2014	$50,000.00	*+
Eagle Equity	12%	Feb	25	2021	$30,000.00	*+
Eagle Equity	12%	May	28	2021	$25,000.00	*+
Eagle Equity	12%	Jul	19	2021	$12,500.00	+

+	The convertibility of this obligation is in dispute.
*	The outstanding amount and/or collectability of this obligation is in dispute.

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Of the four promissory notes disclosed herein, three have since become conclusively time-barred under Texas Civil Practice & Remedies Code § 16.004(a)(3), which imposes a four-year statute of limitations on actions for breach of contract. These three notes have not been reaffirmed, extended, or paid, and are now legally unenforceable under Texas law. The one remaining note, originally issued in the principal amount of $12,500, will reach the four-year statutory limitation threshold on July 19, 2025. By that date, and assuming legal validity and enforceability — which the Company disputes — the total obligation could reach approximately $23,000 with accrued regular and default interest. Based on the note’s stated conversion price of $0.0001 per share, this could theoretically result in the issuance of up to 230,000,000 shares of common stock. This figure reflects a worst-case, full-conversion scenario based on principal and accrued interest at the fixed discount price, assuming enforceability. The Company has publicly stated its intent to vigorously contest any conversion efforts inconsistent with applicable law and contractual validity. This disclosure is provided in accordance with the Company’s obligations under ASC 825-10-50, notwithstanding its position that the note is legally void and unenforceable. The Company maintains that derecognition of all such convertible obligations in Q3 2025 will be appropriate under ASC 405-20-40-1(b) and applicable Texas law.

Deferred Offering Costs

The Company defers, as other assets, the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Income Taxes

The Company accounts for income taxes according to the ASC 740, Income Taxes (“ASC 740”) using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or in tax returns. Deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes. The Company assesses the likelihood that its deferred tax assets will be and, to the extent it believes, based upon the weight of available evidence, that it is more likely than not that the Company’s portion of the deferred tax assets will not be realized, a valuation allowance is established through a charge to income tax expense. In evaluating the Company’s ability to recover its deferred tax assets, the Company considers all available positive and negative evidence, including projected future taxable income, prudent and feasible tax planning strategies and recent financial operations.

The Company accounts for uncertainty in income taxes recognized in the financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more-likely-than-not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements. The amount of benefit that may be recognized is the largest amount that has a greater than fifty (50%) percent likelihood of being realized upon ultimate settlement. To the extent the Company determines that such tax provisions will not be sustained, the provision for income taxes would include the effects of any resulting income tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.

Material Capital Commitments

Management expects that developing the mineral properties that the Company recently acquired will take substantial financial resources which the Company intends to raise in stages.

The Company is currently engaged in a Regulation D Rule 506 offering through which it intends to raise one million, five hundred thousand ($1,500,000) US dollars. The Company has already raised $17,500. The Company expects to complete this capital raise within the next twelve months, if not substantially sooner.

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Under the terms of this offering, the Company expects to raise the one million, five hundred thousand ($1,500,000) US dollars through the sale of Series D preferred stock to a group of accredited investors. Funds from this capital raise should provide the Company with sufficient capital to accomplish three things:

1.	complete all the requisite activities for the Company to engage in a Regulation A+ offering and begin the offering accordingly;

2.	develop a pilot processing facility for the sequestered mineral tailings;

3.	engage in a drilling program to upgrade the Company’s book valuation for at least some portion of the raw land mineral property leases (pursuant to SEC’s rules on the subject to wit Modernization of Property Disclosures for Mining Registrants; 17 CFR Parts 229, 230, 239, and 249 [Release Nos. 33-10570; 34-84509; File No. S7-10-16])

The Company estimates that the cost to complete and begin the Regulation A+ offering will approximate two hundred thousand ($200,000) US dollars; the cost to develop the pilot processing facility will approximate five hundred thousand ($500,000) US dollars; and the cost to engage in a drilling program will approximate two hundred fifty thousand ($250,000) US dollars. The Company intends to prioritize these activities in the order presented. Additional funds obtained from the Regulation D Rule 506 offering will be used as working capital.

The Company has designated that each share of Series D preferred stock shall have a par value of twenty-five ($25) US dollars, shall have voting rights equal to twenty-five thousand (25,000) shares of the Company’s common stock, and shall be convertible into twenty-five thousand (25,000) shares of the Company’s common stock at the option of the holder. The Company has designated a total of thirty-five thousand (35,000) shares of Series D preferred stock. Each share will be priced at twenty-five ($25) US dollars and will be accompanied by a warrant which can be exercised, or surrendered under certain conditions, prior to its expiration, which will grant the holder one additional share of Series D preferred stock per warrant.

Upon the conclusion of the Regulation D Rule 506 offering, the Company intends to engage in a Regulation A+ offering. Pursuant to Regulation A+, Tier I, the Company can raise up to twenty million ($20,000,000) US dollars. Pursuant to Regulation A+, Tier II, the Company can raise up to seventy-five million ($75,000,000) US dollars. The use of proceeds of the Regulation A+ offering will stipulate that eighty (80%) percent of the first sixteen million ($16,000,000) US dollars of net funds raised would be used exclusively to pay for project development and the liabilities that the Company agreed to assume pursuant to its recent acquisition of the subsidiary companies acquired from NMC, Inc. All non-earmarked funds, which include the other twenty (20%) percent of the first sixteen million ($16,000,000) US dollars, and all funds raised in excess of sixteen million ($16,000,000) US dollars would be split fifty (50%) percent towards the RITE Series NMC sinking fund obligation and the liabilities assumed pursuant to the acquisition; and the other fifty (50%) percent will be used for working capital. This percentage split will continue until such time as all of the RITE Series NMC preferred stock, issued pursuant to the acquisition, has been either repurchased by the sinking fund or converted into shares of RITE common stock.

Off-Balance Sheet Arrangements

During the periods covered by the Company’s financial statements, the Company did not have any off-balance sheet arrangements.

Property and Equipment Depreciation and Depletion

Property that is subject to depreciation and equipment are recorded at historical cost. Major additions and renewals are capitalized and depreciated over their estimated useful lives. The Company uses the straight-line method of depreciation. The estimated useful lives for significant property and equipment categories are as follows:

Office and computer equipment	3-7 years
Machinery and equipment	5-10 years

Property that is subject to depletion is recorded at historical cost. The Company accounts for depletion using the Unit-of-Production method of accounting. Under this methodology, the cost of the property and the cost of major additions to the property, such as development costs, exploration costs, and other costs directly attributable to bringing

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the resource to the point of extraction are capitalized and then depleted based on the amount of resource extracted during the period.

Critical Accounting Estimates

Management’s discussion and analysis of the Company’s financial condition and results of operations is based on the Company’s financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles, or “GAAP.” The preparation of these financial statements requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reported period and in the accompanying notes. In accordance with GAAP, management’s estimates are based on historical experience and on various other assumptions that management believes are reasonable under the circumstances. Actual results could differ from these estimates under different assumptions or conditions.

On December 31, 2024, the Company acquired two subsidiaries from NMC which collectively owned three property leases as well as a large quantity of sequestered mine tailings and various associated business properties related to those tailings. The three leases were accounted for as an acquisition under ASC 805-10-55-3A, and the sequestered mine tailings and associated business properties were accounted for as a business combination under ASC 805-10-20. The total purchase price was allocated among the acquired assets and assumed liabilities based on estimated fair values, which required management to make significant estimates and assumptions regarding the nature and future economic benefits of the acquired mineral leases and mine tailings and associated business properties.

Even though the mineralization on the three leased mining claims appears significant in the historical exploration reports, management made the critical accounting estimate to consider the properties as “Exploration Stage Properties” under the SEC Rules, pending formal review of prior reserve valuations and updated reports – consistent with the Committee for Reserves International Reporting Standards (“CRIRSCO”) and compliant with the SEC rules for Property Disclosures for Mining Registrants. Based on this determination, and in the absence of any publicly stated qualified mineral reserves, these three assets have been initially assigned a $0 value on the Company’s books.

With regards to the tailings and the associated business properties associated therewith, the Company assigned a total estimated fair value of $432 million to the acquired business, determined in accordance with the acquisition method under ASC 805. This amount reflects the fair value assigned, as of the date of acquisition, to the acquired business as a whole, not the value of any single asset such as tailings. The valuation incorporated the strategic value of Peeples' business infrastructure, operational processes, and historical data concerning tailings and recovery methodologies. The Company did not value the mineral content separately and did not carry forward any book values from the prior owner. Rather, the Company performed a detailed fair value assessment of the acquired assets in accordance with the measurement principles set forth in ASC 805-20 and ASC 820, as further informed by SEC Staff Accounting Bulletin No. 119. Employing both the market and income approaches, and after giving appropriate weight to observable Level 1 and Level 2 inputs, the Company concluded that a fair value of $432 million was supportable as of the acquisition date.

Additionally, the transaction included non-cash consideration in the form of equity ($180 million), warrants, and a structured stock buy-back program in the form of a sinking-fund, which grows at an annual rate of 5%, all of which further complicates determining a fair value assessment and ongoing financial impact and therefore involves other critical accounting estimates.

The Company intends to engage independent, third-party experts to update the valuations of each of the leases and the mine tailings and associated business properties. Until then, the critical accounting estimates used by the Company have to be considered as preliminary and are subject to change as additional information becomes available.

Since the critical accounting estimates affect the Company’s valuation of the assets that the Company acquired, the critical accounting estimates themselves could have a material effect on the Company’s ability to raise

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the capital needed for development of those assets and the financing costs, terms, and dilution affect, if any, associated therewith.

For additional discussion of the Company’s critical accounting policies and estimates, as well as the Company’s significant accounting policies, see the notes to the Company’s audited financial statements appearing elsewhere in this Registration Statement on Form 10. Management believes those accounting policies are critical to the process of making significant judgments and estimates in the preparation of the Company’s financial statements.

Investment In Subsidiaries

The Company’s operating projects are generally segregated into subsidiaries. The Company does this for a variety of reasons. In some cases, certain series of the Company’s securities may have been granted priority claims to the assets of a particular subsidiary. In other cases, operations may engage specific joint venture partners which are entitled to a contractual share of the revenue or net revenue being generated by a project or a subsidiary. In still other cases, the Company may feel the need to segregate operations based on legal, risk, accounting or other factors. Management exercises its discretion in making such decisions.

The Company consolidates onto its financial statements all of its activities and that of its wholly owned subsidiaries, and in so doing, eliminates all intercompany balances and transactions.

When making an acquisition of an entity that the Company intends to operate as a subsidiary or otherwise, the Company will generally hold the assets and liabilities so acquired on its balance sheet at the same basis that they were held by the entity prior to being acquired, subject to a determination by the Company’s accountants and auditors that doing so is in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. In the event that the Company determines that a mineral asset is not sufficiently documented to meet the requirements of the SEC’s Modernization of Property Disclosures for Mining Registrants (17 CFR Parts 229, 230, 239, and 249 [Release Nos. 33-10570; 34-84509; File No. S7-10-16]), the Company will hold those assets on its balance sheet at a value of zero ($0) until such time as the Company obtains an SEC / JORC compliant reserve report.

Principles for Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Recently Issued Accounting Pronouncements

Company management has not knowingly nor willfully implemented any new accounting pronouncements that could have had any material impact on the preparation or presentation of the accounting results that have been reported for the periods covered by these financial statements unless otherwise disclosed. Management does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Item 3. Properties.

In early 2024, the Company acquired equipment, tools, inventory and intellectual property relating to a manufacturing business that the Company formerly owned. The physical components of this acquisition are presently stored in over-the-road trailers.

In addition, the Company also owns certain trade secrets and specialized industry knowledge, certain other intellectual property, and various internet domain assets.

On December 31, 2024, the Company acquired two subsidiaries from a formerly public company. One of the subsidiaries holds two mineral leases with no current business plan or infrastructure; and the other subsidiary holds one mineral lease, mine tailings, written methodology for processing, and other attributes that met the definition of a

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business under ASC 805, Business Combinations. The estimated fair value of $432 million assigned to the assets was not based on a mineral resource calculation or engineering report. Rather, the value represents the fair value of the entire acquired business enterprise, consistent with ASC 820, Fair Value Measurement, and the framework set out in ASC 805-20-30-1, which requires identifiable assets to be recorded at their acquisition-date fair values.

Because the mine tailings are buried in sequestration pits located on the same property covered by one of the mineral leases, the Company’s mine and mineral claims are all located on just three (3) exploratory mineral properties—Skull Valley (AZ), Silver Valley (CA), and La Escondida (CA). These properties are leased from state and federal agencies. The mine tailings stored in sequestration pits are located on the Skull Valley (AZ) property.

The Company has no current mining operations or revenues from these properties. Even though none of the properties are in active production, the Company considers them to be material as defined in Regulation S-K 1300.

Pursuant to the review of the historical geological documentation the Company has obtained on the properties, coupled with management’s first-hand knowledge of the properties, it is the Company’s belief that the properties hold significant mineralization. However, in accordance with the recently amended SEC Rules for Property Disclosures for Mining Registrants and consistent with the Committee for Reserves International Reporting Standards (“CRIRSCO”), the Company believes that it needs additional qualified data in order to present proper calculations to support mineral reserves or resources under the definitions in Regulation S-K 1300. As exploration stage properties with no publicly stated qualified mineral reserves, the Company will initially hold the properties on its books at the business combination valuation in accordance with ASC 805-10-20 until it can engage and complete independent, third-party, modern technical analysis from Qualified Persons (QPs).

Pursuant to the requirements of Regulation S-K 1303, the following table provides a concise overview of the Company’s exploratory mineral properties.

Property Summary Table

Property Name	Location	Ownership/Lease	Area (Acres)	Stage	Access & Infrastructure	Current Activities
Skull Valley	Yavapai County, AZ	State lease (ASLD)	377.11	Exploration	Road access, power nearby	Lease updates, historical data review
Silver Valley	Daggett, CA	BLM lease	~200	Exploration	Public road access, power nearby	Historical site review
La Escondida	Daggett, CA	BLM lease	~140	Exploration	Public road access, power nearby	Historical site review

Since the properties are not in the development or production stage nor is the Company disclosing mineral resources or reserves for the properties, the Company is not required to include a Technical Report Summary as defined in Regulation S-K, Item 601(b)(96). However, it is the intention of the Company, upon completion of its evaluation of historical data, to initiate exploration programs and Qualified Person reviews of the properties in the near term.

Pursuant to the requirements of Regulation S-K 1303, the Company has prepared the following property narratives:

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Skull Valley Property (Yavapai County, Arizona)

●	Land Status: 377.11 acres leased from Arizona State Land Department (ASLD); lease currently being brought current.
●	Location & Access: ~3 miles east of Skull Valley via Copper Basin Road. Road access and nearby power. No on-site infrastructure.
●	Geology & Mineralization: High desert terrain in Sierra Prieta range. Hosts breccia pipes, quartz monzonite, and vein systems related to the Copper Basin intrusive. Historic gold extraction occurred over 11 years prior to 1995; tailings from black sands were stored for future processing.
●	Climate & Environment: 4,800' elevation, 20–25" annual rainfall, dry climate. Grazing land surroundings.
●	Lease Terms: (It should be noted that certain lease details are still being finalized per the lease extension) Twenty-Year; $7,540 per annum for all 377 acres plus 5-6% royalty; expires on August 30, 2045.
●	Acquisition Information: Acquired by the Company as part of the Peeples, Inc. business combination on December 31, 2024. Peeples, Inc. first entered into a lease of the property on November 3, 1992.
●	See Figure 2 below.

Silver Valley Property (San Bernardino County, Daggett, California)

●	Land Status: ~200 acres under BLM lease (Claims CA106713952–961).
●	Location & Access: Mojave Desert, western Newberry Mountains. Public road access, no interior roads or structures. Power available.
●	Geology & Mineralization: Steep volcanic terrain with rugged canyons. Historical mining since 1930s. Azucar Mine produced minor gold from quartz veins. Metamorphosed volcanic rocks with visible hydrothermal alteration and faulting.
●	Historical Use: Adit, pits, and hand-mined features visible. Site shows strong geological indications of mineralized systems.
●	Lease Terms: Annual lease; $274 per annum per claim; 10 claims; $2,740 per annum; expires on August 30, 2025; annually renewable.
●	Acquisition Information: Acquired as part of the California Precious Metals LLC acquisition on December 31, 2024. California Precious Metals, LLC first entered into a lease of the property on September 1, 2006.
●	See Figure 3 below.

La Escondida Property (San Bernardino County, Daggett, California)

●	Land Status: ~140 acres under BLM lease (Claims CA106713945–951).
●	Location & Access: Ord Mountains, southeast of Newberry Range. Accessible by public road, no internal infrastructure.
●	Geology & Mineralization: Igneous and meta-igneous rocks; visible faulting and hydrothermal alteration. Historic mine workings and adits suggest past small-scale gold/copper activity. Region historically active since the 1800s.
●	Topography: Mountain front and valley alluvial systems with strong structural control on mineralization.
●	Lease Terms: Annual lease; $274 per annum per claim; 7 claims; $1,918 per annum; expires on August 30, 2025; annually renewable.
●	Acquisition Information: Acquired as part of the California Precious Metals LLC acquisition on December 31, 2024. California Precious Metals, LLC first entered into a lease of the property on September 1, 2006.
●	See Figure 4 below.
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The general location of the mineral properties can be seen on the location map (Figure 1) found below. The two California properties are located just south of Barstow (CA) and the Arizona property is located just west of Prescott (AZ).

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The specific mineral properties and claims can be seen in the individual site maps (Figures 2, 3 and 4) found below.

Figure 2: Skull Valley Property (Yavapai County, Arizona)

BURLINGTON NORTHERN SANTA FE RAILROAD
CITY OF PRESCOTT
N
CITY OF SKULL VALLEY
COPPER BASIN ROAD
ACCESS ROAD TO SKULL VALLEY SITE
SKULL VALLEY SITE
TO BAGDAD
CITY OF WILHOIT
TO PHOENIX VIA

VICINITY MAP

NOT TO SCALE

GENERAL INFORMATION

OWNER:	CONTACT:
THE STATE OF ARIZONA LAND TRUST	MICHAEL SHEPPARD, CEO 909 SUNSET RIDGE DRIVE FRANKLIN, TENNESSEE 37069
LESSEE: PEEPLES, INC *(a wholly owned subsidiary of NMC, Inc.)* 909 SUNSET RIDGE DRIVE FRANKLIN, TENNESSEE 37069	PETE RUSHBROOK, PROJECT MANAGER
MINERAL LEASE #: 11-86475 EFFECTIVE LEASE DATE: 05-02-2003 EFFECTIVE LEASE EXPIRATION: 05-01-2023	RAILROAD: BURLINGTON NORTH - SANTA FE RAILROAD (BCNF) 2650 LOU MENK DRIVE FORT WORTH, TX
LEASE DESCRIPTION: STATE: ARIZONA COUNTY: YAVAPAI TOWNSHIP: T13N RANGE: R4W SECTION: 11 LOTS: 1-10 **TOTAL LEASE AREA: ± 377 ACRES (16,422,120 SQUARE FEET)**	

NOTES & REFERENCES

1. TOPOGRAPHIC FEATURES, CONTOURS AND ELEVATIONS PROVIDED BY THE UNITED STATES GEOLOGICAL SURVEY, DATED 1968 AND FIELD CHECKED IN 1969. KIRKLAND QUADRANGLE, ARIZONA, YAVAPAI COUNTY (7.5 MINUTE SERIES)

2. POLYCONIC PROJECTION AND BASED ON THE NATIONAL GEODETIC VERTICAL DATUM OF 1929 AND THE NORTH AMERICAN DATUM OF 1927 (NAD 27)

3. GRID BASED ON THE ARIZONA-CENTRAL UNIVERSAL TRAVERSE MERCATOR GRID (1000-METER).

EXHIBIT 'A' - BCNF SOUTHWEST RAILROAD SYSTEM

N
UT
CO
AZ
NM
SKULL VALLEY SITE

NOTE: PARCEL LOCATION AND BRECCIA PIPE SOURCE SHOWN HEREON IS FOR ILLUSTRATIVE PURPOSES ONLY AND IS NOT TO SCALE. SUBJECT TO FIELD VERIFICATION.
T14N
T13N
R. 4 W
112°37'30"
COPPER BASIN ROAD
RAVINE
2
1
GRID NORTH
NAD 27 - UTM - WGS 84
ACCESS ROAD
SECTION CORNER (NW)
SECTION CORNER (NE)
BOUNDARY LINE
SECTION 2
SECTION 11
SECTION 1
SECTION 12
UPPER PIT (WEST)
UPPER PIT (EAST)
UPPER PIT (SOUTH)
TAILINGS PILE
PROCESSING FACILITIES
LOWER PIT (EAST)
LOWER PIT (MIDDLE)
LOWER PIT (WEST)
DETENTION POND (RECLAIMED)
SETTLING PONDS (RECLAIMED)
FINCH WASH
SECTION CORNER (SW)
SECTION CORNER (SE)
11
12
T 13 N.
Nevada Mining Company (NMC, Inc.) © Copyright 2010
GRAPHIC SCALE: 1" = 500'

NMC

NEVADA MINING COMPANY

909 SUNSET RIDGE DRIVE • FRANKLIN • TENNESSEE • 37069

MINING LEASE MAP
FOR
NEVADA MINING COMPANY
(NMC, INC.)

NO.	DESCRIPTION	REVISIONS DATE	BY	APPR.

DATE: 04-09-2010
SCALE: 1"=500'
TOWNSHIP(S): T13N
RANGE: R4W
SECTION: 11
COUNTY: YAVAPAI

SHEET 1 OF 1

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Figure 3: Silver Valley Property (San Bernardino County, Daggett, California)

3398
3542
#10
3474
#6
18
18
#5
#4
#3
MINNEOLA
3703
#2
4031
#1
Dolomite Mine
#7
#8
#9
Azucar Mine
JEEP
TRAIL
3921
24
19
3812
3700
3900
DeLORME
© 2002 DeLorme, 3-D TopoQuads ®. Data copyright of content owner.
www.delorme.com

SILVER VALLEY MINING CLAIMS

FIG. 3

EVALUATION AREA

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Figure 4: La Escondida Property (San Bernardino County, Daggett, California)

La Escondida Claims

CA106713945-CA106713951

Guzzler
4400
#1
#2
#3
#4
#5
#6
#7
27
26
M O U N T A
N
4723
4WD
GUZZLER
4WD
4600
D
R
O
Maumee

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The Company intends to update disclosures under Regulation S-K Subpart 1300, including the possible filing of one or more Technical Report Summaries, once sufficient technical information has been developed.

Whereas the preceding narrative and maps provide overview knowledge about the location, ownership, and access to the Company’s mineral properties, in accordance with Item 1303 of Regulation S-K, the following section presents more detailed technical information about each of the properties individually as required under Item 1304. This includes summaries of exploration activities, mineral resources, and other relevant data necessary to understand the current status and potential of the properties. These disclosures are based on technical studies and qualified person (QP) determinations and are intended to provide a comprehensive view of the material characteristics and status of each property.

Skull Valley Property (Yavapai County, Arizona)

1. Property Identification and Location:

●	Name: Skull Valley Property
●	Location: Yavapai County, Arizona
●	Legal Description: T13N, R4W, Section 11, Lots 1–10
●	Size: Approximately 377.11 acres
●	Land Ownership: Leased from Arizona State Land Department (ASLD)
●	Current Status: Lease in process of being brought current
●	USGS Quadrangle: Kirkland Quad

2. Title, Legal, and Environmental Matters:

●	The lease was previously in default and is currently being reinstated with the ASLD.
●	No known environmental liabilities are disclosed at this stage.
●	No permits for exploration or mining activities are currently held but are anticipated once third-party consultants are engaged.

3. Property Geology:

●	Located on western flanks of Sierra Prieta, part of the Bradshaw Mountain Range.
●	Host rocks include schists, granodiorite, quartz diorite, amphibolite, aplite, and rhyolite.

●	Mineralization includes precious metal-bearing gravels and mineralized breccia pipes associated with the Copper Basin stock.

4. Exploration and Mining History:

●	Previously mined from ~1984 to 1995 with production royalties paid to the State of Arizona.
●	Fine black sands from operations were stored for potential future processing.
●	Historical royalty rate: 5%, revised to 8%.

5. Current Condition and Status:

●	No current mining activities or infrastructure.
●	Easily accessible via public road (Copper Basin Road), with power nearby.
●	Desert climate with moderate rainfall (~20–25 in/year).

6. Exploration and Development Plans:

●	Company plans to evaluate historical data and conduct modern exploration under guidance of qualified third-party service providers.
●	Anticipates future technical assessments and resource evaluations in the near term.

7. Mineral Resources or Reserves:

●	None currently declared.

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8. Technical Report Summary:

●	None filed to date.

Silver Valley Claims – Daggett, San Bernardino County, California

1. Property Identification and Location:

●	Name: Silver Valley Claims
●	Location: Daggett, California
●	Legal Description: Sections 13, 18, 19, 24
●	Size: Approximately 200 acres
●	Land Ownership: 10 claims leased from BLM (CA106713952 to CA106713961)
●	USGS Quadrangle: Ord Mountain Quad

2. Title, Legal, and Environmental Matters:

●	Valid BLM-registered claims.
●	No known environmental issues or pending legal matters disclosed.

3. Property Geology:

●	Located in the Mojave Desert, consisting of volcanic and meta-volcanic terrain.
●	Faulted structures and hydrothermal features noted.
●	Presence of quartz veins associated with historical gold production.

4. Exploration and Mining History:

●	Historical hand mining since the 1930s; remnants of adits and pits present.
●	Azucar Mine (Claim 8) had small-scale gold production from quartz veins.

5. Current Condition and Status:

●	No internal roads or infrastructure.
●	Accessible via public roads; power is available.
●	Terrain includes steep canyons and alluvial fans.

6. Exploration and Development Plans:

●	Company plans to evaluate historical data and conduct modern exploration under guidance of qualified third-party service providers.
●	Anticipates future technical assessments and resource evaluations in the medium term.

7. Mineral Resources or Reserves:

●	None currently declared.

8. Technical Report Summary:

●	None filed to date.

La Escondida Claims – Daggett, San Bernardino County, California

1. Property Identification and Location:

●	Name: La Escondida Claims
●	Location: Daggett, California

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●	Legal Description: Sections 27/7N/2E & 27/9N/2E
●	Size: Approximately 140 acres
●	Land Ownership: 7 claims leased from BLM (CA106713945 to CA106713951)
●	USGS Quadrangle: Ord Mountain Quad

2. Title, Legal, and Environmental Matters:

●	Valid BLM-registered claims.
●	No known environmental issues disclosed.

3. Property Geology:

●	Located in the Ord Mountains, composed of igneous and metamorphic rocks.
●	Significant faulting and hydrothermal features observed.
●	Historically noted gold and copper-stained veins.

4. Exploration and Mining History:

●	Historical mining dating back to the late 1800s in San Bernardino County.
●	Evidence of multiple adits and exploratory diggings, likely by hand methods.

5. Current Condition and Status:

●	No current mining activity or built infrastructure.
●	Power is available nearby; accessible via public roads.

6. Exploration and Development Plans:

●	Company plans to evaluate historical data and conduct modern exploration under guidance of qualified third-party service providers.
●	Anticipates future technical assessments and resource evaluations in the medium term.

7. Mineral Resources or Reserves:

●	None currently declared.

8. Technical Report Summary:

●	None filed to date.

As of the date of this filing, the Company is in the process of establishing, but has not yet established, formal internal controls over exploration results, in accordance with item 1305 of Regulation S-K, relating to the planning, supervision, and documentation of exploration results for its mineral properties.

The Company recently acquired its mineral assets and is actively engaged in hiring qualified third-party geologists and consultants to:

●	Review historical data
●	Design a compliant exploration program
●	Assist in implementing quality control and assurance protocols
●	Supervise the eventual preparation of Technical Reports and resource estimates

Once engaged, these professionals will assist the Company in establishing appropriate internal controls to ensure that exploration results are:

●	Accurate

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●	Reliable
●	Compliant with Regulation S-K Subpart 1300 disclosure standards

Until such controls are formally implemented, no assurances can be made regarding the accuracy or completeness of any historical exploration information.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information with respect to the beneficial ownership of the Company’s preferred and common stock as of December 31, 2024 for (i) each of our directors and named executive officers (“NEO’s”) on an individual basis and our directors and executive officers on a group basis and (ii) any securityholder who beneficially owns more than five (5%) percent of any class or series of the Company’s preferred and common stock.

The Company has determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated below, to our knowledge, the persons and/or entities named in the table have sole voting and sole investment power with respect to all shares that are beneficially owned, subject to community property laws where applicable.

The beneficial ownership figures presented in the table below are derived from the Company’s stock records. These beneficial ownership percentages were calculated based on the number of shares of each class and series of preferred and common stock as denoted in the table as of December 31, 2024.

The beneficial ownership figures do not include the shares of common stock that may be issued and outstanding upon conversion of the Series B, Series C, Series D and Series NMC preferred stock beneficially owned by the Series B, Series C, Series D and Series NMC preferred stockholders, respectively, listed in the table below. However, in order to ensure that the Company has provided full, fair and accurate disclosure, the table below includes information concerning the conversion rate into common stock for each series of the Company’s convertible preferred stock and the vote weighting afforded each series.

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		Common	Series A preferred	Series B preferred	Series C preferred	Series D preferred	Series NMC preferred
AUTHORIZED		20,000,000,000	105,000	33,000	100,000	35,000	7,100,000
OUTSTANDING		4,347,776,842	105,000	13,500	8,249	700	6,900,000

COMMON EQUIVALENT	(1)	1	n/a	1,000	400,000	25,000	500
VOTE WEIGHT	(2)	1 vote	3,000 votes	1,000 votes	400,000 votes	25,000 votes	500 votes

Securities ownership of management (NEO’s):

James Burgauer (President, CFO, Director, CEO)	(3)	-	105,000	13,500	6,515	-	-

Percentage		0.00%	100.00%	100.00%	79.27%	0.00%	0.00%

Directors and Officers as a Group (1 individual)		-	105,000	13,500	6,515	-	-

Percentage		0.00%	100.00%	100.00%	79.27%	0.00%	0.00%
Securities ownership of certain beneficial owners (Non-NEO’s greater than 5%):

Abstract Concepts 1618 LLC (Lloyd B Hendricks, III)	(4)	-	-	-	739	-	-

Percentage		0.00%	0.00%	0.00%	8.96%	0.00%	0.00%

Naji Ali	(5)	300,000,000	-	-	-	-	-

Percentage		6.90%	0.00%	0.00%	0.00%	0.00%	0.00%

Vandalia, LLC (David Six)	(6)	-	-	-	-	700	-

Percentage		0.00%	0.00%	0.00%	0.00%	100.00%	0.00%

NMC, Inc. (Michael D Sheppard)	(7)	-	-	-	-	-	6,900,000

Percentage		0.00%	0.00%	0.00%	0.00%	0.00%	100.00%

Table Notes:

(1)	Each share of the denoted series of preferred is convertible into the denoted number of common shares (e.g., one (1) share of Series B preferred is convertible into one thousand (1,000) shares of common stock.)
(2)	Each share of the denoted series of preferred is awarded the denoted number of votes for all matters upon which the shares are entitled to vote (e.g., one (1) share of Series B preferred is awarded one thousand (1,000) votes.)
Please review pages 2 & 3 - Cautionary Notes on Forward-Looking Statements.	81

(3)	On October 25, 2023, Guy Peckham (i) sold an option to acquire his entire ownership position in the Company to James Burgauer (consisting of 105,000 shares of Series A preferred stock; 13,500 shares of Series B preferred stock; and 5,000 shares of Series C preferred stock); (ii) granted the immediate voting rights of those positions to James Burgauer; and (iii) installed James Burgauer as his replacement for the remainder of his term on the Board of Directors. On November 1, 2023, James Burgauer was installed as acting president and on December 1, 2023, James Burgauer was installed as president of the Company. On November 6, 2023, and November 9, 2023, Sterling Macro Research LLC and James Pettigrew, respectively, sold options covering their entire ownership positions in the Company to James Burgauer (which included 500 shares of Series C preferred stock) and granted the immediate voting right to those positions to James Burgauer. Pursuant to the terms of the aforementioned options and the immediate assignment of voting rights, the Company deems James Burgauer to be the beneficial owner of the securities acquired in the aforementioned transactions and has reported the number of shares owned and ownership percentages accordingly.
(4)	Lloyd B. Hendricks, III, Abstract Concepts 1618 LLC, 7901 4th Street N # 18408, St. Petersburg, FL 33702
(5)	Naji Ahmed Ebrahim Husain Ali, House No 339 Rd 1411 Block 414, Aldaih, Bahrain. This information was obtained through the Non-Objecting Beneficial Ownership reporting services of BroadRidge Financial Solutions, Inc.
(6)	David Six, Vandalia, LLC, 613 East Lumsden Rd, Brandon, FL 33511
(7)	Michael D. Sheppard, NMC, Inc., 9301 Century Oak Court, Brentwood, TN 37207

Dual Class Capital Structure Summary

The Company has authorized and issued multiple classes of preferred shares, each of which is convertible into common stock and each of which have significantly enhanced voting rights compared to the Company’s common stock. Specifically:

●	Series A Preferred Shares: Each share entitles the holder to 3,000 votes.

●	Series B Preferred Shares: Each share entitles the holder to 1,000 votes.

●	Series C Preferred Shares: Each share entitles the holder to 400,000 votes.

●	Series D Preferred Shares: Each share entitles the holder to 25,000 votes.

●	Series NMC Preferred Shares: Each share entitles the holder to 500 votes

Common stockholders are entitled to one vote per share. Preferred shares generally vote with the common stock on all matters submitted to a vote of stockholders.

The Company is considered a “controlled company” because a single individual, group, or entity holds more than 50% of the voting power of its outstanding equity securities.

By virtue of the fact that the Company trades on the OTC Pink Market, the Company is already not required to meet the same corporate governance standards or regulatory oversight that would otherwise be imposed on it were it to be traded on a national securities exchange such as the NYSE or NASDAQ. This lack of required independent board oversight, committee structure, and disclosure obligations can increase governance risks and reduce transparency for investors.

The concentration of voting control also means that the controlling shareholders have significant influence over all major decisions, including the election and removal of directors, appointment of management, approval of mergers or acquisitions, and other significant corporate actions. This level of control may discourage or prevent

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transactions that could benefit minority shareholders, such as unsolicited acquisition proposals or changes in management.

In addition, the absence of mandatory requirements for independent directors or board committees may result in limited oversight of management’s actions, reduced accountability, and an increased risk of conflicts of interest. Decisions may be made that primarily benefit the controlling shareholders, even if they are not aligned with the interests of our other shareholders.

As a result, investors may face increased risk due to reduced governance protections, limited access to reliable company information, and decreased ability to influence corporate decisions. These factors may also have an impact on the marketability and long-term value of the Company’s securities.

Controlling Shareholder Disclosure

As of December 31, 2024, Mr. James Burgauer, the Company’s CEO / President beneficially owns all of the outstanding Series A and B preferred shares and 6,515 of the 8,408 outstanding Series C preferred shares. Based on the voting power of each series, Mr. Burgauer controls approximately 25.32% of the total voting power of the Company.

As of December 31, 2024, Mr. Michael Sheppard, CEO / President of NMC, Inc. (“NMC”), has, by virtue of his official capacity at NMC, custodial control and authority over all 6.9 million Series NMC preferred shares at least until such time as NMC distributes those shares to its beneficial holders. Based on the voting power of this share series, Mr. Sheppard controls approximately 29.77% of the total voting power of the Company

Collectively, Mr. Burgauer and Mr. Sheppard control approximately 55.09% of the total voting power of the Company and will therefore have effective control over all stockholder decisions, including the election of directors and approval of significant corporate transactions.

Controlled Company Exemption

Since the Company is currently quoted on the OTC Pink Market, it is not subject to listing standards that mandate specific corporate governance practices, such as board independence or committee composition requirements. Therefore, the concept of “controlled company exemptions,” which applies to companies listed on national securities exchanges, is not applicable to the Company’s current capital structure or governance policies.

However, the Company acknowledges that by virtue of Mr. Burgauer’s ownership of all of Series A and B, and the vast majority of Series C, and Mr. Sheppard is in custodial control and authority of all of Series NMC, this gives them majority voting control and significant influence over corporate decisions, including the election of directors and approval of major transactions.

Item 5. Directors and Executive Officers.

The Company’s Present Officers and Directors

Set forth below is the name, age, position and a description of the business experience of each of the Company’s executive officers and directors.

Name	Age	Position
James Burgauer	67	President, Director, Chief Executive Officer, Chief Financial Officer

There are no other persons who have been nominated or chosen to become directors nor are there any other persons who have been chosen to become executive officers.

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The Company is presently vetting interim candidates and intends to expand its board of directors to a five-member board by appointing four (4) new members to the board prior to the next election. The Company is also developing and will soon begin to vet a slate of candidates which it intends to propose to the Company’s shareholders for their vote at the Company’s next shareholder meeting.

The Company has established an advisory board consisting of subject matter experts who have agreed to make themselves available to render their expert advice and opinions to the Company on a when-and-as requested basis. The advisory board presently consists of four (4) individuals, all of whom have had some prior association with James Burgauer, the Company’s CEO / President. Each of the advisory board members is engaged under the terms of the Company’s standard consulting contract, a copy of which is attached hereto as Exhibit 10.1.

The Company’s standard consulting contract provides a mechanism by which the Company can engage the consultant’s services on a monthly or case-by-case basis, and also gives the consultant an opportunity to buy (for a specified premium) the right to buy a specified number of shares of the Company’s Series C preferred stock at a specified price for a specified period of time. The premiums paid by the consultant to buy the right to buy the shares are treated as additional paid-in capital. In a few cases the Company has granted a consultant a de minimis number of Series C preferred shares in lieu of payment for services rendered.

The Company’s four (4) advisors are subject matter experts in their own fields of practice. Mr. Richard Redfern, (M.Sc., CPG No 10717 QP, Geologist, Metallurgy, MSHA (USA)), was engaged to advise the Company on matters concerning Geology and Metallurgy. Mr. James Bame, (JD, BSIE, Patent Attorney, Industrial Engineering (USA)), was engaged to advise the Company on Legal, Patent, and Engineering matters. Mr. Todd Gibson, (Project Management, EPC, Commissioning, Startup, Operations), was engaged to advise the Company on project management, engineering, procurement, construction, startup, commissioning and operations related matters. Mr. Alexander Harmon, (Mine & Mine Site Equipment, Consultant & Manufacturer (USA)), was engaged to advise the Company on mineral, mining and equipment related matters.

The board of advisors has not been granted and does not exercise any management authority or control over the Company or any of its operations.

Information about the Company’s Officers and Directors

The educational and business experience of Mr. James Burgauer, the Company’s President, Director, Chief Executive Officer and Chief Financial Officer is as follows:

Mr. Burgauer holds both a Bachelor of Science (BS) degree in Business from the University of Illinois (Summa Cum Laude) and a Master of Business Administration (MBA) from Illinois State University. While still a business student, Mr. James Burgauer and his associates founded a mutual fund, an investment advisor, a broker-dealer and a transfer agent. He personally wrote the software required to run the mutual fund and transfer agent – and this experience ultimately led him to buy a software company in the early 1980’s which became the world’s leader in diagnostic software, embedding their products into the operating systems used by virtually every major computer company existing at that time.

With regards to the financial services industry, Mr. Burgauer began his professional career with a predecessor firm of Shearson American Express. After selling his software company and publishing his first investment book in 1987, Mr. Burgauer founded AISCO Holdings, Ltd. and its many subsidiaries, including two more brokerage firms, an investment advisor, an insurance agency, and a commodity firm. He served that conglomerate as its Chief Executive Officer and its Chairman of the Board of Directors. He held, among others, Series Licenses 3, 4, 5, 7, 24, 27, 53 and 63. He was also commissioned by major Wall Street wire-houses to write a second book, which they then gave out by the thousands as promotional gifts to their best clients. Under his tenure, AISCO Holdings grew into a financial services conglomerate — managing over $700 million in assets and employing approximately 300 licensed personnel. By March of 2000, AISCO Holdings, Ltd. was merged into a public entity, and Mr. Burgauer semi-retired to the lifestyle of a consultant. Within a few years Mr. Burgauer began dealing in the commodity markets again — but this time he focused on the purchase and sale of physical commodities rather than the paper trading of them.

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In the last five years, Mr. Burgauer, through his consulting company, MIS Consulting, Inc., has been engaged by financial services firms such as BlackRock, Berthel Fisher and J.P. Morgan to train Series 7 and 24 candidates, and by other firms such as the Securities Institute of America to provide technology and other education related services. Outside of the financial services industry, Mr. Burgauer and his consulting company have been engaged in various mineral and mining projects as well as corporate, business and computer consulting services. Clients for these services include SiteWorx USA and MineralRite Corporation. He was first engaged as a consultant for the Company in August of 2022.

The Company now enjoys the benefits of having a seasoned, multi-talented, proven manager at its helm, who has contacts and specialized knowledge in the securities industry and in the physical purchase, sales, delivery and processing of commodities including precious, semi-precious and base metals.

Term of Office - Directors

The Company’s directors are appointed to hold office until the next annual meeting of the Company’s stockholders after their appointment or until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal from office in accordance with the Company’s Bylaws as amended.

Term of Office - Officers

The Company’s officers are appointed by the Company’s board of directors and hold office until removed by the board, subject to any respective employment agreements.

Family Relationships

There are no family relationships between or among the directors and executive officers.

General Conflicts of Interest

The Company’s directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses, including businesses that are similar in scope or operation to the business of the Company. As such, there exists potential conflicts of interest including, among other things, the disposition of time, effort and opportunity, in relationship to their participation with such other business entities. Insomuch as the potential for such conflicts of interest to exist, the Company’s trusts in its officers and directors to devote to the Company’s business the amount of time and effort as they believe is required and is necessary to properly discharge their fiduciary responsibilities to the Company and its stakeholders.

Opportunity Based Conflicts of Interest

Presently there is no requirement contained in the Company’s Articles of Incorporation, Bylaws, or minutes which require officers and directors of the Company to disclose business opportunities which come to their attention.

The Company’s officers and directors do, however, have a fiduciary duty of loyalty to the Company to disclose business opportunities which come to their attention in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which are learned about through involvement as an officer and director of another company.

Company management, including its officers and directors, is composed of independent contractor consultants, many of whom have owned their own consulting businesses for years. The Company acknowledges the likelihood that opportunities will arise because of these present and former involvements with other businesses and other industry participants. The Company accepts that the Company may be excluded from these activities, and accepts that, from time to time, the Company may be invited to participate because of the value added the Company can contribute to those opportunities.

The Company does not intend to require any of independent contractor consultant who serves the Company in any capacity, including that of an officer or director, to engage the Company in any of the independent contractor

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consultant’s outside business opportunities in which they are or may become engaged, but does stand ready to consider each and every opportunity if and when invited to do so.

Committees to the Board of Directors

In the ordinary course of business of companies, the board of directors maintains a compensation committee and an audit committee.

The primary function of the compensation committee is to review and make recommendations to the board of directors with respect to the compensation to be paid to a company’s officers, including bonuses, commissions, stock options, contractual rights and other forms of remuneration.

At present, the Company does not have a separate compensation committee. In the absence of a separate compensation committee, the Company’s board of directors will function as the compensation committee and perform the same function that the committee would otherwise perform. Upon expansion of the board of directors to a five-member board, the Company intends to establish a compensation committee.

The functions of the audit committee are to review the scope of the audit procedures employed by the company’s independent auditors, to review with the independent auditors the company’s accounting practices and policies and recommend to whom reports should be submitted, to review with the independent auditors their final audit reports, to review with internal and independent auditors the company’s overall accounting and financial controls, to be available to the independent auditors during the year for consultation, to approve the audit fee charged by the independent auditors, to report to the board of directors with respect to such matters and to recommend the selection of the independent auditors.

At present, the Company does not have a separate audit committee. In the absence of a separate audit committee, the Company’s board of directors will function as the audit committee and perform the some of the same functions that the audit committee would otherwise perform, such as recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditor's independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. Upon expansion of the board of directors to a five-member board, the Company intends to establish an audit committee.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of the Company’s directors or executive officers has, during the past ten (10) years:

(1)	had a petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;
(2)	has been the subject of an indictment or has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
(3)	has been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:
(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

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(ii) Engaging in any type of business practice; or
(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;
(4)	has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, or Federal or State authority permanently or temporarily enjoining, barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in(3)(i) above, or to be associated with persons engaged in any such activity;
(5)	has been the subject of a finding, disciplinary order or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, a state securities regulator of a violation of federal or state securities or commodities law, or a foreign regulatory body or court, which finding or judgment has not been reversed, suspended, or vacated; or
(6)	has been named as a defendant or a respondent in a regulatory complaint or proceeding that could result in a “yes” answer to part 5 above; or
(7)	has been found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
(8)	has been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
(9)	has been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:
(i) Any Federal or State securities or commodities law or regulation; or
(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(10)	has been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity(as defined in Section l(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member, that permanently or temporarily barred, suspended, or otherwise limited involvement in any type of business or securities activities; or
(11)	has been the subject of a U.S. Postal Service false representation order, or a temporary restraining order, or preliminary injunction with respect to conduct alleged to have violated the false representation statute that applies to U. S. mail.

Code of Business Conduct and Ethics

The Company has adopted a written code of ethics applicable to the Company’s board of directors, officers and workforce in accordance with applicable Federal and State securities laws. The Company’s board of directors has

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designated the Company’s President to be the person responsible for overseeing the Company’s compliance to its code of ethics. Every person who is engaged by the Company in any capacity is required to report known and suspected breaches of the Company’s code of ethics to the President. In the case that such breach or suspected breach is or was caused by the President, then the Company requires this report to be made to any other Company executive or member of the Company’s board of directors.

The Company’s code of ethics is designed to deter wrongdoing and to promote:

1.	honest, ethical, moral and integral conduct;

2.	equal access for all to full, fair, accurate, and timely disclosure in the Company’s reports, documents and public communications;

3.	compliance with all applicable laws, rules and regulations, including insider trading compliance; and

4.	accountability for adherence to the Company’s code of ethics and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

Item 6. Executive Compensation.

Summary Compensation Table

The Company’s sole current director, president, CEO and CFO, Mr. James Burgauer, was appointed by the Company’s former sole director to serve out the remaining board term of the former sole director pursuant to a Board of Directors Resolution enacted on October 25, 2023. This action coincided with the resignation of the former sole director from all positions he held at the Company and was a result of the former sole director being unable to serve the Company pursuant to an aggressive terminal illness.

On November 1, 2023, the Company’s Board of Directors engaged Mr. James Burgauer as interim president. On December 1, 2023, the Company’s Board of Director engaged Mr. James Burgauer as president. As the sole director and officer of the Company, Mr. James Burgauer was also required to assume the role of CEO and CFO coincident with these actions.

Mr. James Burgauer is not an employee of the Company; his engagement with the Company has always been and continues to be as the Designated Consultant of a Consulting Agreement dated August 31, 2022, by and between the Company and MIS Consulting, Inc. MIS Consulting, Inc. is an Illinois corporation that was established on June 25, 1984, by Mr. James Burgauer. He is the principal owner and sole officer and director of that company.

The terms of the Consulting Agreement executed between the Company and MIS Consulting, Inc. provided for the payment of consulting fees and the sale of a certain number of contractual rights, for the payment of a contractual right premium, which allowed the holder to acquire shares of the Company’s Series C Preferred stock at the exercise price of $200 per share. This exercise price was determined by multiplying the number of common shares into which the Company’s Class C Preferred stock was convertible by the price at which the Company’s common stock was trading at the time the Consulting Agreement was executed (“Exercise Price Formula”). Both the contractual right premium, and the expiration date of the contractual rights, were arrived at by negotiation between the parties. The Consulting Agreement between the Company and Mr. James Burgauer and MIS Consulting, Inc. has become the model for the Company’s standard Consulting Agreement.

On November 1, 2023, coincident with Mr. James Burgauer being engaged as the Company’s interim president, the Exercise Price Formula was adjusted to more accurately reflect the price at which the Company’s common stock was trading at that time, thereby changing the exercise price to $120 from $200 for all contractual rights which had not been exercised under the original Consulting Agreement; the number of contractual rights was increased from one thousand two hundred fifty (1,250) to one thousand five hundred (1,500); and the monthly consulting fee was raised from three thousand ($3,000) US dollars per month to six thousand ($6,000) US dollars per month. On December 1, 2023, coincident with Mr. James Burgauer being engaged as the Company’s president, CEO

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and CFO, the monthly consulting fee was raised from six thousand ($6,000) US dollars per month to ten thousand ($10,000) US dollars per month.

Mr. Burgauer presently devotes more than forty (40) hours per week to the management of the Company and has done so continually since he was asked to by the Company’s board of directors to become interim president and then president of the Company. Compensation due and payable for the work Mr. James Burgauer performs for the Company is paid to MIS Consulting, Inc. The Company’s standard consulting contract template was derived from the contract that Mr. Burgauer originally negotiated, memorialized and executed with the Company when he was hired as a consultant by the Company in August 2022.

The following summary compensation table indicates the cash and non-cash compensation earned and paid by the Company to MIS Consulting, Inc. during the fiscal years ending December 31, 2023, and December 31, 2024, for the work performed by Mr. James Burgauer.

Since the Company has no employees nor has any other officers or directors besides Mr. James Burgauer, there are no additional people who occupy the role of either the three most highly compensated executive officers or the two other highest paid executives whose compensation exceeded $100,000 during the periods.

Name and Position	Year	Consulting fees earned or paid in cash ($)	Bonuses ($)	Total ($)

James Burgauer	2024	$120,000	$-	$120,000
President, CEO, Director	2023	$46,000	$-	$46,000

The Company is presently in the process of expanding its Board of Directors to five members and will do so as soon as it can identify and vet a proper slate of candidates.

Overview of the Company’s Compensation Program

The Company does not maintain a Compensation Committee of the Board of Directors. Until a formal committee is established, the Company’s entire Board of Directors has responsibility for establishing, implementing and continually monitoring adherence with the Company's compensation philosophy. The Board of Directors ensures that the total compensation it pays for the services of its executives and other management is fair, reasonable, and competitive.

Role of Executive Officers in Compensation Decisions

The Board of Directors makes all compensation decisions for, and approves recommendations regarding equity awards to, the executive officers and directors of the Company.

Stock Option Plan and other Employee Benefits Plans

The Company has not adopted any retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of its employees since it has no employees.

Employment Agreements

The Company does not presently have any employees. Company management, including its officers and directors, is composed of independent contractor consultants, many of whom have owned their own consulting businesses for years. From the Company’s perspective, these independent contractor consultants are subject-matter

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specialists who would be unattainable and unaffordable if the Company demanded or even attempted to engage them on a full-time, exclusive basis.

For the foreseeable future, the Company intends to continue engaging independent contractor consultants through Consulting Agreements. The Company has adopted a standard Consulting Agreement format which is based on the consulting agreement that was put in place between the Company and Mr. James Burgauer and his company, MIS Consulting, Inc. The Company’s standard Consulting Agreement does not require the Company to pay a monthly stipend. The Company’s standard Consulting Agreement does provide the consultant with the opportunity to purchase a certain number of contractual rights, upon the payment of a contractual right premium, so that the consultant can acquire shares of the Company’s Series C Preferred stock. The price at which the independent contractor consultants can buy the Company’s Series C preferred stock is determined by the Exercise Price Formula as explained above; that is, it is based on the price at which the Company’s common stock is trading at the time the Consulting Agreement is negotiated. The price of the contractual right premium, and the expiration date of the contractual rights, is also arrived at by negotiation. As such, the only economic advantage gained by the independent contractor consultants is that the contractual rights afford time, until they expire, to exercise them.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

As of December 31, 2024, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which the Company is or was a party, in which any director or executive officer, or any security holder who is known by the Company to be an owner of record of beneficially more than five (5%) percent of any class or series of the Company’s stock, or any member of the immediate family of any of the foregoing persons, has an interest.

The Company acknowledges that it pays consulting fees to MIS Consulting, Inc. on behalf of Mr. James Burgauer, the Company’s president and director, CEO and CFO, pursuant to the Consulting Agreement dated August 31, 2022, as amended. MIS Consulting, Inc. is owned and controlled by Mr. James Burgauer. The terms, conditions and details of this relationship is further described in Item 6. Executive Compensation.

From time to time the Company has, in the past engaged, and intends to continue to engage in the future, the services of CRD News LLC, a limited liability company organized under the laws of the State of Michigan on September 28, 2023. CRD News LLC is owned and controlled by Mr. James Burgauer. The principal business of CRD News LLC is the rental of its email lists to customers, the distribution of emails for its customers, and the management of customer owned NOBO, email and postal lists. CRD News LLC serves multiple customers and operates through the website located at www.crdnews.info. CRD News LLC provides services to the Company at substantial discounts to its normal billing rates. The collective amount of business that the Company has directed to CRD News LLC does not represent a material transaction.

Statement of Policy

The Company has adopted a related-party transactions policy under which the Company’s executive officers, directors, nominees for election as a director, beneficial owners of more than five (5%) percent of any class or series of the Company’s stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with the Company without the consent of the Company’s audit committee. If the related party is, or is associated with, a member of the Company’s audit committee, the transaction must be reviewed and approved by another independent body of the Company’s Board of Directors, such as the Company’s governance committee. Any request for the Company to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to the Company’s audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction.

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Item 8. Legal Proceedings.

Neither the Company nor any of its property is a party to any legal proceedings, nor is the Company aware of any pending or threatened legal proceedings involving the Company or any of its property.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information

The ticker designation assigned to the Company’s common stock is RITE.

The Company’s common stock is not presently traded on an exchange but is presently quoted on the OTC Pink Marketplace which is an electronic computer network that connects brokers who handle transactions on behalf of their clients, which could make it difficult for investors to buy or sell shares without causing significant price fluctuations and could adversely impact an investor’s ability to effectuate transactions in the Company’s stock or achieve the investor’s investment objectives. The OTC Pink Marketplace is a decentralized market operated through a network of broker-dealers. Quotations on the OTC Pink Marketplace reflect inter-dealer prices, without retail mark-up, mark-down, or commission, and may not necessarily represent actual transactions.

The Company cannot assure investors that there will be a market in the future for the Company’s common stock. Traditionally companies that do not meet the financial and other listing requirements of a regional or national stock exchange are listed and traded on the OTC Pink Marketplace. Various types of companies are quoted on the OTC Pink Marketplace for various reasons; some by reasons of default, others by reason of distress and some by intent or design. The OTC Pink Marketplace is further sub-categorized by the levels of information provided.

The OTC Pink Marketplace’s website can be found at www.otcmarkets.com

On the OTC Pink Marketplace the Company is listed as “Pink Current Information” and with its last “Company Verified Profile” of “09/2024”. The listing further shows a status of “Transfer Agent Verified”, with a “Quote Eligibility” of “Unsolicited Quotes Only (UNS)” and an “Overnight Trading Eligible” listed as “No”.

According to the OTC Pink Marketplace, during the 52-week period ending on December 31, 2024, the stock traded in the range of $0.0001 to $0.0009. Based on the daily transaction data available from OTCMarkets.com, the 30-day trading volume was 191,754,229 shares (covering the 30 trading days from November 18, 2024, through and including December 31, 2024); so the average trading volume calculates to 6,391,808 shares. The stock closed on December 31, 2024, at a price of $0.0005.

The Company’s common stock does not pay any dividends.

As of December 18, 2024, the Texas Secretary of State acknowledged that the Company has five (5) series of preferred stock issued and outstanding. None of these preferred stocks presently trade on an exchange nor are they presently quoted on the OTC Pink Marketplace. The Company cannot assure investors that there will be a market in the future for any series of the Company’s preferred stock. The Company anticipates that at some point in the future that any series of the Company’s preferred stock which is convertible into common stock will be converted, and any series that is not convertible will be retired.

Holders

The Company employs the transfer agent services of Nevada Agency and Transfer Company (“NATCO”) only to administer its common stock. As of December 31, 2024, the Company had 164 shareholders, including Cede & Co. which is the nominee name used by the Depository Trust Company (DTC). Cede & Co. acts as the registered holder of securities on behalf of the actual owners, who are the beneficial owners of the securities. This means that Cede & Co. is listed as the official owner in the books of the issuer or transfer agent, but it is doing so on behalf of DTC’s participants (banks, brokers, and other financial institutions) and their clients.

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The number of beneficial owners on whose behalf Cede & Co. acts as nominee changes as shares are bought and sold by investors. In the regular course of business, DTC’s participants ask these beneficial owners if they can release their names and other information to the companies whose securities the beneficial owners hold. If the owner does not object to the release of their name and other information, then the beneficial owners are designated as Non-Objecting Beneficial Owners (“NOBO”). In the event that a company seeks to obtain this information, the company engages a service provider (such as BroadRidge Financial Solutions, Inc.) who assembles this information for their company clients for a service fee. Companies sparingly obtain copies of their NOBO list because obtaining and cleaning up the NOBO list to make it usable for most purposes is a moderately expensive and time-consuming undertaking.

The most recent NOBO list for the Company showed that Cede & Co. acted as nominee on behalf of 3,091 non-objecting beneficial owners.

The Company acts as its own transfer agent for all Series of its preferred stock.

Security Information

Article IV of the Company’s Restated Certificate of Formation filed with the State of Texas Secretary of State on December 18, 2024, fully describes all classes and series of shares and the rights and preferences associated therewith that the Company has authorized.

Section A of Article IV of the Company’s Restated Certificate of Formation, entitled Authorization of Stock, states in part that:

The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock."

The total number of shares that the Corporation is authorized to issue is Twenty Billion Fifty Million (20,050,000,000).

The total number of shares of Common Stock authorized to be issued is Twenty Billion (20,000,000,000), no par value per share (the "Common Stock").

The total number of shares of Preferred Stock authorized to be issued is Fifty Million (50,000.000), with varying par values per share as detailed herein (the "Preferred Stock").

The Table below describes the key designations of the Company’s share authorization, issuances, par value, voting and conversion features.

DESCRIPTION	# OF SHARES AUTHORIZED	# OF SHARES OUTSTANDING	PAR VALUE NOTE1	VOTES/ SHARE	CONVERTS INTO
Common	20,000,000,000	4,347,776,842	NPV	1	N/A
Series A Preferred	105,000	105,000	NPV	3,000	N/A
Series B Preferred	33,000	13,500	NPV	1,000	1,000
Series C Preferred	100,000	8,249	NPV	400,000	400,000
Series D Preferred	35,000	700	$25	25,000	25,000
RITE Series NMC Preferred	7,100,000	6,900,000	$25	500	500
Undesignated Preferred	42,627,000	-	NPV	N/A	N/A

       NOTE 1: NPV means No Par Value

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As of December 31, 2024, the Company had 164 shareholders according to its transfer agent, one of which was Cede & Co. The last NOBO list obtained by the Company indicated that Cede & Co. was acting as nominee on behalf of 3,091 non-objecting beneficial owners.

As of December 31, 2024, all of the shares of the Company’s: (i) Series A Preferred and Series B Preferred are owned by one (1) holder and they are under contract to and controlled by the Company’s president; (ii) Series C Preferred is owned and controlled by fifteen (15) holders, all of whom act as consultants for the Company; Series D Preferred is owned and controlled by one (1) holders; and RITE Series NMC Preferred is owned and controlled by one (1) holder.

Item 10. Recent Sales of Unregistered Securities.

The Company has sold the following securities since January 1, 2022, which were not registered under the Securities Act. Included are sales of reacquired securities, as well as new issues, securities issued in exchange for property, services, or other securities, and new securities resulting from the modification of outstanding securities.

The sales and issuances of the securities described below were made pursuant to exemptions from the registration requirement of the Securities Act pursuant to the exemption denoted in each section.

The Company acts as its own transfer agent for all securities other than its common stock and affixed the appropriate legend to the certificates issued to each recipient.

Each of the recipients of the securities in the transactions described below either received or had adequate access to information about the Company through their relationship with the Company, through the Company’s public filings, through documentation requested of and supplied by the Company pursuant to an executed Non-Disclosure Agreement and/or through discussions with the Company.

During the Year Ended December 31, 2022 – Issuances Under Rule 701:

From January 1, 2022, until December 31, 2022, the Company issued an aggregate of seventy-five (75) shares of Series C preferred stock to a total of one (1) holder, pursuant to the exercise of contractual rights acquired pursuant to a written consulting agreement, for the sum of fifteen thousand ($15,000) US dollars. A total of one thousand two hundred fifty (1,250) contractual rights acquired pursuant to a written consulting agreement to purchase shares of Series C preferred stock. were sold to the same individual during the same time period for the sum of one thousand ($1,000) US Dollars. It is the Company’s position that the contractual rights do not qualify as securities because their issuance was related to the individual’s compensation agreement (thereby qualifying them as employee stock options) and the terms of the contractual rights were negotiated privately between the parties for commercial purposes (thereby qualifying them as bespoke).

From January 1, 2022, until December 31, 2022, the Company issued one (1) convertible promissory note, in the original principal amount of twenty thousand ($20,000) US dollars, bearing a ten (10%) interest rate, unsecured and maturing September 20, 2023, to one (1) holder which was at the time of issuance a consultant to the Company pursuant to a written consulting agreement, in exchange for the sum of twenty thousand ($20,000) US dollars.

During the Year Ended December 31, 2023 – Issuances Under Rule 701:

From January 1, 2023, until December 31, 2023, the Company issued an aggregate of six hundred twenty-five (625) shares of Series C preferred stock to a total of seven (7) holders acquired pursuant to written consulting agreements as compensation for services provided.

From January 1, 2023, until December 31, 2023, the Company issued an aggregate of three hundred fifty (350) shares of Series C preferred stock to a total of one (1) holder, pursuant to the exercise of contractual rights acquired pursuant to a written consulting agreement, for the sum of

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fifty-four thousand ($54,000) US dollars. It is the Company’s position that the contractual rights do not qualify as securities because their issuance was related to the individual’s compensation agreement (thereby qualifying them as employee stock options) and the terms of the contractual rights were negotiated privately between the parties for commercial purposes (thereby qualifying them as bespoke).

From January 1, 2023, until December 31, 2023, the Company issued an aggregate of one thousand three hundred forty (1,340) contractual rights pursuant to written consulting and other agreements to purchase shares of Series C preferred stock to a total of four (4) holders, for the sum of two thousand seven hundred fifty ($2,750) US Dollars. It is the Company’s position that the contractual rights do not qualify as securities because their issuance was related to the individuals’ compensation or other agreements (thereby qualifying them as employee stock options) and the terms of the contractual rights were negotiated privately between the parties for commercial purposes (thereby qualifying them as bespoke).

During the Year Ended December 31, 2024 – Issuances Under Rule 701:

From January 1, 2024, until December 31, 2024, the Company issued an aggregate of twenty (20) shares of Series C preferred stock to a total of four (4) holders, pursuant to written consulting agreements, as compensation for services provided.

From January 1, 2024, until December 31, 2024, the Company issued an aggregate of one thousand five hundred seventy-nine (1,579) shares of Series C preferred stock to a total of five (5) holders, pursuant to the exercise of contractual rights acquired pursuant to written consulting agreements, for the sum of one hundred eighty-nine thousand four hundred eighty ($189,480) US dollars. It is the Company’s position that the contractual rights do not qualify as securities because their issuance was related to the individuals’ compensation agreement (thereby qualifying them as employee stock options) and the terms of the contractual rights were negotiated privately between the parties for commercial purposes (thereby qualifying them as bespoke).

From January 1, 2024, until December 31, 2024, the Company issued an aggregate of six hundred (600) shares of Series C preferred stock to a total of five (5) holders, pursuant to pursuant to written consulting agreements and related contracts, as compensation for services, intellectual property and related assets, valued at the sum of two hundred forty thousand ($240,000) US dollars.

From January 1, 2024, until December 31, 2024, the Company issued an aggregate of two thousand eight hundred fifty-five (2,855) contractual rights pursuant to written consulting agreements to purchase shares of Series C preferred stock to a total of sixteen (16) holders, for the sum of six thousand eight hundred fifty ($6,850) US Dollars. It is the Company’s position that the contractual rights do not qualify as securities because their issuance was related to the individuals’ compensation agreements (thereby qualifying them as employee stock options) and the terms of the contractual rights were negotiated privately between the parties for commercial purposes (thereby qualifying them as bespoke).

During the Year Ended December 31, 2024 – Issuances Under Rule 3(a)9:

From January 1, 2024, until December 31, 2024, the Company issued an aggregate of two thousand seven hundred fifty (2,750) warrants to acquire Series C preferred stock (Series C warrants) in conjunction with the conversion of the principal amount of $137,499 in convertible obligations plus interest and penalties associated therewith.

During the Year Ended December 31, 2024 – Issuances Under Rule 506(c):

From January 1, 2024, until December 31, 2024, the Company issued an aggregate of seven hundred (700) shares of Series D preferred stock and seven hundred (700) warrants to acquire

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additional shares of Series D preferred stock, to a total of one (1) holder, pursuant to a Regulation D Rule 506(c) offering, for the sum of seventeen thousand five hundred ($17,500) US dollars.

During the Year Ended December 31, 2024 – Issuances Under Rule 4(a)5:

From January 1, 2024, until December 31, 2024, the Company issued an aggregate of six million nine hundred thousand (6,900,000) shares of Series NMC preferred stock, six million nine hundred thousand (6,900,000) warrants to acquire an additional share of Series NMC preferred stock, and the assumed approximately five million ($5,000,000) in outstanding obligations, to a total of one (1) holder, pursuant to an acquisition agreement, as compensation for property and related assets, valued at the sum of four hundred thirty million ($432,000,000) US dollars.

Item 11. Description of Registrant’s Securities to be Registered.

Pursuant to this Form 10, the Company is requesting to register all classes and all series of Securities that are presently designated, to wit: Series A preferred; Series B preferred; Series C preferred; Series D preferred; Series NMC preferred; and common stock. The full designation for each of these securities is detailed below.

Article IV of the Company’s Restated Certificate of Formation filed with the State of Texas Secretary of State on December 18, 2024, fully describes all classes and series of shares and the rights and preferences associated therewith that the Company has authorized. Section A of Article IV of the Company’s Restated Certificate of Formation, entitled Authorization of Stock, states:

The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock."

The total number of shares that the Corporation is authorized to issue is Twenty Billion Fifty Million (20,050,000,000).

The total number of shares of Common Stock authorized to be issued is Twenty Billion (20,000,000,000), no par value per share (the "Common Stock").

The total number of shares of Preferred Stock authorized to be issued is Fifty Million (50,000.000), with varying par values per share as detailed herein (the "Preferred Stock"), of which:

(a)	One Hundred and Five Thousand (105,000) shares, with no par value per share, have been designated as Series A Preferred Stock (the "Series A Preferred Stock"), and
(b)	Thirty-Three Thousand (33,000) shares, with no par value per share, have been designated as Series B Preferred Stock (the "Series B Preferred Stock") and
(c)	One Hundred Thousand (100,000) shares, with no par value per share, have been designated as Series C Preferred Stock (the "Series C Preferred Stock"), and
(d)	Thirty-Five Thousand (35,000) shares, with a $25 par value per share, have been designated as Series D Preferred Stock (the "Series D Preferred Stock"), and
(e)	Seven Million One Hundred Thousand (7,100,000) shares, with a $25 par value per share, have been designated as Series NMC Preferred Stock (the "Series NMC Preferred Stock"), with
(f)	the remaining shares of Preferred stock authorized are undesignated.

The Board of Directors is authorized to establish, from the authorized and unissued shares of Preferred Stock, one or more classes or series of shares, to designate each such class and series, and fix the rights and preferences of each such class of Preferred Stock; which class or series shall have such voting powers (full or limited or no voting powers), such preferences, relative, participating, optional or other special rights, and such qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issuance of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. Except as provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock and as set forth below, the shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes. Each holder of Common Stock shall be entitled to one vote for each share held.

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B.       Series A Preferred Stock.

1.	Number of Shares; Designation. A total of One Hundred Five Thousand (105,000) shares of preferred stock, no par value, of the Corporation have been designated as "Series A Preferred Stock."

2.	Dividends. From and after the date of the issuance of any shares of Series A Preferred Stock, dividends at the rate per annum of $0.10 per share shall accrue on such shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock). Dividends shall accrue from day-to-day, whether or not declared, and shall be cumulative; provided, however, that except as set forth in the following sentence of this Sections 2, 3, and 6, accrued dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such accrued dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of common stock payable in shares of common stock) unless the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to the amount of the aggregate accrued dividends on such share of Series A Preferred Stock and not previously paid.

3.	Liquidation, Dissolution or Winding Up.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to Series A Original Issue Price (defined below), plus any accrued dividends, but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon. The "Series A Original Issue Price" shall mean $1.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock.

(b) If upon any such liquidation, dissolution or winding up of the Corporation, the  assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under Subsection 3(a), the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(c) The aggregate amount which a holder of a share of Series A Preferred Stock is entitled to receive under Section 3 is hereinafter referred to as the "Series A Liquidation Amount."

4.	Voting. Except as otherwise required by law, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Series A Preferred held by such holder as of the record date for determining stockholders entitled to vote on such matter multiplied by three thousand (3,000). Except as provided by law or by the other provisions of the Certificate

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of Formation, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

5.

Adjustment for Stock Splits and Combinations. In the event of any subdivision or split of the Common Stock, or the declaration of a stock dividend or dividend payable in Common Stock (“Distribution Event”), the Corporation shall take all necessary actions to adjust the terms of the Preferred Stock to ensure that the holders of Preferred Stock maintain their rights and preferences as provided herein. This includes, without limitation, adjustments to the par value, the Conversion Rate, the number of shares of Common Stock into which one share of Preferred Stock is convertible, and any voting or other rights tied to the Preferred Stock in a manner that preserves the proportional economic and voting interests of the holders of Preferred Stock relative to the Common Stockholders, as such interests were immediately prior to the Distribution Event.

If there shall occur any reorganization, recapitalization, reclassification, share combination, exchange, consolidation, merger, sale of all or substantially all of the Corporation’s assets, or similar transaction involving the Corporation in which the capital stock is converted into or exchanged for securities, cash or other property (“Reorganization Event”), then the holders of Series A Preferred Stock shall, at the holders’ option:

(a)	be converted into securities that shall preserve the Series A Preferred Stock holders original liquidation preferences, voting rights, and all other rights as if no such event had occurred plus be granted anti-dilutive protections to preserve these rights into the future, to include but not be limited to, adjustments to the conversion rate and/or other rights to preserve the holders relative value of their holdings as such interests were immediately prior to the Reorganization Event; or

(b)	be entitled to receive, on an "as converted" basis and in place of the shares of the Corporation's Common Stock into which the Series A Preferred Stock can be converted (according to the terms and conditions outlined in this designation), any stock, securities, or assets that may be issued or payable in respect of, or in exchange for, the number of outstanding shares of Common Stock equivalent to the maximum number of shares that could be issued upon conversion of the Series A Preferred Stock.

6.	Optional Redemption.

(a) General. The Series A Preferred Stock shall be subject to redemption by the Corporation, at any time on or after December 31, 2014, at a price equal to the Series A Original Issue Price per share, plus all declared but unpaid dividends thereon (the "Redemption Price"). If the Corporation elects to redeem any shares of Series A Preferred Stock, such redemption shall be with respect to all of the then outstanding Series A Preferred Stock.

(b) Redemption Notice. If the Corporation elects to redeem the then outstanding Series A Preferred Stock, the Corporation shall send written notice of the optional redemption (the "Redemption Notice") to each holder of record of Series A Preferred Stock not less than thirty (30) days prior to each Redemption Date. Each Redemption Notice shall state:

(1) The date of the payment of the Redemption Price (the "Redemption Date") and the Redemption Price;

(2) That the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

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(c) Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed on such Redemption Date, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series A Preferred Stock represented by a certificate are redeemed, a new certificate, instrument, or book entry representing the unredeemed shares of Series A Preferred Stock shall promptly be issued to such holder.

(d) Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Series A Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Series A Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series A Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of any such certificate or certificates therefor.

7.	Redeemed or Otherwise Acquired Shares. Any shares of Series A Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series A Preferred Stock following redemption.

8.	Notices. Any notice required or permitted by the provisions of this designation to be given to a holder of shares of Series A Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of Texas Law, and shall be deemed sent upon such mailing or electronic transmission.

C.            Series B Preferred Stock.

1.	Number of Shares; Designation. A total of Thirty-Three Thousand (33,000) shares of preferred stock, no par value, of the Corporation have been designated as "Series B Preferred Stock."

2.	Dividends. From and after the date of the issuance of any shares of Series B Preferred Stock, the holders of shares of Series B Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors of the Corporation on an "as converted basis" in pari passu with the holders of the Corporation's Common Stock.

3.	Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the

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Corporation available for distribution to its stockholders ratably with the holders of the Corporation's Common Stock on an "as converted" basis.

4.	Voting. Except as otherwise required by law, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series B Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Series B Preferred Stock held by such holder as of the record date for determining stockholders entitled to vote on such matter multiplied by one thousand (1,000). Except as provided by law or by the other provisions of the Certificate of Formation, holders of Series B Preferred Stock shall vote together with the holders of Common Stock as a single class.

5.	Adjustment for Stock Splits and Combinations. In the event of any subdivision or split of the Common Stock, or the declaration of a stock dividend or dividend payable in Common Stock (“Distribution Event”), the Corporation shall take all necessary actions to adjust the terms of the Preferred Stock to ensure that the holders of Preferred Stock maintain their rights and preferences as provided herein. This includes, without limitation, adjustments to the par value, the Conversion Rate, the number of shares of Common Stock into which one share of Preferred Stock is convertible, and any voting or other rights tied to the Preferred Stock in a manner that preserves the proportional economic and voting interests of the holders of Preferred Stock relative to the Common Stockholders, as such interests were immediately prior to the Distribution Event.

If there shall occur any reorganization, recapitalization, reclassification, share combination, exchange, consolidation, merger, sale of all or substantially all of the Corporation’s assets, or similar transaction involving the Corporation in which the capital stock is converted into or exchanged for securities, cash or other property (“Reorganization Event”), then the holders of Series B Preferred Stock shall, at the holders’ option:

(a)	be converted into securities that shall preserve the Series B Preferred Stock holders original liquidation preferences, voting rights, and all other rights as if no such event had occurred plus be granted anti-dilutive protections to preserve these rights into the future, to include but not be limited to, adjustments to the conversion rate and/or other rights to preserve the holders relative value of their holdings as such interests were immediately prior to the Reorganization Event; or

(b)	be entitled to receive, on an "as converted" basis and in place of the shares of the Corporation's Common Stock into which the Series B Preferred Stock can be converted (according to the terms and conditions outlined in this designation), any stock, securities, or assets that may be issued or payable in respect of, or in exchange for, the number of outstanding shares of Common Stock equivalent to the maximum number of shares that could be issued upon conversion of the Series B Preferred Stock.

6.	Conversion. The holders of Series B Preferred Stock shall have conversion rights as follows ("Conversion Rights"):

(a)	Conditions Precedent to Conversion: No share of Series B Preferred Stock shall be convertible unless the Corporation's Certificate of Formation have an adequate number of authorized shares of Common Stock available for issuance in an amount sufficient to permit the conversion of all the shares of Series B Preferred Stock, and all other convertible securities and instruments of the Corporation. Conditioned upon the foregoing and at the option of the holder and immediately upon notice duly given to the Corporation, each share of Series B Preferred Stock

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shall convert into one thousand (1,000) fully paid and non-assessable shares of Common Stock of the Corporation ("Conversion Rate").

(b)	Mechanics of Conversion. At such time as the conditions precedent described in Section 6(a) shall have occurred, the converting holders of the Series B Preferred Stock shall surrender the certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, a certificate or certificates for the number of shares of Common Stock of the Corporation to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date the conditions set forth in Section 6(a) herein have been satisfied and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(c)	No Impairment. This Corporation will not, by amendment of its Certificate of Formation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

(d)	No Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of the Series B Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(e)

Notices of Record Date. In the event the Corporation takes record of the holders of any class of securities for the purpose of determining which holders are entitled to receive any dividend (other than a cash dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, property or other right, the Corporation shall mail to each holder of Series B Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(f)	Reservation of Stock Issuable Upon Conversion. Solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, the Corporation shall at all times, subject to the conditions described in Section 6 (a), reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation will take such

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corporate action as, in the opinion of counsel to the Corporation, may be necessary and authorized to increase its authorized but unissued shares of Common Stock to such number of shares of Common Stock as shall be sufficient for such purposes.

7.	Redeemed or Otherwise Acquired Shares. Any shares of Series B Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued. sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series B Preferred Stock following redemption.

8.	Notices. Any notice required or permitted by the provisions of this designation to be given to a holder of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of Texas Law, and shall be deemed sent upon such mailing or electronic transmission.

D.            Series C Preferred Stock.

l.	Number of Shares; Designation. A total of One Hundred Thousand (100,000) shares of preferred stock, no par value, of the Corporation have been designated as "Series C Preferred Stock."

2.	Dividends. From and after the date of the issuance of any shares of Series C Preferred Stock, the holders of shares of Series C Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors of the Corporation on an "as converted basis" in pari passu with the holders of the Corporation's Common Stock.

3.	Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders ratably with the holders of the Corporation's Common Stock on an "as converted" basis.

4.	Voting. Except as otherwise required by law, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series C Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Series C Preferred Stock held by such holder as of the record date for determining stockholders entitled to vote on such matter multiplied by four hundred thousand (400,000). Except as provided by law or by the other provisions of the Certificate of Formation, holders of Series C Preferred Stock shall vote together with the holders of Common Stock as a single class.

5.	Adjustment for Stock Splits and Combinations. In the event of any subdivision or split of the Common Stock, or the declaration of a stock dividend or dividend payable in Common Stock (“Distribution Event”), the Corporation shall take all necessary actions to adjust the terms of the Preferred Stock to ensure that the holders of Preferred Stock maintain their rights and preferences as provided herein. This includes, without limitation, adjustments to the par value, the Conversion Rate, the number of shares of Common Stock into which one share of Preferred Stock is convertible, and any voting or other rights tied to the Preferred Stock in a manner that preserves the proportional economic and voting interests of the holders of Preferred Stock relative to the Common Stockholders, as such interests were immediately prior to the Distribution Event.

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If there shall occur any reorganization, recapitalization, reclassification, share combination, exchange, consolidation, merger, sale of all or substantially all of the Corporation’s assets, or similar transaction involving the Corporation in which the capital stock is converted into or exchanged for securities, cash or other property (“Reorganization Event”), then the holders of Series C Preferred Stock shall, at the holders’ option:

(a)	be converted into securities that shall preserve the Series C Preferred Stock holders original liquidation preferences, voting rights, and all other rights as if no such event had occurred plus be granted anti-dilutive protections to preserve these rights into the future, to include but not be limited to, adjustments to the conversion rate and/or other rights to preserve the holders relative value of their holdings as such interests were immediately prior to the Reorganization Event; or

(b)	be entitled to receive, on an "as converted" basis and in place of the shares of the Corporation's Common Stock into which the Series C Preferred Stock can be converted (according to the terms and conditions outlined in this designation), any stock, securities, or assets that may be issued or payable in respect of, or in exchange for, the number of outstanding shares of Common Stock equivalent to the maximum number of shares that could be issued upon conversion of the Series C Preferred Stock.

6.	Conversion. The holders of Series C Preferred Stock shall have conversion rights as follows ("Conversion Rights"):

(a)	Conditions Precedent to Conversion: No share of Series C Preferred Stock shall be convertible unless the Corporation's Certificate of Formation have an adequate number of authorized shares of Common Stock available for issuance in an amount sufficient to permit the conversion of all the shares of Series C Preferred Stock, and all other convertible securities and instruments of the Corporation. Conditioned upon the foregoing and at the option of the holder and immediately upon notice duly given to the Corporation, each share of Series C Preferred Stock shall convert into four hundred thousand (400,000) fully paid and non-assessable shares of Common Stock of the Corporation ("Conversion Rate").

(b)	Mechanics of Conversion. At such time as the conditions precedent described in Section 6(a) shall have occurred, the converting holders of the Series C Preferred Stock shall surrender the certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series C Preferred Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series C Preferred Stock, a certificate or certificates for the number of shares of Common Stock of the Corporation to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date the conditions set forth in Section 6(a) herein have been satisfied and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(c)	No Impairment. This Corporation will not, by amendment of its Certificate of Formation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of

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the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Preferred Stock against impairment.

(d)	No Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of the Series C Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series C Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(e)	Notices of Record Date. In the event the Corporation takes record of the holders of any class of securities for the purpose of determining which holders are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, property or other right, the Corporation shall mail to each holder of Series C Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(f)	Reservation of Stock Issuable Upon Conversion. Solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, the Corporation shall at all times, subject to the conditions described in Section 6 (a), reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock, the Corporation will take such corporate action as, in the opinion of counsel to the Corporation, may be necessary and authorized to increase its authorized but unissued shares of Common Stock to such number of shares of Common Stock as shall be sufficient for such purposes.

7.	Redeemed or Otherwise Acquired Shares. Any shares of Series C Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series C Preferred Stock following redemption.

8.	Notices. Any notice required or permitted by the provisions of this designation to be given to a holder of shares of Series C Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of Texas Law, and shall be deemed sent upon such mailing or electronic transmission.

E.	Series D Preferred Stock.

l.	Number of Shares; Designation. A total of Thirty-Five Thousand (35,000) shares of preferred stock, $25 par value, of the Corporation have been designated as "Series D Preferred Stock."

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2.	Dividends. From and after the date of the issuance of any shares of Series D Preferred Stock, the holders of shares of Series D Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors of the Corporation on an "as converted basis" in pari passu with the holders of the Corporation's Common Stock.

3.	Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders ratably with the holders of the Corporation's Common Stock on an "as converted" basis.

4.	Voting. Except as otherwise required by law, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series D Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Series D Preferred Stock held by such holder as of the record date for determining stockholders entitled to vote on such matter multiplied by twenty-five thousand (25,000). Except as provided by law or by the other provisions of the Certificate of Formation, holders of Series D Preferred Stock shall vote together with the holders of Common Stock as a single class.

5.

Adjustment for Stock Splits and Combinations. In the event of any subdivision or split of the Common Stock, or the declaration of a stock dividend or dividend payable in Common Stock (“Distribution Event”), the Corporation shall take all necessary actions to adjust the terms of the Preferred Stock to ensure that the holders of Preferred Stock maintain their rights and preferences as provided herein. This includes, without limitation, adjustments to the par value, the Conversion Rate, the number of shares of Common Stock into which one share of Preferred Stock is convertible, and any voting or other rights tied to the Preferred Stock in a manner that preserves the proportional economic and voting interests of the holders of Preferred Stock relative to the Common Stockholders, as such interests were immediately prior to the Distribution Event.

If there shall occur any reorganization, recapitalization, reclassification, share combination, exchange, consolidation, merger, sale of all or substantially all of the Corporation’s assets, or similar transaction involving the Corporation in which the capital stock is converted into or exchanged for securities, cash or other property (“Reorganization Event”), then the holders of Series D Preferred Stock shall, at the holders’ option:

(a)	be converted into securities that shall preserve the Series D Preferred Stock holders original liquidation preferences, voting rights, and all other rights as if no such event had occurred plus be granted anti-dilutive protections to preserve these rights into the future, to include but not be limited to, adjustments to the conversion rate and/or other rights to preserve the holders relative value of their holdings as such interests were immediately prior to the Reorganization Event; or

(b)	be entitled to receive, on an "as converted" basis and in place of the shares of the Corporation's Common Stock into which the Series D Preferred Stock can be converted (according to the terms and conditions outlined in this designation), any stock, securities, or assets that may be issued or payable in respect of, or in exchange for, the number of outstanding shares of Common Stock equivalent to the maximum number of shares that could be issued upon conversion of the Series D Preferred Stock.

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6.	Conversion. The holders of Series D Preferred Stock shall have conversion rights as follows ("Conversion Rights"):

(a)	Conditions Precedent to Conversion: No share of Series D Preferred Stock shall be convertible unless the Corporation's Certificate of Formation have an adequate number of authorized shares of Common Stock available for issuance in an amount sufficient to permit the conversion of all the shares of Series D Preferred Stock, and all other convertible securities and instruments of the Corporation. Conditioned upon the foregoing and at the option of the holder and immediately upon notice duly given to the Corporation, each share of Series D Preferred Stock shall convert into twenty-five thousand (25,000) fully paid and non-assessable shares of Common Stock of the Corporation ("Conversion Rate").

(b)	Mechanics of Conversion. At such time as the conditions precedent described in Section 6(a) shall have occurred, the converting holders of the Series D Preferred Stock shall surrender the certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series D Preferred Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series D Preferred Stock, a certificate or certificates for the number of shares of Common Stock of the Corporation to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date the conditions set forth in Section 6(a) herein have been satisfied and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(c)	No Impairment. This Corporation will not, by amendment of its Certificate of Formation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series D Preferred Stock against impairment.

(d)	No Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of the Series D Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series D Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(e)	Notices of Record Date. In the event the Corporation takes record of the holders of any class of securities for the purpose of determining which holders are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, property or other right, the Corporation shall mail to each holder of Series D Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

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(f)	Reservation of Stock Issuable Upon Conversion. Solely for the purpose of effecting the conversion of the shares of the Series D Preferred Stock, the Corporation shall at all times, subject to the conditions described in Section 6(a), reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series D Preferred Stock, the Corporation will take such corporate action as, in the opinion of counsel to the Corporation, may be necessary and authorized to increase its authorized but unissued shares of Common Stock to such number of shares of Common Stock as shall be sufficient for such purposes.

7.	Redeemed or Otherwise Acquired Shares. Any shares of Series D Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series D Preferred Stock following redemption.

8.	Notices. Any notice required or permitted by the provisions of this designation to be given to a holder of shares of Series D Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of Texas Law, and shall be deemed sent upon such mailing or electronic transmission.

F.	Series NMC Preferred Stock.

l.	Number of Shares; Designation. A total of Seven Million One Hundred Thousand (7,100,000) shares of preferred stock, $25 par value, of the Corporation have been designated as "Series NMC Preferred Stock."

2.	Dividends. From and after the date of the issuance of any shares of Series NMC Preferred Stock, the holders of shares of Series NMC Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors of the Corporation on an "as converted basis" in pari passu with the holders of the Corporation's Common Stock.

3.	Liquidation, Dissolution or Winding Up. In the event of the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, shares of Series NMC Preferred Stock shall have preferential rights over all other preferred or common shares to receive, before any distribution is made from the assets acquired from NMC, Inc., the amount necessary to fully satisfy the remaining outstanding financial obligation, if any, to fully redeem and cancel all Series NMC Preferred Stock still subject to redemption and cancellation by the sinking fund established for that purpose. This preferential right shall apply solely to the assets acquired by the Corporation from NMC, Inc. that were received in exchange for the issuance of the Series NMC preferred stock. Shares of Series NMC Preferred Stock that remain outstanding after the aforementioned redemption and cancellation, if any, shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders ratably with the holders of the Corporation's Common Stock on an "as converted" basis.

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4.	Voting. Except as otherwise required by law, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series NMC Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Series NMC Preferred Stock held by such holder as of the record date for determining stockholders entitled to vote on such matter multiplied by five hundred (500). Except as provided by law or by the other provisions of the Certificate of Formation, holders of Series NMC Preferred Stock shall vote together with the holders of Common Stock as a single class.

5.

Adjustment for Stock Splits and Combinations. In the event of any subdivision or split of the Common Stock, or the declaration of a stock dividend or dividend payable in Common Stock (“Distribution Event”), the Corporation shall take all necessary actions to adjust the terms of the Preferred Stock to ensure that the holders of Preferred Stock maintain their rights and preferences as provided herein. This includes, without limitation, adjustments to the par value, the Conversion Rate, the number of shares of Common Stock into which one share of Preferred Stock is convertible, and any voting or other rights tied to the Preferred Stock in a manner that preserves the proportional economic and voting interests of the holders of Preferred Stock relative to the Common Stockholders, as such interests were immediately prior to the Distribution Event.

If there shall occur any reorganization, recapitalization, reclassification, share combination, exchange, consolidation, merger, sale of all or substantially all of the Corporation’s assets, or similar transaction involving the Corporation in which the capital stock is converted into or exchanged for securities, cash or other property (“Reorganization Event”), then the holders of Series NMC Preferred Stock shall, at the holders’ option:

(a)	be converted into securities that shall preserve the Series NMC Preferred Stock holders original liquidation preferences, voting rights, and all other rights as if no such event had occurred plus be granted anti-dilutive protections to preserve these rights into the future, to include but not be limited to, adjustments to the conversion rate and/or other rights to preserve the holders relative value of their holdings as such interests were immediately prior to the Reorganization Event; or

(b)	be entitled to receive, on an "as converted" basis and in place of the shares of the Corporation's Common Stock into which the Series NMC Preferred Stock can be converted (according to the terms and conditions outlined in this designation), any stock, securities, or assets that may be issued or payable in respect of, or in exchange for, the number of outstanding shares of Common Stock equivalent to the maximum number of shares that could be issued upon conversion of the Series NMC Preferred Stock.

6.	Conversion. The holders of Series NMC Preferred Stock shall have conversion rights as follows ("Conversion Rights"):

(a)	Conditions Precedent to Conversion: No share of Series NMC Preferred Stock shall be convertible unless the Corporation's Certificate of Formation have an adequate number of authorized shares of Common Stock available for issuance in an amount sufficient to permit the conversion of all the shares of Series NMC Preferred Stock, and all other convertible securities and instruments of the Corporation. Conditioned upon the foregoing and at the option of the holder and immediately upon notice duly given to the Corporation, each share of Series NMC Preferred Stock shall convert into five hundred (500) fully paid and non-assessable shares of Common Stock of the Corporation ("Conversion Rate").

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(b)	Mechanics of Conversion. At such time as the conditions precedent described in Section 6(a) shall have occurred, the converting holders of the Series NMC Preferred Stock shall surrender the certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series NMC Preferred Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series NMC Preferred Stock, a certificate or certificates for the number of shares of Common Stock of the Corporation to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date the conditions set forth in Section 6(a) herein have been satisfied and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(c)	No Impairment. This Corporation will not, by amendment of its Certificate of Formation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series NMC Preferred Stock against impairment.

(d)	No Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of the Series NMC Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series NMC Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(e)	Notices of Record Date. In the event the Corporation takes record of the holders of any class of securities for the purpose of determining which holders are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, property or other right, the Corporation shall mail to each holder of Series NMC Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(f)	Reservation of Stock Issuable Upon Conversion. Solely for the purpose of effecting the conversion of the shares of the Series NMC Preferred Stock, the Corporation shall at all times, subject to the conditions described in Section 6 (a), reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series NMC Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series NMC Preferred Stock, the Corporation will take such corporate action as, in the opinion of counsel to the Corporation, may be necessary and authorized to increase its authorized but unissued shares of Common Stock to such number of shares of Common Stock as shall be sufficient for such purposes.

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7.	Redeemed or Otherwise Acquired Shares. Any shares of Series NMC Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series NMC Preferred Stock following redemption.

8.	Notices. Any notice required or permitted by the provisions of this designation to be given to a holder of shares of Series NMC Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of Texas Law, and shall be deemed sent upon such mailing or electronic transmission.

G.            Rights, Preferences and Restrictions of Common Stock.

The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as set forth below in this Article IV(G).

1.	Voting. Each share of Common Stock shall be equal in all respects to every other share of Common Stock of the Corporation. Each share of Common Stock shall be entitled to one vote per share at each annual or special meeting of stockholders for the election of directors and upon any other matter coming before such meeting.

2.	Dividends. Subject to all the rights of the Preferred Stock, dividends may be paid upon the Common Stock as and when declared by the Board of Directors out of any funds of the Corporation legally available therefor.

3.	Distributions. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of each series of the Preferred Stock shall have been paid in full, the amounts to which they respectively shall be entitled under this Article IV, the remaining assets of the Corporation shall be distributed pro rata to the holders of' the Common Stock.

4.	Preemptive Rights. The holders of Common Stock shall not be entitled to any preemptive or preferential right to subscribe for or purchase any shares of capital stock of the Corporation or any securities convertible into shares of capital stock.

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The table below summarizes each class and series of the Company’s stock, the number of authorized shares, the number of issued and outstanding shares, its par value, conversion rate into common, and weighted voting rights, as of December 31, 2024.

		Common	Series A preferred	Series B preferred	Series C preferred	Series D preferred	Series NMC preferred
AUTHORIZED		20,000,000,000	105,000	33,000	100,000	35,000	7,100,000
OUTSTANDING		4,347,776,842	105,000	13,500	8,249	700	6,900,000

PAR VALUE		NO PAR VALUE	NO PAR VALUE	NO PAR VALUE	NO PAR VALUE	$25	$25
CONVERTIBLE INTO	(1)	1	N/A	1,000	400,000	25,000	500
VOTE WEIGHT	(2)	1 vote	3,000 votes	1,000 votes	400,000 votes	25,000 votes	500 votes

Item 12. Indemnification of Directors and Officers.

Article XI of the Company’s Restated Certificate of Formation filed with the State of Texas Secretary of State on December 18, 2024, provides that the Company shall indemnify its present and former directors and officers, present and former employees and agents, and other persons who are or were serving at the request of the Company as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise. The full text of Article XI is written as follows:

ARTICLE XI

The following indemnification provisions shall apply to the persons enumerated below.

1.        Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnified Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officers employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article XI, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

2.       Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article XI or otherwise.

3.       Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article XI is not paid in full within 30 days after a written claim therefor by the Indemnified Person

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has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4.       Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney's fees) incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

5.        Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors,

6.                     Non-Exclusivity of Rights. The rights conferred on any person by this Article XI shall not be exclusive of any other rights which such person may have or hereafter acquire under statute, provision of the Certificate of Formation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

7.                     Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

8.       Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation's expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article XI; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article XI.

9.       Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person's heirs, executors and administrators.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Item 13. Financial Statements and Supplementary Data.

The Company’s financial statements together with the related notes and the Independent Auditors’ Report of Zhanna Kelley CPA PC., Zhanna Kelley, CPA, an independent registered public accounting firm, are set forth in Item 15 of this Form 10.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

The Company presently prepares its own accounting records under the supervision of the Company’s CFO. The Company has also engaged the independent accounting firm of RBSM, LLP to act in the capacity of an accounting consultant. There are not and have not been any disagreements between the Company and its independent accountant consultants on any matter of accounting principles, practices or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a) List separately all financial statements filed as part of the registration statement.

Set forth below is an index to the Company’s financial statements which are attached to this Registration Statement.

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(b) Required exhibits

Set forth below is an index to the Company’s exhibits which are attached to this Registration Statement.

Exhibit #	Description
3(i)	Articles of Incorporation
3(ii)	Bylaws
Material Contracts
10.1	Advisor Consulting Agreement Template
10.2	Acquisition of Goldfield Intellectual Property (02-22-2024)
10.3	Acquisition of Goldfield Equipment and Inventory (03-26-2024)
10.4	Acquisition Agreement of NMC, Inc. Subsidiaries
10.5	Burgauer – Peckham Option Agreement and Amendment
10.6	MIS Consulting Inc. (Burgauer) Advisory Consulting Agreement
Subsidiaries of registrant
21.1	California Precious Metals, LLC (NV)
21.2	Peeples, Inc. (DE)
21.3	RITE Precious Metals, LLC (MI)
Consents of experts and counsel
23.1	Independent Registered Public Accounting Firm’s Consent

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Zhanna Kelley CPA PC Zhanna Kelley, CPA 2323 Steinway Street, Long Island City, NY 11105 nys.cpa.tax@gmail.com 201-230-5498

Report of Independent Registered Public Accounting Firm

January 10, 2025

To the Board of Directors and

The Shareholders of

MineralRite Corporation

325 N. St. Paul Street – Suite 3100

Dallas, TX 75201

Opinion on the Financial Statements

We have audited the accompanying financial statements of MineralRite Corporation (a Texas Corporation) and subsidiaries, which comprise the balance sheets as of December 31, 2024, and 2023, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MineralRite Corporation as of December 31, 2024, and 2023, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

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In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about MineralRite Corporation’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with PCAOB standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with PCAOB standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of MineralRite Corporation’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about MineralRite Corporation’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Critical Audit Matters

The critical audit matters communicated below do not alter in any way our opinion on the financial statements taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

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Going Concern

In accordance with PCAOB Auditing Standard 2415 and AS 3101.18(a), we evaluated whether there was substantial doubt about MineralRite Corporation’s ability to continue as a going concern for a period of one year from the date the financial statements are issued.

The Company’s financial statements note that substantial doubt exists about its ability to continue as a going concern for a reasonable period of time due to recurring operating losses and insufficient cash to meet projected needs. Management has disclosed plans to raise capital and pursue commercial operations, but those plans are not guaranteed to succeed.

We considered the adequacy of management’s disclosure of this uncertainty and the reasonableness of their plans to mitigate it. Based on our audit procedures and evaluation of management’s disclosures we concur that the conditions raise doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance date of the financial statements.

Accordingly, we emphasize the matter in our report but do not modify our opinion with a qualification because management’s disclosure adequately describes the uncertainty and related risks.

This conclusion was reached after considering management’s plans and representations, which we found to be reasonable and adequately supported as of the audit report date.

Valuation of Assets Acquired in Business Combination

During the year ended December 31, 2024, the Company completed a business combination and a non-substantive legal transfer of assets and recorded $432 million related to this event. The purchase price was primarily allocated based on the overall business combination value, rather than the underlying mineralization. The acquired assets include a mineral lease and mine tailings, among other business attributes. The valuation involved significant judgment from management, particularly in allocating the purchase price to identifiable tangible and intangible assets and liabilities.

We identified the valuation of the assets acquired in the business combination as a critical audit matter because of the significant estimation uncertainty and complexity involved in determining the appropriate allocation of the purchase price. The assessment required a high degree of auditor judgment and the involvement of valuation specialists.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures related to the valuation of the business combination included, among others:

●	Evaluating the Company's methodology for allocating the purchase price in accordance with ASC 805;
●	Assessing the reasonableness of management's assumptions related to future cash flows, market participant considerations, and fair value estimates;
●	Testing the accuracy and completeness of the data used in the valuation model;
●	Engaging valuation specialists to assist in evaluating the methodologies and assumptions used in estimating the fair value of acquired assets;
●	Evaluating the impact of changes in key assumptions on the allocation of purchase consideration.

Conclusion

Our audits were conducted for the purpose of forming an opinion on the financial statements as a whole. In our opinion, the information is fairly stated in all material respects in relation to the financial statements taken as a whole.

We have served as the Company’s auditor since 2022.

Zhanna Kelley CPA PC
Long Island City, NY

/s/ Zhanna Kelley

Zhanna Kelley, CPA
Auditor Firm ID: 6888
Engagement Partner ID: N/A

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FINANCIAL STATEMENTS

MineralRite Corporation and Subsidiaries and

Balance Sheet

For the Year-to-Date Period Ending December 31, 2024, and December 31, 2023

	12/31/2024	12/31/2023

ASSETS
Current assets:
Cash and cash equivalents	$10,458	$7,637
Accounts receivable	-	-
Note Receivable	-	-
Prepaid services	6,496	-
Total current assets	$16,954	$7,637

Property and equipment:
Inventory & Equipment	$438,414	$198,414
Less: accumulated depreciation & write downs	198,414	76,766
Total property and equipment, net	$240,000	$121,648

Other assets:
Mineral assets	$432,000,000	$-
Less: accumulated depletion	-	-
Total other assets	$432,000,000	$-

Total assets	$432,256,954	$129,285

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$30,766	$20,214
Other liabilities	5,000,000	-
Total current liabilities	$5,030,766	$20,214

Long-term liabilities:
Convertible debt	$117,500	$1,018,377
Note Payable	28,222	-
Derivative liabilities	-	-
Total long-term liabilities	$145,722	$1,018,377

Total liabilities	$5,176,488	$1,038,591

Commitments & Contingencies
Stockholders' Equity:
Preferred undesignated; 42,627,000 authorized; 0 issued
Series A Preferred Stock, no par value, 105,000 authorized 105,000 issued at 12/31/24; 105,000 issued at 12/31/23	$105	$105
Series B Preferred Stock, no par value; 33,000 authorized 13,500 issued at 12/31/24; 13,500 issued at 12/31/23.	14	14
Series C Preferred Stock, no par value; 100,000 authorized 8,249 issued at 12/31/24; 6,050 issued at 12/31/23.	499,485	70,005
Series D Preferred Stock, $25 par value; 35,000 authorized 700 issued at 12/31/24; 0 issued at 12/31/23.	17,500	-
Series NMC Preferred Stock, $25 par value; 7,100,000 authorized 6,900,000 issued at 12/31/24; 0 issued at 12/31/23.	172,500,000	-
Common Stock, no par value; 20,000,000,000 authorized 4,347,776,842 issued at 12/31/24; 4,357,321,532 issued at 12/31/23	3,887,635	3,887,635
Additional paid-in capital	254,646,029	-
Accumulated deficit	(4,470,302)	(4,867,064)
Other comprehensive gain/(loss)	-	-
Total stockholders' equity (deficit)	$427,080,466	$(909,306)

Total liabilities and stockholders' equity	$432,256,954	$129,285

See accompanying notes to consolidated financial statements.

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MineralRite Corporation and Subsidiaries

Income Statement

For the Year-to-Date Period Ending December 31, 2024, and December 31, 2023

	12/31/2024	12/31/2023

Revenue
Mineral Sales & Services	$5,000	$-
Cost of Goods Sold	-	-
Gross Profit (Loss)	$5,000	$-

Other (operating) income	-	18,822
Total Income (Loss)	$5,000	$18,822

Expenses
Accounting	$4,062	$-
Bank Charges	430	1,040
Business Promo	5,104	-
Business Travel	6,065	2,730
Communications	792	678
Depreciation & Amortization	121,648	11,304
Filings & Corp Cleanup	16,642	230
Legal And Professional	189,650	57,904
Market Related	8,280	3,780
Office Expense	2,580	1,025
Postage & Shipping	27	101
Project Development	10,237	-
Storage	500	-
Supplies	679	930
Transfer Agent	2,000	15,772
Web Services	2,920	121
Total Expenses	$371,616	$95,615
Operating Income (Loss)	$(366,616)	$(76,793)

Other (Non-operating) Income / (Expense)
Other (Non-operating) income	$763,378	$-
Other (Non-operating) expense	-	-
Interest Expense	-	-
Interest Income

Income Before Taxes	$396,762	$(76,793)
Income Tax Expense	-	-

Net Income (Loss)	$396,762	$(76,793)

Earnings per share	$0.000089	$(0.000020)
Fully Diluted Earnings per share	$0.000065	$(0.000020)

See accompanying notes to consolidated financial statements.

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MineralRite Corp and Subsidiaries

Cash Flow Statement

For the Year-to-Date Period Ending December 31, 2024, and December 31, 2023

	12/31/2024	12/31/2023

Net Income / (Loss) from Operations	$396,762	$(76,793)
Adjustments for non-cash items: Depreciation & write-downs	121,648	(11,304)
Subtotal: Net income / (Loss) from Operations adjusted for non-cash items	$518,410	$(65,489)

Non-cash Adjustments
Gain on Extinguishment of Obligations (Time-Barred)	$(763,377)	$-
Gain on Extinguishment of Obligations (Warrants issued)	(137,499)	-
Changes in operating Assets and Liabilities
(Increase) Decrease in Receivables & Prepaids	(6,496)	11,960
Increase (Decrease) in Current Liabilities	10,552	(2,232)
Net Cash provided from Operating Activities	$(896,820)	$(55,761)

Cash from Investing Activities
Purchase of Assets	$-	$-
Sale of Assets	-	-
Net Cash from Investing Activities	$-	$-

Cash Flow from Financing Activities
Proceeds from notes payable	$28,222	$-
Share purchases (et al)	353,009	54,000
Net Cash Provided from Financing Activities	$381,231	$54,000

Increase / (Decrease in Cash)	$2,821	$(1,761)
Cash at Beginning of period	7,637	9,398
Cash at End of Period	$10,458	$7,637

See accompanying notes to consolidated financial statements.

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MineralRite Corporation and Subsidiaries

Statement of Changes in Shareholder Equity

For the Year-to-Date Period Ending December 31, 2024, and December 31, 2023

	12/31/2024		12/31/2023
	Shares	Dollars	Shares	Dollars

Beginning Common Stock Amount	4,357,321,532	$3,887,635	4,357,321,532	$3,887,635
Common Stock Sales (reclaims) for the Period	(9,544,690)	-	-	-
Ending Common Stock Amount	4,347,776,842	$3,887,635	4,357,321,532	$3,887,635

Beginning Series A Preferred Stock Amount	105,000	$105	105,000	$105
Series A Stock Sales for the Period	-	-	-	-
Ending Series A Preferred Stock Amount	105,000	$105	105,000	$105

Beginning Series B Preferred Stock Amount	13,500	$14	13,500	$14
Series B Stock Sales for the Period	-	-	-	-
Ending Series B Preferred Stock Amount	13,500	$14	13,500	$14

Beginning Series C Preferred Stock Amount	6,050	$70,005	5,075	$16,005
Series C Stock Sales for the Period	2,199	429,480	75	54,000
Ending Series C Preferred Stock Amount	8,249	$499,485	6,050	$70,005

Beginning Series D Preferred Stock Amount	-	$-	-	$-
Series D Stock Sales for the Period	700	17,500	-	-
Ending Series D Preferred Stock Amount	700	$17,500	-	$-

Beginning Series NMC Preferred Stock Amount	-	$-	-	$-
Series NMC Stock Sales for the Period	6,900,000	172,500,000	-	-
Ending Series NMC Preferred Stock Amount	6,900,000	$172,500,000	-	$-

Ending Total Stock Amount		$176,904,739		$3,957,758

Beginning Additional Paid-in-capital		$-		$-
Excess from Series NMC (Fair Value over Par)		254,500,000		-
Conversion of Obligations into Warrants (3(a)9)		137,499		-
Option Premiums (Consultants)		8,530		-
Ending Additional Paid-in-capital		$254,646,029		$-

Beginning Accumulated Earnings (Deficit)		$(4,867,064)		$(4,790,271)
Net Income for the Period		396,762		(76,793)
Ending Accumulated Earnings (Deficit)		$(4,470,302)		$(4,867,064)

Total Stockholders' Equity (Deficit)		$427,080,466		$(909,306)

See accompanying notes to consolidated financial statements.

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MineralRite Corporation and Subsidiaries

Notes to Financial Statements

December 31, 2024

(1) Corporate History, Current Operations & Basis of Presentation

Administrative History:

MineralRite Corporation (“MineralRite”, the “Company” and “RITE”) was incorporated in Nevada on October 22, 1996, and has undergone a number of name changes, changes in business focus, changes of control, changes in trading symbols and changes in domicile over its multi-decade existence.

Coincident with many of the changes of control, management has refocused the Company's operations into different business sectors, including the e-learning business, the maritime business, the oil business and the Company's present business which is focused on the minerals and mining business.

The Company has traded under the ticker symbols MNOC, PSUY, RYQG, and presently trades under the symbol RITE.

In 2021, the Company underwent an F Reorganization Merger Re-domicile into the State of Texas.

The Company’s principal executive offices are located at 325 N. St. Paul Street, Suite 3100, Dallas TX 75201, telephone: (469) 881-8900. The Company’s website address is www.mineral-rite.com.

Due to the intertwining history of the legal entities that share the ancestral roots of the present-day Company, the following naming convention has been adopted:

●	The “NV entity” refers to the entity which was originally incorporated in the State of Nevada on October 22, 1996, under the name K.A.S.H. Capitol, Inc.
●	The “Public entity” refers to the NV entity after it filed Form 10-12G with the SEC to become fully reporting on October 20, 1999.
●	The TX entity refers to the entity which was originally incorporated in the State of Texas on October 30, 2002, under the name of Southern Cars & Trucks, Inc.

Detailed Administrative History.

●	The NV entity was incorporated as on October 22, 1996, with 25,000 authorized common shares.

●	The NV Entity underwent a change of control on October 24, 1996.

●	The NV entity underwent a 1 to 1,000 forward split on May 6, 1999.

●	The NV entity changed its name to PSM CORP on July 9, 1999, and increased authorized common shares to 100,000,000.

●	The NV entity filed Form 10-12G with the SEC to become a fully reporting company on October 20, 1999.

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●	The Public entity changed its name to PSM CORP. (NEVADA) on October 22, 1999.

●	The Public entity changed its name to Mentor On Call, Inc. and underwent a 1 to 9 forward split on January 11, 2000; and on or around this date was assigned the ticker symbol MNOC.

●	The Public entity merged with Mentor On Call, Inc., a Barbadian International Business Corporation, on January 15, 2000, and underwent a change of control.

●	The Public entity underwent a 100 for 1 reverse split on October 1, 2002.

●	The Public entity changed its name to Platinum SuperYachts, Inc. on October 3, 2002; and on or around this date was assigned the ticker symbol PSUY.

●	The TX entity was incorporated as Southern Cars & Trucks, Inc. on October 30, 2002, with 100,000 authorized common shares.

●	The Public entity merged with SuperYachts Holdings, Inc., a NV company, on November 15, 2002, and underwent a change of control.

●	During the third quarter of 2005, the Public entity changed focus from the maritime business to the oil business, culminating in a change of control on October 4, 2005.

●	The Public entity changed its name to Royal Quantum Group Inc. on November 23, 2005; increased authorized common shares to 500,000,000 and preferred shares to 10,000,000; and, on or around this date was assigned the ticker symbol RYQG.

●	On August 31, 2012, the Public entity underwent a 50-for-1 reverse stock split of its common stock

●	The Public entity changed its name to MineralRite Corporation on September 18, 2012.

●	The Public entity changed its name to Royal Quantum Group Inc. on October 5, 2012.

●	The Public entity changed its name to MineralRite Corporation on October 18, 2012.

●	In the period of August to October of 2012, the Public entity changed focus from the oil business to the mineral and mining business, culminating in a change of control on October 30, 2012.

●	On December 3, 2012, the Company’s trading symbol was changed from RYQG to RITE.

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●	On June 28, 2013, the Alberta Securities Commission entered a Cease Trade Order against MineralRite Corporation for failure to file certain periodic disclosure documents for the periods ending September 30, 2012, December 31, 2012, and March 31, 2013.

●	On July 10, 2014, the Public entity filed a Certificate of Designation and authorized 50,000,000 preferred shares broken into four different series, A, B, C, and Undesignated, with 105,000, 33,000, 100,000, and 49,762,000 authorized preferred shares, respectively.

●	On August 26, 2014, the Public entity filed Amended and Restated Articles and increased authorized common shares to 5,000,000,000.

●	On November 5, 2014, the SEC instituted Administrative Proceedings (File No. 3-16256 as reported in Release No. 73525) pursuant to Section 21(c) of the Securities Exchange Act of 1934 and (i) issued an order against the Public entity; (ii) made findings; (iii) imposed a cease-and-desist order for failing to file Form 8-Ks disclosing two unregistered sales of equity securities and failure to file a Form 8-K disclosing a financing agreement; and (iv) assessed a penalty of $25,000.

●	On February 16, 2018, the Public entity filed Form 15 - Certification and Notice of Termination of Registration Under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports Under Sections 13 and 15(d) of the Securities Exchange Act of 1934 with the SEC and officially terminated its requirement to timely file reports.

●	On April 7, 2021, the Public entity filed a Certificate of Merger with the Texas Secretary of State to effectuate an F Reorganization Merger Re-domicile whereby it merged into a Texas entity named Southern Cars & Trucks, Inc.; increased its authorized common shares from 5,000,000,000 to 20,000,000,000; aligned its Series C preferred share designation to reflect the contractual terms under which the shares had been issued; and renamed the surviving Texas entity so as to retain the MineralRite Corporation name.

●	On November 17, 2021, the Nevada entity was merger-dissolved pursuant to the April 7, 2021, Certificate of Merger and the Plan of Merger upon which the Certificate of Merger was based.

●	On October 25, 2023, the Public entity underwent a change of control by virtue of the acquisition by the Company’s current president of a controlling interest in the Company from the former president.

●	On February 21, 2024, the Public entity filed Restated Articles of Formation with the Texas Secretary of State pursuant to the April 7, 2021, Certificate of Merger and the Plan of Merger upon which the Certificate of Merger was based.

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●	On March 20, 2024, the Public entity filed a Change of Control Application with OTCMarkets.com. This application was approved on April 5, 2024.

●	On March 22, 2024, the Public entity filed CASE # CAS14001S0O9O6S9 with FINRA to properly recognize the F Reorganization that the Company underwent on April 7, 2021. This matter is still pending.

●	On April 4, 2024, the Public entity filed a Certificate of Correction with the Texas Secretary of State correcting various inaccuracies contained on Texas Form 622 Certificate of Merger Combination Merger Business Organizations Code, commonly known as the Certificate of Merger that were filed with the Texas Secretary of State on April 7, 2021, pursuant to the Plan of Merger of the same date.

●	On September 12, 2024, the Public entity filed an application for revocation of the Cease Trade Order which was entered against it by the Alberta Securities Commission on June 28, 2013. This matter is still pending.

●	On December 18, 2024, the Public entity filed Restated Articles of Formation with the Texas Secretary of State (i) to clarify the language used in the designation of certain rights and preferences of certain series of preferred stock and (ii) to designate two additional series of preferred stock, Series D and Series NMC, which were designed for use to effectuate a forthcoming acquisition and a subsequent capital raise.

Relevant Operating History.

Following the change of control that brought the Company into the mineral and mining business, on March 1, 2013, the Company acquired 100% of the total shares outstanding of Goldfield International, Inc. (“Goldfield”) in exchange for issuing 2,000,000 shares of its common stock. The acquisition was based on the fair value of the shares issued amounting to $900,000. During the time that Goldfield was owned by the Company, the two companies consolidated financial statements and eliminated all material intercompany transactions. Goldfield was in the business of manufacturing gold mining equipment.

On January 1, 2015, the Company entered into a Security Agreement with the managers of Goldfield to settle various outstanding financial matters, including but not limited to promissory notes that had been issued to reimburse the parties for loans that they had made to cover operational costs that were secured by the assets of Goldfield. In June 2015, the Company entered into a joint venture agreement with MEK Mining (“MEK”) to mine gold ore on leased acreage in Ghana. For $150,000, the Company acquired a fifty (50%) percent interest in the joint venture which has a twenty (20%) percent participation interest in the production and sale of the indicated gold ore. The Company accounted for its investment in MEK under the equity method pursuant to ASC Topic 323-30. This operation was in production during 2015 until government regulations were changed and mining in Ghana was shut down. MEK is based out of Russia, and despite there being no direct U.S. sanctions targeting Russia's precious metals mining sector, U.S. companies operating in or engaging within this sector faced a complex array of challenges, such as sanctions levelled against key Russian figures and entities, heightened geopolitical tensions, reputational considerations, and operational hurdles arising from broader international sanctions. These factors collectively influenced decisions for many companies, including MineralRite, to cease mining activities in Russia or to sever business ties with Russian companies involved in the precious metals industry. The MEK project was terminated, and the Company’s investment was written off pursuant to ASC Topic 205-20 “Discontinued Operations”.

On July 15, 2015, pursuant to the aforementioned Security Agreement dated January 1, 2015, the Company transferred the legal entity, the equipment manufacturing operations, including related assets and liabilities, to the managers of Goldfield in exchange for the cancellation of the promissory notes that had been issued to the parties, the assumption of various Goldfield related liabilities, and the return of 17,500 shares of Series B preferred that had been exchanged

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(on July 10, 2014) for the common shares that had been issued (on October 30, 2012) as payment for the services the managers would be performing pursuant to the acquisition of Goldfield. For financial statement presentation purposes, the equipment manufacturing activities for 2015, and assets and liabilities directly relating to the operation, were accounted for pursuant to ASC Topic 205-20 “Discontinued Operations”.

On February 16, 2018, the Company filed Form 15 - Certification and Notice of Termination of Registration Under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports Under Sections 13 and 15(d) of the Securities Exchange Act of 1934 with the SEC and officially terminated its requirement to timely file reports.

On April 7, 2021, the Company filed a Certificate of Merger with the Texas Secretary of State to effectuate an F Reorganization Merger Re-domicile whereby the Company was merged into Southern Cars & Trucks, Inc. (the survivor) pursuant to the Plan of Merger and in the process (a) adopted a Certificate of Formation synonymous with those of the predecessor Nevada entity, as adjusted for state specific language; (b) adopted a capital structure synonymous with that of the predecessor Nevada entity with three notable exceptions: (i) the number of authorized shares of common stock was set at twenty billion (20,000,000,000) shares; (ii) the par value of all classes and series of stock was set at no par value; and (iii) the voting and conversion rights of the Series C Preferred stock was adjusted such that one (1) share of Series C Preferred stock was awarded 400,000 votes and was convertible into 400,000 shares of common stock which aligned the capital structure to the contractual rights under which the outstanding shares had been issued; (c) changed its name to MineralRite Corporation; and (d) cancelled the outstanding share of Southern Cars & Trucks, Inc. Because the sole officer and sole director of MineralRite Corporation (Nevada) was also the sole officer and sole director of Southern Cars & Trucks, Inc.; and because the shares of MineralRite Corporation were exchanged 1-for-1 with the shares of Southern Cars & Trucks, Inc.; and because all of the assets and liabilities of MineralRite were transferred to Southern Cars & Trucks, Inc., the transaction was accounted for as an F Reorganization Merger Re-domicile. Coincident with this change, the Company also changed its principal address to 539 W. Commerce St. #1838, Dallas Texas 75208.

Upon completing the 2021 F Reorganization Merger Re-domicile, the Company continued to pursue merger acquisition candidate negotiations while simultaneously working to bring the Company current. It was during this period of time that the Company’s current president, and others, were first engaged as consultants by the Company.

On October 25, 2023, the Company’s current president executed an option with the Company’s former president to purchase the former president’s holdings in the Company. Under the terms of that option, the Company’s current president was immediately granted voting rights to those holdings. Coincident with that action, the former president resigned his position as sole member of the Company's Board of Directors and, in accordance with the Company’s terms of corporate governance, installed the Company’s current president as his replacement to serve out the remainder of his term on the Board thereby effectuating a Change of Control. Subsequent to these actions, the Company’s current president was installed as acting president of the Company; and since that time, his role has been upgraded to president of the Company.

Current Operations.

Immediately upon assuming his role, RITE’s current president undertook a thorough examination and analysis of the Company’s books and records so that he would be able to attest to the accuracy of the Company’s financial statements and other corporate representations that his role as president would require him to make on behalf of the Company. In this undertaking he also engaged legal, accounting and other professionals to work with him when and as needed. As issues were discovered, requisite filings and adjustments were made accordingly. The expectation was that this clean-up process would be fully completed by December 31, 2024, and it was, allowing the Company to once again be able to present audited books and records accordingly.

On November 1, 2023, the Company’s Board of Directors officially engaged the Company’s current president as interim president.

On November 6, 2023, and November 9, 2023, the Company’s current president, at the request of the Company’s former president, executed options to purchase the holdings of two of the former president’s associates under terms

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similar to those embodied in the aforementioned option contract between the Company’s current president and former president.

On December 1, 2023, the Company’s Board of Directors officially engaged the Company’s current president as president of the Company. On or about the same time, the Company changed its principal address to 325 N. St. Paul Street, Suite 3100, Dallas TX 75201.

In the months that followed, while the aforementioned examination, analysis and clean-up was underway, the Company built a new website; updated several jurisdictional filings with the Texas Secretary of State; completed a Crafted Precious Metal Dealer Registration in the State of Texas; passed compliance with various precious metal refineries and opened accounts with those entities; applied to OTCMarkets.com to recognize the Change of Control that the Company had undergone when the Company’s current president replaced the former president; filed a Corporate Action Case with FINRA regarding the Company’s April 7, 2021, F Reorganization Merger Re-domicile change; and engaged legal, accounting and other professionals to perform various tasks.

During the first quarter of 2024, which ended on March 31, 2024, the Company entered into two contracts with the current owners of its former subsidiary, Goldfield. The first contract provided for the purchase of certain intellectual property rights, and the second contract provided for the acquisition of inventory and equipment. Since completing these purchases, the Company has engaged CAD-CAM designers and equipment specialists to re-design and upscale the products and streamline production. This will allow the Company to focus its efforts on equipment sales and related services, and facilitate third-party equipment manufacture and fulfillment. The Company expects that equipment sales will also open doors to related revenue streams such as consulting services, off-take agreements, project financing and property acquisitions; all of which fit into the Company's long-term strategic development plans.

As of the close of the first quarter of 2024, the Change of Control application with OTCMarkets.com and the Corporate Actions Case with FINRA regarding the April 7, 2021, F Reorganization Merger Re-Domicile change, were both still pending.

On or around April 5, 2024, the Company’s Change of Control application with OTC Markets was completed and approved.

During the month of June 2024, the Company obtained legal opinions it sought in support of its position to (i) derecognize $763,377.50 of time-barred obligations; (ii) exchange previously issued convertible obligations, in the original amount of $137,499, into 2,750 fully paid warrants to purchase 2,750 shares of Series C convertible preferred stock pursuant to Section 3(a)9; (iii) reclaim 9,544,690 common shares which had previously been issued; and (iv) release shares which were being held in certain segregated reserve accounts at the Company’s transfer agent on behalf of former convertible bond holders.

As of the close of the second quarter of 2024, the Corporate Actions Case with FINRA regarding the April 7, 2021, F Reorganization Merger Re-Domicile change, was still pending.

During the third quarter of 2024, the Company engaged and completed a PCAOB audit for the accounting periods ending December 31, 2023, and December 31, 2022.

During the month of September 2024, the Company filed an Application for Revocation of the Cease Trade Order with the Alberta Securities Commission. The Cease Trade Order had been previously entered against the Company on June 28, 2013, by the Alberta Securities Commission for failure to file certain periodic disclosure documents with the Commission, for the periods ending September 30, 2012, December 31, 2012, and March 31, 2013. As of the close of the third quarter of 2024, this application was still pending.

As of the close of the third quarter of 2024, the Corporate Actions Case with FINRA regarding the April 7, 2021, F Reorganization Merger Re-Domicile change, was still pending.

On December 31, 2024, the Company executed a binding Letter of Intent with NMC, Inc. (“NMC”), a Nevada corporation; and shortly thereafter, a Definitive Agreement was executed. Under the terms of the Definitive Agreement, RITE acquired NMC’s two wholly owned subsidiaries. These subsidiaries hold certain mineral and mining assets which are valued at $432 million as determined by a detailed fair value assessment in accordance with

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the measurement principles set forth in ASC 820, Fair Value Measurement, and the framework set out in ASC 805-20-30-1. In return, RITE issued and transferred to NMC approximately 6.9 million shares of a newly created class of preferred stock denoted as RITE Series NMC $25 convertible preferred stock (“RITE Series NMC”), a similar number of warrants, and assumed roughly $5 million in NMC’s outstanding liabilities.

Each share of RITE Series NMC is subject to redemption by a sinking fund, or at the option of the holder, convertible into five hundred (500) shares of RITE common stock. Additionally, each warrant allows the holder to buy five hundred (500) shares of RITE common stock for $15.

The sinking fund provides the holders of the RITE Series NMC with a means to liquidate their shares for a set dollar amount at a premium to par value. This premium grows at the rate of five (5%) percent per annum and is subject to a floor price of $25.40. Holders of the RITE Series NMC shares may, in lieu of redemption, opt to convert their RITE Series NMC shares into shares of RITE common stock at the rate of one (1) share of RITE Series NMC for five hundred (500) shares of RITE common stock.

RITE Series NMC $25 convertible preferred stock is given a direct senior claim against the assets held in, and the revenue generated by, the two subsidiaries that RITE acquired from NMC in the afore described transaction until such time as (a) the sinking fund has redeemed all shares of RITE Series NMC $25 convertible preferred stock, or (b) the RITE Series NMC shares have been converted into RITE common shares in lieu of redemption through the sinking fund.

One of the subsidiaries, California Precious Metals, LLC (“California Precious Metals”) holds two mineral leases with no current business plan or infrastructure; and the other subsidiary, Peeples, Inc. (“Peeples”) holds one mineral lease, mine tailings, written methodology for processing, and other attributes that met the definition of a business under ASC 805, Business Combinations.

The Company evaluated the transaction under the guidance of ASC 805-10-20 and ASC 805-10-25-1 through 25-3 and concluded that the proper accounting treatment of the acquisition of Peeples qualified as a business combination, as the acquired entity included inputs and processes capable of generating outputs. California Precious Metals, by contrast, was accounted for as an asset acquisition because it did not meet the definition of a business—no workforce, no processing methodology, and no operations.

Per ASC 805-30-30-1, the Company allocated the purchase price to the identifiable assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The total purchase consideration for the transaction included common stock issued ($180 million), the fair value of warrants, and the assumption of approximately $5 million in liabilities, plus the impact of a stock buyback obligation with a future value that increases over time. The final valuation is still being refined, but the Company preliminarily allocated approximately $432 million to the identifiable net assets of Peeples, which reflects the fair value of the business as a whole at the time of acquisition.

The estimated fair value of $432 million assigned to the assets acquired from Peeples was not based on a mineral resource calculation or engineering report. Rather, the value represents the fair value of the entire acquired business enterprise, consistent with ASC 820, Fair Value Measurement, and the framework set out in ASC 805-20-30-1, which requires identifiable assets to be recorded at their acquisition-date fair values.

This valuation was derived using a market approach and income approach, considering comparable transactions in the junior mining sector, the historical carrying value on the acquiree’s prior financial statements, the strategic value of the tailings and mineral rights, and management’s business plans. It also reflected the expectation of future processing using a proprietary methodology and assumptions about market viability, scalability, and cost-efficiency of metal recovery. These were considered Level 3 inputs under the ASC 820 hierarchy due to their significant estimation and reliance on unobservable inputs.

The Company has occasionally used the phrase “audited book value” in an informal manner to refer to the value at which the assets and business were carried on NMC’s financial statements, which were subject to audit. However, for

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purposes of the Company’s acquisition accounting, the Company did not rely on this value. Instead, the Company evaluated that historical value as one input within a broader fair value analysis, consistent with ASC 820’s requirement to use market participant assumptions. The final $432 million value was determined based on the Company’s independent analysis of fair value under U.S. GAAP as required by ASC 805, not merely a continuation of NMC’s historical cost basis.

The Company will continue to refine the final purchase price allocation (PPA) as part of its measurement period adjustment per ASC 805-10-25-13 through 25-19 and will disclose any updates in accordance with ASC 805-10-50-4A in future filings.

During the years ended December 31, 2024, and 2023, the Company engaged in several significant non-cash investing and financing activities. In accordance with ASC 230-10-50-3 through 50-6, the following material non-cash transactions are disclosed:

●	Derecognition of Time-Barred Obligations – The Company derecognized $763,377 in liabilities determined to be legally unenforceable due to expiration under applicable statutes of limitations. This transaction resulted in a gain on extinguishment of debt.
●	Exchange of Debt for Warrants – The Company extinguished $137,499 in outstanding obligations through the issuance of 2,750 warrants. This transaction represented a non-cash settlement of liabilities.
●	Reclamation of Common Shares – The Company reclaimed 9,544,690 previously issued common shares from a shareholder. These shares were returned to treasury without the exchange of consideration and accounted for as a reduction to common stock and additional paid-in capital.
●	Business Combination through Preferred Share Issuance – The Company engaged in a business combination valued at $240,000. Consideration included the issuance of 600 shares of Series C preferred stock. No cash consideration was exchanged in the transaction.
●	Business Combination through Preferred Share Issuance – The Company engaged in a business combination valued at $432,000,000. Consideration included the issuance of 6.9 million shares of Series NMC preferred stock, 6.9 million warrants, and the assumption of $5 million in obligations. No cash consideration was exchanged in the transaction.

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Summary of Non-Cash Investing and Financing Activities
Description	Year	Amount	Non-Cash Consideration
Derecognition of time-barred obligations	2024	$763,377	Legal extinguishment
Exchange of obligations for warrants	2024	$137,499	2,750 warrants issued
Reclamation of common shares	2024	N/A	9,544,690 common shares reclaimed
Business Combination (Goldfield)	2024	$240,000	600 Series C preferred shares issued
Business Combination (NMC)	2024	$432,000,000	6.9M Series NMC preferred shares issued
		N/A	6.9M Warrants issued
		$(5,000,000)	$5M Debt assumed

Subsequent to the execution of the Definitive Agreement, the Company began the process to expand its Board of Directors from a one-member Board to a five-member Board. Pursuant to Article 2 of the Company’s bylaws, the Board has the authority to Change the Number of Directors (2.05) and to fill Vacancies (2.07) on the Board until the next election. It is the intention of the Chairman of the Board of Directors, James Burgauer, to appoint four (4) additional board members. A list of potential candidates are presently being vetted.

Pursuant to Section 2.05 Change of Number, the Company’s Bylaws, “The number of directors may be changed at any time by amendment of these Bylaws, pursuant to the process outlined in Article 10 of these Bylaws...”

Pursuant to Section 2.07 Vacancies of the Company’s Bylaws, “Per Section 21.410 of the Law, all vacancies in the Board may be filled by the affirmative vote of a majority of the remaining directors, provided that any such director who fills a vacancy is qualified to be a director and shall only hold the office until a new director is elected by the shareholders at the next meeting of the shareholders…The Board may fill a vacancy created by an increase in the number of directors for a term lasting until the next annual election of directors by the shareholders at the annual meeting or a special meeting called for the purpose of electing directors.”

As with most development stage companies, MineralRite Corporation continues to seek funding and partners for operations and growth. The Company continues to actively seek mining and mineral acquisitions, direct income mine and mineral royalty acquisitions, and reverse merger opportunities within the mineral and mining space and in complementary or related businesses. There can be no assurance that acquisitions will be found, or that additional financing will be available on terms favorable to the Company or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to fund its operations, and such inability to fund operations will have a materially adverse effect on the Company’s business, results of operations and financial conditions.

The accompanying consolidated financials of the Company have been adjusted to reflect the changes to the number of shares authorized and outstanding, per-share amounts, stock splits, share reclamations, derecognition of time-barred obligations, Section 3(a)9 conversions and other legal and accounting events which have been described herein and/or can be found in the Company’s books and records.

(2) Summary of Significant Accounting Policies

Financial Statements

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP) and have been audited.

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In the opinion of management, the financial statements include all known adjustments (which consist primarily of normal, recurring accruals, estimates, and assumptions that impact the financial statements) necessary to present fairly the financial position as of the balance sheet dates and the results of operations for the years then ended, and cumulative from inception.

Principles for Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, advances to suppliers, accounts payable and accrued expenses, line of credit, notes maturity for these instruments.

Cash and Cash Equivalents

For the Statements of Cash Flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents.

Mineral Properties and Interests

Mineral properties are recorded as tangible or intangible assets depending on the nature of the rights acquired. Acquisition costs of mineral interests, including legal and other directly attributable costs, are capitalized when the rights are obtained. Exploration and evaluation expenditures are capitalized when they relate to specific properties and it is probable that future economic benefits will be realized. Development expenditures incurred to prepare a mineral asset for production are capitalized once technical feasibility and commercial viability are demonstrable.

Capitalized costs are classified as either:

●	Mineral Rights (Intangible Assets): Rights to explore or extract minerals from specific properties.

●	Mine Development and Infrastructure (Tangible Assets): Includes stripping, drilling, roads, and tailings infrastructure.

These assets are reviewed for impairment in accordance with ASC 360-10 when events or changes in circumstances indicate that their carrying amount may not be recoverable. Depreciation of tangible mineral assets begins when the asset is ready for its intended use, using the units-of-production method based on proven and probable reserves. Intangible mineral rights are amortized over the life of the associated mineral reserves on a units-of-production basis or tested for impairment if not yet in use.

All mineral properties are currently classified as exploration stage assets. Acquisition costs, including amounts assigned in connection with business combinations, are capitalized when control of the mineral interest is obtained. However, no value has presently been assigned to the underlying mineralization until technical feasibility and commercial viability are demonstrated.

Exploration expenditures, such as geological surveys, sampling, and exploratory drilling, are expensed as incurred unless they relate to a specific property with future economic potential. The Company assesses its exploration

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properties for impairment indicators under ASC 360-10 when circumstances suggest the carrying amount may not be recoverable.

Mineral assets acquired in a business combination are recorded at fair value at the acquisition date in accordance with ASC 805, even if the acquired assets are at an early stage of exploration. As of the reporting date, all properties are considered non-depreciable due to their exploratory nature, and no depletion or amortization is recorded.

As of December 31, 2024, the Company holds four mineral assets through wholly owned subsidiaries; the two Arizona assets are held in the name Peeples, Inc. and the two California assets are held in the name of California Precious Metals LLC. All properties are classified as exploration-stage and are not currently in development or production. Accordingly, no depreciation, amortization, or depletion has been recognized.

Although the acquisitions of Peeples Inc. and California Precious Metals LLC were executed concurrently as part of a broader negotiated transaction—with common counterparties and memorialized in a single purchase agreement—the Company determined that the two components must be accounted for separately due to the substantive differences in the nature of what was acquired in each entity. This conclusion is supported by the guidance in ASC 805-10-55-4 through 55-5, which allows for a substance-over-form evaluation in determining whether a transaction constitutes the acquisition of a business or merely an asset. This is not a discretionary or judgmental choice by management, but rather a required application of U.S. generally accepted accounting principles (U.S. GAAP), specifically the authoritative guidance in Accounting Standards Codification (ASC) Topic 805, Business Combinations.

Under ASC 805-10-25-10 through 25-13, companies are required to evaluate whether transactions that occur together should be viewed as a single business combination or separate acquisitions. This analysis is grounded in substance-over-form principles (ASC 805-10-55-4 through 55-5), requiring management to look past the legal form of the agreements to determine the true economic nature of each transaction.

In this case, the Company’s assessment was guided by the definition of a business under ASC 805-10-20, as clarified by ASU 2017-01. This definition mandates that, to qualify as a business, an acquired set of activities and assets must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output.

In evaluating the transaction, management determined, based on the objective criteria, that separate accounting treatment was required.

In the case of Peeples, Inc., management determined that this transaction must be treated as a business combination pursuant to ASC 805. Specifically, Peeples Inc. (i) held a mineral lease and mine tailings with intrinsic recovery value, and a documented methodology for mineral processing and monetization; (ii) had sufficient processes and capabilities to be considered a business under the criteria in ASC 805-10-55-3A through 3F; and (iii) possessed elements of a business under ASC 805-10-20, as clarified by the FASB’s revised business definition (post-ASU 2017-01), including inputs and substantive processes that could generate outputs. Since Peeples met the ASC 805 definition of a business, it was accounted for using the acquisition method mandated by ASC 805-10-25-1.

In the case of California Precious Metals, LLC, management determined that this transaction did not meet the definition of a business combination under ASC 805-50. Specifically, California Precious Metals LLC held only two mineral leases with no employees, processes, operating systems, or commercially viable plans. Under the framework established in ASC 805-10-55-3A through 3F, CPM clearly did not meet the criteria of a business, as it lacked both processes and output-generating potential. Accordingly, the CPM acquisition could not be accounted for as a business combination and would have been classified as an asset acquisition under ASC 805-50 had it been a standalone transaction. However, given that CPM had no operational substance, was acquired concurrently from the same counterparty, and was legally integrated into the Peeples acquisition, the Company applied ASC 805-10-55-21 through 55-22 and determined that no separate recognition was required. CPM was therefore treated as a non-substantive legal step within the Peeples business combination.

The differing treatment of these acquisitions reflects the objective application of authoritative accounting literature, not a subjective or strategic judgment by management. The accounting rules do not permit discretion in applying the definition of a business versus an asset acquisition—each transaction must be evaluated against a uniform standard,

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and the Company has followed those standards precisely. The table below summarizes the applicable GAAP references upon which management relied to determine the applicable mandated method of accounting:

ASC Reference	Application
ASC 805-10-25-10 through 25-13	Determining whether multiple transactions are part of one business combination
ASC 805-10-20 (as amended by ASU 2017-01)	Definition of a business
ASC 805-10-55-3A through 3F	Framework for evaluating whether an acquisition constitutes a business
ASC 805-10-55-4 through 55-5	Substance-over-form principles in evaluating transactions
ASC 805-50	Accounting for asset acquisitions
ASC 805-10-50, 805-20-50, 805-30-50	Disclosure requirements for business combinations

Having determined the applicable mandated method of accounting for each component of the transaction, the Company hereby provides a separate financial statement disclosure, in tabular form, for the Peeples Inc. business combination transaction to include, but not be limited to, those disclosures required under ASC 805-10-50, ASC 805-20-50 and ASC 805-30-50.

Business Combination Disclosure of Peeples, Inc. (ASC 805-10 through 805-30)
Acquisition Date:	December 31, 2024
Acquiree:	Peeples, Inc.
Nature of Business Acquired:	Early-stage commercial mineral recovery business centered on mine tailings and mineral leases, supported by permitting documentation and operational planning.
Reason for Acquisition:	Entry into mineral recovery operations with a low-capital, high-potential starter project. The Company expects this site to be the first fully developed and monetized asset.
Total Consideration Transferred:

•                 6,900,000 Series NMC $25 convertible preferred shares

•                 6,900,000 warrants to purchase Series NMC preferred shares at $15

•                 $5 million of liabilities assumed (from the parent for prior work and structuring, not tied to specific assets)

•                 Total Fair Value of Consideration: $432,000,000

Purchase Price Allocation:	Asset(s) Acquired	Fair Value
	• Mineral Assets and Operational Infrastructure (including mine tailings, mineral lease, and permitting documentation) • Goodwill • Total	$432,000,000 $0 $432,000,000
Acquisition Costs:	None material
Results of Operations:	As of March 31, 2025, the acquired operations have not generated revenue and remain in the pre-development stage.
Pro Forma Disclosure:	Omitted since the acquisition occurred on December 31, 2024, and historical results are not material to a full-year comparison. As such, management concluded, based on quantitative and qualitative analysis, that the results of operations for the pre-acquisition period would not be material or meaningful to investors.

The Company acquired 100% of the equity interests of Peeples, Inc., a Nevada corporation, in a transaction accounted for as a business combination in accordance with ASC 805, Business Combinations. As part of the overall transaction

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structure, the Company also acquired California Precious Metals LLC (“CPM”), an affiliated entity whose sole asset was a mineral lease which the Company acquired coincident with the Peeples Inc transaction.

Based on an evaluation consistent with the guidance in ASC 805-10-20 and the implementation guidance in ASC 805-10-55-3A through 55-3F, the Company concluded that California Precious Metals LLC did not meet the definition of a business. Specifically, California Precious Metals LLC (i) lacked the inputs, processes, and outputs (or the capability to produce outputs) necessary to qualify as a business under the revised business definition introduced by ASU 2017-01; (ii) held no workforce, (iii) did not conduct any operations, (iv) had no assigned personnel, (v) had no development plans, (vi) required the properties be released; and (vii) had no processes in place that would be capable of generating outputs independently.

Furthermore, because the acquisition of California Precious Metals LLC occurred as part of the legal structuring of the Peeples Inc. business combination transaction and was acquired from the same entity that held common control with Peeples Inc. at the time of acquisition, the Company determined that the transaction represented a non-substantive legal transfer of assets with no separate accounting recognition required. This approach is consistent with the principles outlined in ASC 805-10-55-21 through 55-22, which state that if multiple acquisitions form a single integrated set of activities or are interdependent, they may be accounted for as a single business combination.

With regards to the tailings and the associated business properties associated therewith, the Company assigned a total estimated fair value of $432 million to the acquired business, determined in accordance with the acquisition method under ASC 805. This amount reflects the fair value assigned, as of the date of acquisition, to the acquired business as a whole, not the value of any single asset such as tailings. The valuation incorporated the strategic value of Peeples' business infrastructure, operational processes, and historical data concerning tailings and recovery methodologies. The Company did not value the mineral content separately and did not carry forward any book values from the prior owner. Rather, the Company performed a detailed fair value assessment of the acquired assets in accordance with the measurement principles set forth in ASC 805-20 and ASC 820, as further informed by SEC Staff Accounting Bulletin No. 119. Employing both the market and income approaches, and after giving appropriate weight to observable Level 1 and Level 2 inputs, the Company concluded that a fair value of $432 million was supportable as of the acquisition date.

Major Class of Asset	Gross Carrying Amount	Accumulated Depreciation	Net Carrying Amount
Peeples, Inc.
Tailings	$432,000,000	$0	$432,000,000
377.11 acres	$0	$0	$0
	$432,000,000	$0	$432,000,000

California Precious Metals, LLC
Silver Valley	$0	$0	$0
La Escondida	$0	$0	$0
	$0	$0	$0

Exploration Properties (All)	$432,000,000	$0	$432,000,000

MineralRite Corporation Amortization, Depreciation, and Impairment Policy:

All mineral properties are currently classified as exploration-stage and have not yet reached a stage of development where production is technically feasible or commercially viable. As such, no amortization, depreciation, or depletion has been recognized as of December 31, 2024.

Upon commencement of development or commercial production:

•	Tangible mining infrastructure and development costs will be depreciated using the units-of-production method, based on the ratio of actual production to estimated recoverable reserves.
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•	Intangible mineral rights will be amortized over the expected economic life of the associated mineral reserves, also using the units-of-production method. If no proven or probable reserves are established, amortization will not commence.

All capitalized mineral property costs, both tangible and intangible, are reviewed for impairment in accordance with ASC 360-10 (for tangible assets) and ASC 350-30 (for intangible assets) when events or changes in circumstances indicate that the carrying amount may not be recoverable. Impairment is measured by comparing the carrying amount to the estimated future undiscounted cash flows expected to be generated by the asset. If the carrying amount exceeds the recoverable amount, an impairment loss is recognized in accordance with U.S. GAAP.

The Gross Carrying Amount denoted in the table above is based on the Business Combination Value in accordance with ASC 805. As of December 31, 2024, no events or changes in circumstances have been identified that would indicate impairment under ASC 360-10-35. The Company continues to evaluate the technical and economic potential of these properties.

Property and Equipment Depreciation and Depletion

Property that is subject to depreciation and equipment are recorded at historical cost. Major additions and renewals are capitalized and depreciated over their estimated useful lives. The Company uses the straight-line method of depreciation. The estimated useful lives for significant property and equipment categories are as follows:

Office and computer equipment	3 – 7 years
Machinery and equipment	5 – 10 years

Property that is subject to depletion is recorded at historical cost. The Company accounts for depletion using the Unit-of-Production method of accounting. Under this methodology, the cost of the property and the cost of major additions to the property, such as development costs, exploration costs, and other costs directly attributable to bringing the resource to the point of extraction are capitalized and then depleted based on the amount of resource extracted during the period.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed. During the periods covered in the financial statement, if and when any such assets were deemed by the Company to be not recoverable, then the Company fully depreciated those assets.

Income/Loss per Common Share

Earnings Per Share

For the year ending December 31, 2024, the Company posted Net Income of $396,762. For the year ending December 31, 2023, the Company posted a loss of $76,793.

When calculating earnings per share, in accordance with ASC 260-10-45-11, income available to common stockholders is reduced by:

●	Dividends declared during the period on preferred stock (whether paid or unpaid), and

●	Dividends accumulated for the period on cumulative preferred stock, whether declared or not.

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The Company’s Series A Preferred Stock is cumulative and accrues dividends at a rate of $0.10 per share annually. While no dividends were declared in 2024 or 2023, the amount of accrued dividends of $10,500 ($0.10 per share for each of the 105,000 Series A preferred shares) needs to be deducted from the net income figure (being reserved for the benefit of preferred shareholders) in each year, leaving a balance of $386,262 Net Income Attributable to Common Stockholders in 2024 and a balance of $87,293 Net Loss Attributable to Common Stockholders in 2023.

Basic Earnings Per Share (EPS)

Basic earnings per share (EPS) is computed by dividing Net Income (Loss) Attributable to Common Stockholders by the Weighted-Average Number of Common Shares Outstanding during the period.

During the year, on June 17, 2024, the Company reclaimed 9,544,690 shares of common stock pursuant to the Final Judgment in SEC -v Keener (1:20-cv-21254-BB 12/19/2024). As such, the Weighted Average Number of Shares Outstanding for the year was 4,352,178,005, and the Basic Earnings Per Share for the year ending December 31, 2024, is $0.000089.

For the year ending December 31, 2023, the Company had no common share issuances or reclamations. As such, the Weighted Average Shares Number of Common Shares Outstanding during the period was 4,357,321,532, and the Basic Earnings Per Share for the year ending December 31, 2023, is a loss of $0.000020 per share

Fully Diluted Earnings Per Share (EPS) Calculation

As of December 31, 2024, the Company has four (4) Series of preferred shares that are convertible into common stock (Series B, C, D and NMC), and one that is not (Series A). AS of December 31, 2023, the Company had two (2) Series of preferred shares that were convertible into common stock (Series B and C).

The Company has also issued contractual rights (which act like options, and for the purposes of these calculations will be treated like options even though the Company does not believe that they qualify as a security by virtue of the fact that their issuance was related to the individuals’ compensation agreements and the terms of the contractual rights were negotiated privately between the parties for commercial purposes, thereby qualifying them as bespoke) to some of its funders and to its key personnel (as part of their independent contractor employment or other agreements). Funds in the amount of $389,620 are required to be paid to the Company for the contractual right (option) holders to exercise those contractual rights (options).

During the year ending December 31, 2024, the Company issued warrants (Series C warrants) in conjunction with the conversion of the principal amount of $137,499 in convertible obligations plus interest and penalties associated therewith and has issued warrants in conjunction with issuance of two of its series of its preferred shares (Series D and Series NMC). Funds in the amount of $103,517,500 are required from the warrant holders to exercise those warrants.

In the table below, in accordance with ASC 505-10-50-5, columns one, SERIES, and column two, QUANTITY OUTSTANDING, details the series name and type of each security (stock, option, and warrant) and the quantity of each, that the Company has outstanding as of December 31, 2024. Column three details if the security is CONVERTIBLE or not. Column four details the number of shares of common stock that 1 SHARE CONVERTS INTO (aka the CONVERSION RATE), if applicable, for each security. Column five details if the security carries dividend rights that are CUMULATIVE. Column six details if the security carries VOTING RIGHTS. Column seven details if the security carries REDEMPTION FEATURES. Column eight details if the security has a right of PARTICIPATION IN EARNINGS. Column nine, COMMON SHARES AFTER CONVERSION, details the quantity of common shares that each security could convert into. Column ten, FUNDS REQUIRED UPON CONVERSION, details the funds that the holders would have to pay to the Company, if any, to effectuate the conversion of each security into shares of common stock. Therefore, this table details the total number of common shares that could be outstanding if each of the holders were to convert the shares, contractual rights (options) and warrants they hold into common stock, upon paying to the Company all funds necessary to effectuate the conversion. It should be noted that

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the Series NMC Preferred shares are subject to a sinking fund which gives the Company the right to buy the shares back from the holder or, at the holder’s option, allows the holder to convert the shares into common stock of the Company.

The below table shows that (i) upon the payment of the $103,907,120 required to convert all of the contractual rights (options) and warrants into common stock, and (ii) under the assumption that all holders who have rights under the sinking fund were to choose to convert their holdings into common stock rather than accept the sinking buyout provisions, then the total number of shares of common stock issued and outstanding could grow from its present level of 4,347,776,842 shares to 16,976,276,842 shares.

Preferred Stock Disclosures (ASC 505-10-50-5)

Series	Quantity Outstanding	Convertible	1 Share Converts Into	Cumulative	Voting Rights	Redemption Features	Participation in Earnings	Common Shares After Conversion	Funds Required To Convert
A Preferred	105,000	No	N/A	Yes	No	None	Dividends only, non-participating Note 3	-	$-
B Preferred	13,500	Yes	1,000	No	Yes	None	Upon conversion only	13,500,000	$-
C Preferred	8,249	Yes	400,000	No	Yes	None	Upon conversion only	3,299,600,000	$-
D Preferred	700	Yes	25,000	No	Yes	None	Upon conversion only	17,500,000	$-
NMC Preferred Note 1	6,900,000	Yes	500	No	Yes	Subject to sinking fund	Upon conversion only	3,450,000,000	$-

C (Options) Note 2	3,201	Yes	400,000	No	No	None	Upon conversion only	1,280,400,000	$389,620
C (Warrants)	2,750	Yes	400,000	No	No	None	Upon conversion only	1,100,000,000	$-
D (Warrants)	700	Yes	25,000	No	No	None	Upon conversion only	17,500,000	$17,500
NMC (Warrants)	6,900,000	Yes	500	No	No	None	Upon conversion only	3,450,000,000	$103,500,000
Common	4,347,776,842	N/A	N/A	No	No	None	Upon conversion only	4,347,776,842	$-
							SUMS:	16,976,276,842	$103,907,120
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NOTE 1: Series NMC Preferred shares are subject to a sinking fund which gives the Company the right to buy the shares back from the holder or, at the holder’s option, allows the holder to convert the shares into the common stock of the Company.

NOTE 2: The contractual rights that the Company has issued pursuant to various independent contractor and other agreements act exactly like an option although it is the Company’s position that they do not qualify as securities because their issuance was related to the individual’s compensation agreement (thereby qualifying them as employee stock options) and the terms of the contractual rights were negotiated privately between the parties for commercial purposes (thereby qualifying them as bespoke).

NOTE 3: Series A Preferred Stock accrues dividends but is non-convertible and non-participating, with no declared dividends in the reporting period ending December 31, 2024, or December 31, 2023.

To calculate fully diluted earnings per share, the Company has used the Treasury Stock Method. This methodology adds to the Weighted Average Shares Outstanding for the year (calculated above to be 4,352,178,005) the number of additional shares that could potentially be issued pursuant to the conversion of all of the Company’s in-the-money outstanding convertible securities (stock, contractual rights (options), warrants and debt), with the further assumptions that all funds received pursuant to the conversions would be used to purchase the maximum number of shares at the average price per share in order to offset and minimize the dilution effects (i.e. the net dilution).

The potential dilution from the conversion of the Series C contractual rights (options) is 1,1280,400,000 shares, but this would be offset by using the $389,620 required to effectuate those conversions towards the purchase of 779,240,000 shares at the average price of $0.0005 per share for the year ending December 31, 2024. The net dilution would therefore be 501,160,000 shares.

The potential dilution from the conversion of the Series C warrants is 1,100,000,000 shares, and there would be no offset to this number, thereby net dilution would be 1,100,000,000 shares.

The Series D warrants and the Series NMC warrants are both out of the money as of December 31, 2024, so the securities would not likely be converted and therefore they are excluded from the calculation.

Per the calculation above, in accordance with ASC 260-10-45-11, the Net Income Attributable to Common Stockholders for the year ending December 31, 2024, is $386,262, and for the year ending December 31, 2023, is $87,293.

During the year, on June 17, 2024, the Company reclaimed 9,544,690 shares of common stock pursuant to the Final Judgment in SEC -v Keener (1:20-cv-21254-BB 12/19/2024), and the Weighted Average Shares Outstanding for the year was 4,352,178,005 to which the net dilution from Series C contractual rights (options) of 501,160,000 and the net dilution from Series C warrants of 1,100,000,000 must be added to arrive at an Adjusted Weighted Average Shares Outstanding. The Adjusted Weighted Average Shares Outstanding for the period ending December 31, 2024, is 5,953,338,005.

Fully Diluted Earnings Per Share is calculated by dividing Net Income by the Average Weighted Average Shares Outstanding; the result of which is $0.000065 for the year ending on December 31, 2024.

When a Company posts a loss, it does not include potentially dilutive securities in its Earnings Per Share calculations; rather, it sets Fully Diluted Earnings Per Share equal to Basic Earnings Per Share. Therefore, for the year ending December 31, 2023, Fully Diluted Earnings Per Share is de facto set to equal Basic Earnings Per Share which was calculated to be a loss of $0.000020 per share.

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 Stock-Based Compensation Arrangements

The Company accounts for stock-based compensation arrangements in accordance with guidance provided by the Financial Accounting Standards Board Accounting Standards Codification (“ASC”). This guidance addresses all forms of share-based payment awards, including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights, as well as share grants and other awards issued to employees and non-employees under free-standing arrangements. These awards are recorded at costs that are measured at fair value on the awards’ grant dates, based on the estimated number of awards that are expected to vest and will result in charges to operations.

From time to time, the Company’s shares of common stock have been issued as payment to employees and non-employees for services and the reduction of debt. These are non-cash transactions that require management to make judgments related to the fair value of the shares issued, which affects the amounts reported in the Company’s accompanying financial statements for certain of its assets and expenses.

Income Taxes

The Company accounts for income taxes according to the ASC 740, Income Taxes (“ASC 740”) using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or in tax returns. Deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes. The Company assesses the likelihood that its deferred tax assets will be and, to the extent it believes, based upon the weight of available evidence, that it is more likely than not that the Company’s portion of the deferred tax assets will not be realized, a valuation allowance is established through a charge to income tax expense. In evaluating the Company’s ability to recover its deferred tax assets, the Company considers all available positive and negative evidence, including projected future taxable income, prudent and feasible tax planning strategies and recent financial operations.

The Company accounts for uncertainty in income taxes recognized in the financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more-likely-than-not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements. The amount of benefit that may be recognized is the largest amount that has a greater than fifty (50%) percent likelihood of being realized upon ultimate settlement. To the extent the Company determines that such tax provisions will not be sustained, the provision for income taxes would include the effects of any resulting income tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.

Deferred Offering Costs

The Company defers, as other assets, the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Recent Accounting Pronouncements

Company management has not knowingly nor willfully implemented any new accounting pronouncements that could have had any material impact on the preparation or presentation of the accounting results that have been reported for the periods covered by these financial statements unless otherwise disclosed. Management does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

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(3) Going Concern

Though management of the Company believes that the Company will be successful in its capital formation and operating activities, there can be no assurance that it will be able to obtain funding, raise additional equity capital or be able to generate sufficient revenues to sustain its operations. The Company is presently engaged in and intends to conduct additional capital formation activities through the issuance of preferred and common stock to establish sufficient working capital and to expand its operations. The Company has incurred an operating loss since its inception and the Company’s present cash resources are insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern.

The accompanying financial statements have been prepared in conformity with U.S. generally accepted accounting principles (GAAP), which contemplate continuation of the Company as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(4) Investment in Subsidiaries

The Company’s operating projects are generally segregated into subsidiaries. The Company does this for a variety of reasons. In some cases, certain series of the Company’s securities may have been granted priority claims to the assets of a particular subsidiary. In other cases, operations may engage specific joint venture partners which are entitled to a contractual share of the revenue or net revenue being generated by a project or a subsidiary. In still other cases, the Company may feel the need to segregate operations based on legal, risk, accounting or other factors. Management exercises its discretion in making such decisions.

The Company consolidates onto its financial statements all of its activities and that of its wholly owned subsidiaries, and in so doing, eliminates all intercompany balances and transactions.

When making an acquisition of an entity that the Company intends to operate as a subsidiary or otherwise, the Company will generally hold the assets and liabilities so acquired on its balance sheet at the same basis that they were held by the entity prior to being acquired, subject to a determination by the Company’s accountants and auditors that doing so is in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. In the event that the Company determines that a mineral asset is not sufficiently documented to meet the requirements of the SEC’s Modernization of Property Disclosures for Mining Registrants (17 CFR Parts 229, 230, 239, and 249 [Release Nos. 33-10570; 34-84509; File No. S7-10-16]), the Company will hold those assets on its balance sheet at a value of zero ($0) until such time as the Company obtains an SEC / JORC compliant reserve report.

(5) Convertible Obligations

The Company has issued convertible obligations to multiple lenders where the obligation is convertible into common stock, at the lender's option, in the event the Company does not fully repay the lender. Except for one lender, whose beneficial owner is affiliated with another lender who lent money to the Company during 2021, there have been no conversions and no requests for conversion in recent years.

During June 2024, the Company removed certain liabilities originally issued prior to 2016 based on a legal analysis and a comprehensive due diligence process that supported derecognition under ASC 405-20-40-1 and 40-2, which govern the extinguishment of liabilities.

Per ASC 405-20-40-1, a liability shall be removed from the balance sheet when either of the following conditions is met: (i) the debtor pays the creditor and is relieved of its obligation for the liability; or (ii) the debtor is legally released from being the primary obligor under the liability, either judicially or by the creditor.

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Further, ASC 405-20-40-2 elaborates that a liability is considered extinguished if the debtor obtains a legal release, or if the statute of limitations has expired and no viable creditor exists to enforce the debt.

To support derecognition and extinguishment of these obligations, the Company obtained formal legal opinions from qualified counsel confirming that the debt was no longer enforceable under applicable law. Specifically, these opinions concluded that the statute of limitations for enforcement had expired and that no formal claims had been made or could reasonably be expected to be made by any purported holders of the debt.

In addition to the legal review, the Company undertook a robust factual investigation to ensure that no creditor with a valid claim remained. This included: (i) a comprehensive search of business registration databases (e.g., OpenCorporates.com and various Secretary of State records) to determine whether the purported debtholders still existed as legal entities; (ii) engagement of a seasoned investigator experienced in financial and corporate due diligence who was engaged to identify any successors, assignees, or alternate addresses; and (iii) direct contact efforts via registered mail to the last known addresses of the named debtholders, all of which were either returned as undeliverable or went unanswered.

No correspondence or demand for payment has been received from any of the parties involved, nor has there been any indication of attempted enforcement in the past several years. Based on this, the Company has concluded that the liabilities no longer represented a present obligation and that derecognition and extinguishment was appropriate under ASC 405-20-40-1(b) and 40-2.

The Company believes that its conclusions are well supported by authoritative guidance and were reached after appropriate legal and investigative procedures. Therefore, in the quarter ending June 30, 2024, the Company derecognized and extinguished these liabilities, removing them from its books and adjusting its financial statements accordingly.

Based on this determination and in accordance with ASC 405-20-40-1(b), the Company concluded that it had been legally released from being the obligor and that the liabilities should be derecognized and extinguished. The derecognition of these liabilities has been treated as a debt extinguishment, consistent with ASC 405-20-40-1(b) and the disclosure requirements under ASC 470-50-50-1. To provide transparency and comply with financial statement presentation requirements, the Company recorded:

●	a gain on the extinguishment of obligations in the amount of $763,377 in the consolidated Income Statement for the year ended December 31, 2024, as a line item within the other income section of the Income Statement; and
●	a gain on the extinguishment of obligations (time-barred) in the amount of $763,377 in the Non-cash Adjustments section of the Statement of Cash Flows.

 Additionally, during June 2024, the Company obtained a legal opinion regarding the application of Section 3(a)9 to a precedent condition of a previously negotiated agreement. Obtaining this legal opinion triggered the conversion of certain current obligations into warrants to acquire the preferred Series C shares of the Company and allowed the Company to remove those obligations from its books and adjust the Company’s financial statements accordingly. As part of the extinguishment of certain outstanding debt obligations, the Company issued warrants. The fair value of the warrants at issuance, amounting to $137,499, was recorded as an increase to Additional Paid-in Capital.

The table below summarizes the convertible obligations that remain in the Company’s books and records after taking into consideration the aforementioned adjustments.

The Company believes, based on the decision rendered by the US Court of Appeals for the Eleventh Circuit and the interpretive guidance promulgated by the Securities Exchange Commission regarding toxic financings, toxic lenders and the distribution of securities by unregistered dealers, as defined in Section 15(a)(1) of the Securities and Exchange Act of 1934, that the four (4) remaining convertible obligations are voidable. The Company has legally noticed the convertible obligation holders and has taken additional steps to minimize the potential dilution effects that could result from the conversion of these four (4) remaining outstanding obligations. The Company’s efforts notwithstanding,

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these remaining obligations may be subject to the issuance of shares of common stock pursuant to the conversion privileges afforded to the holder.

In the event that the presumed-to-be-voidable obligations listed in the table below are determined to not be voidable, then the Company believes that the obligation marked with an asterisk may be outside the statute of limitations for collection procedures and may have (i) been partially settled by the issuance of shares of common stock and may be subject to additional issuance of shares of common stock pursuant to the conversion privileges afforded the holder or (ii) remains a fully unsettled obligation of the Company subject to the conversion privileges afforded the holder.

In the event that the presumed-to-be-voidable obligations listed in the table below are determined to not be voidable, then the Company believes that the obligations that are marked with a plus sign may still be within the statute of limitation for collection procedures and may be subject to the issuance of shares of common stock pursuant to the conversion privileges afforded to the holder.

Holder	Rate	Date of Issue			Amount	Notes
Union Capital	8%	Jul	28	2014	$50,000.00	*+
Eagle Equity	12%	Feb	25	2021	$30,000.00	*+
Eagle Equity	12%	May	28	2021	$25,000.00	*+
Eagle Equity	12%	Jul	19	2021	$12,500.00	+

+ The convertibility of this obligation is in dispute.
* The outstanding amount and/or collectability of this obligation is in dispute.

Of the four promissory notes disclosed herein, three have since become conclusively time-barred under Texas Civil Practice & Remedies Code § 16.004(a)(3), which imposes a four-year statute of limitations on actions for breach of contract. These three notes have not been reaffirmed, extended, or paid, and are now legally unenforceable under Texas law. The one remaining note, originally issued in the principal amount of $12,500, will reach the four-year statutory limitation threshold on July 19, 2025. By that date, and assuming legal validity and enforceability — which the Company disputes — the total obligation could reach approximately $23,000 with accrued regular and default interest. Based on the note’s stated conversion price of $0.0001 per share, this could theoretically result in the issuance of up to 230,000,000 shares of common stock. This figure reflects a worst-case, full-conversion scenario based on principal and accrued interest at the fixed discount price, assuming enforceability. The Company has publicly stated its intent to vigorously contest any conversion efforts inconsistent with applicable law and contractual validity. This disclosure is provided in accordance with the Company’s obligations under ASC 825-10-50, notwithstanding its position that the note is legally void and unenforceable. The Company maintains that derecognition of all such convertible obligations in Q3 2025 will be appropriate under ASC 405-20-40-1(b) and applicable Texas law.

(6) Derivative Liability

The Company evaluated the conversion feature embedded in the convertible notes to determine if such conversion feature should be bifurcated from its host instrument and accounted for as a freestanding derivative. Due to the note not meeting the definition of a conventional debt instrument because it contained a diluted issuance provision, the convertible notes were accounted for in accordance with ASC 815. According to ASC 815, the derivatives associated with the convertible notes were recognized as a discount to the debt instrument, and the discount is being amortized over the life of the note, and any excess of the derivative value over the note payable value is recognized as additional expense at issuance date.

Union Capital, LLC Promissory Note July 28, 2014

On July 28, 2014, the Company issued a Convertible Promissory Note (the “Note”) to Union Capital, LLC (the “Holder”) in the original principal amount of $50,000 bearing an 8.00% annual interest rate, unsecured and maturing July 28, 2015. Originally this Note together with any unpaid accrued interest was convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 50% of the market price,

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which means the lowest trading price during the ten trading day period ending on the latest complete trading day prior to the conversion date; but on May 7, 2021, this Note together with any unpaid accrued interest was amended and is now convertible into shares of common stock of the Company at the Holder’s option at a conversion price of $0.00035. In accordance with the terms of the Note, the Holder partially converted the Note via conversions over the course of multiple dates.

Eagle Equity, LLC Promissory Note Feb 25, 2021

On February 25, 2021, the Company issued a Convertible Promissory Note (the “Note”) to Eagle Equity, LLC (the “Holder”) in the original principal amount of $30,000 bearing a 12.00% annual interest rate, unsecured and maturing February 25, 2022. This Note, together with any unpaid accrued interest, is convertible into shares of common stock of the Company at the Holder’s option at a conversion price of $0.0001.

Eagle Equity, LLC Promissory Note May 28, 2021

On May 28, 2021, the Company issued a Convertible Promissory Note (the “Note”) to Eagle Equity, LLC (the “Holder”) in the original principal amount of $25,000 bearing a 12.00% annual interest rate, unsecured and maturing May 28, 2022. This Note, together with any unpaid accrued interest, is convertible into shares of common stock of the Company at the Holder’s option at a conversion price of $0.0001.

Eagle Equity, LLC Promissory Note July 19, 2021

On July 19, 2021, the Company issued a Convertible Promissory Note (the “Note”) to Eagle Equity, LLC (the “Holder”) in the original principal amount of $12,500 bearing a 12.00% annual interest rate, unsecured and maturing July 19,2022. This Note, together with any unpaid accrued interest, is convertible into shares of common stock of the Company at the Holder’s option at a conversion price of $0.0001.

(7) Stockholders' Equity, Conversion Rates & Weighted Voting

The information which follows details the present shareholder structure of the Company and supplements the information contained in the Stockholder’s Equity section of the Company's financial statements:

●	20,000,000,000 shares of common stock, no par value, CUSIP: 60313P100 (soon to be changed to 60314D106), with 4,347,776,842 shares outstanding;

●	105,000 shares of Preferred Series A, no par value, CUSIP: N/A, with 105,000 shares outstanding, weighted voting whereby 1 share equals 3,000 votes;

●	33,000 shares of Preferred Series B, no par value, CUSIP: N/A, with 13,500 shares outstanding, convertible such that 1 share converts into 1,000 common shares, weighted voting whereby 1 share equals 1,000 votes;

●	100,000 shares of Preferred Series C, no par value, CUSIP: N/A, with 8,249 shares and 2,750 warrants to purchase 2,750 shares outstanding, convertible such that 1 share converts into 400,000 common shares, weighted voting whereby 1 share equals 400,000 votes;

●	35,000 shares of Preferred Series D, $25 par value, CUSIP: N/A, with 700 shares outstanding, convertible such that 1 share converts into 25,000 common shares, weighted voting whereby 1 share equals 25,000 votes;

●	7,100,000 shares of Preferred Series NMC, $25 par value, CUSIP: N/A, with 6,900,000 shares outstanding, convertible such that 1 share converts into 500 common shares, weighted voting whereby 1 share equals 500 votes; and

●	42,627,000 shares of as yet Undesignated Preferred, no par value, CUSIP: N/A, with 0 shares outstanding.

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(8) Subsequent Events

The Company has evaluated subsequent events through December 31, 2024, the date the financial statements were available to be issued, in accordance with ASC 855, Subsequent Events. Based on this evaluation, the Company identified the following non-recognized subsequent event:

Formation of Precious Metals LLC

On January 14, 2025, the Company formed a wholly owned subsidiary, Precious Metals LLC, under the laws of the State of Michigan, at a nominal cost of $50. The purpose of this entity is to facilitate potential future activities related to the matched purchases and sales of precious metals.

As of the date of this report:

●	The entity has not commenced operations;
●	No bank account has been opened;
●	No assets or liabilities have been acquired or incurred.

This event did not exist at the balance sheet date, and therefore, no adjustment to the financial statements as of December 31,2024, was required. However, disclosure is provided in accordance with ASC 855-10-50-1 due to its relevance to users of the financial statements in understanding the Company’s post-period structure and planning.

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Exhibit index:

Exhibit #	Description
3(i)	Articles of Incorporation
3(ii)	Bylaws
10.1	Advisor Consulting Agreement Template
10.2	Acquisition of Goldfield Intellectual Property (02-22-2024)
10.3	Acquisition of Goldfield Equipment and Inventory (03-26-2024)
10.4	Acquisition Agreement of NMC, Inc. Subsidiaries
10.5	Burgauer – Peckham Option Agreement and Amendment
10.6	MIS Consulting Inc. (Burgauer) Advisory Consulting Agreement
21.1	Subsidiaries of registrant California Precious Metals, LLC (NV)
21.2	Subsidiaries of registrant Peeples, Inc. (DE)
21.3	Subsidiaries of registrant RITE Precious Metals, LLC (MI)
23.1	Independent Registered Public Accounting Firm’s Consent

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MINERALRITE CORPORATION

Date: April 25, 2025	By:	/s/ James Burgauer
Name: James Burgauer
Title: CEO / President

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